As filed with the Securities and Exchange Commission on November 30, 1999
                                               Registration No. 333-88729


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ______________________________
                              AMENDMENT NO. 1 TO
                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ______________________________________

                                IMAGINON, INC.
                (Exact name of Registrant specified in charter)


            Delaware                        7372               84-1217733

     (State or Jurisdiction           (Primary Standard       (IRS Employer
of Incorporation or organization       Industrial Code)     Identification No.)


                          1313 LAUREL STREET, SUITE 1
                         SAN CARLOS, CALIFORNIA 94070
                              PHONE 650-596-9300
              (Address,including zip code, and telephone number,
                  including area code, Registrant's principal
                              executive offices)

                               DAVID M. SCHWARTZ
                          1313 LAUREL STREET, SUITE 1
                         SAN CARLOS, CALIFORNIA 94070
                              PHONE 650-596-9300
(Name, address and telephone number, including area code, of agent for service)

       Copies of communication, including all communication sent to the agent for service, should be sent to:

                              GERALD RASKIN, ESQ.
                             JOHN W. KELLOGG, ESQ.
             FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                         1400 GLENARM PLACE, SUITE 300
                            DENVER, COLORADO 80202
                                (303) 571-1400

                            ____________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

-----------------------------------------------------------------------------------------------------------------------------------
CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

Title of each class of securities          Amount to be            Proposed                Proposed             Amount of
       to be registered                    Registered (1)          Maximum                 Maximum             Registration
                                                               Offering Price Per          Aggregate                Fee
                                                                    Share (3)            Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                   2,836,905                 $2.34375              $6,648,997               $1,849
conversion of Series F Preferred
Stock (2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock issuable upon                     122,553                  $2.8125                $344,680                  $96
exercise of Group F Warrant
------------------------------------------------------------------------------------------------------------------------------------

TOTAL                                        2,959,458                                       $6,993,677            $1,945(4)
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c), the average of the bid and ask price of ImaginOn, Inc. common stock as quoted on the Nasdaq SmallCap Market on November 19, 1999 was 2.625.

(2) Represents 150% of the number of shares of common stock issuable upon conversion of the Series F Preferred Stock. The Registrant believes this is a reasonable estimate of the maximum number of shares issuable upon conversion of the series F preferred Stock.

(3) Pursuant to Rule 457(g), the proposed maximum offering price per share of common stock is $2.34375. The current exercise price of the Group F Warrant is $2.8125.

(4)      A registration fee of $1,945 was previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                  Prospectus

                        [LOGO OF IMAGINON APPEARS HERE]


                       2,959,458 shares of common stock


     This prospectus relates to the proposed sale from time to time of up to 2,959,458 shares of our common stock by the selling securityholder. The selling securityholder acquired its shares in connection with the Series F 12% Convertible Preferred Stock transaction. We will not receive any of the proceeds from the sale of these securities.

     The selling securityholder listed on page 15 is offering:

          . 1,891,270 shares of common stock issuable upon conversion of the Series F Convertible Preferred stock

          . 122,553 shares of common stock issuable upon exercise of the Group F Warrant

     An additional 945,635 shares of common stock are being registered and issued pursuant to the registration rights agreement.

     The selling securityholder may sell all or any portion of its shares of common stock in one or more transactions on the Nasdaq SmallCap Market or in private, negotiated transactions. The selling securityholder will pay all selling expenses, including any brokerage commissions. ImaginOn will pay the registration fee.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

     Our common stock trades on the Nasdaq SmallCap Market under the symbol IMON. On November 19, 1999, the last reported sale price of our common stock was $2.625 per share.

     Our business materially changed after December 31, 1998.

     This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
An investment in the stock of ImaginOn involves a high degree of risk. The shares should only be purchased by persons who can afford a complete loss. See "Risk Factors" beginning on page 8

--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            _______________________



             The date of this prospectus is November 30, 1999

                                 TABLE OF CONTENTS

     History.............................................................................................   -3-

     Prospectus Summary..................................................................................   -4-

     Risk factors........................................................................................   -8-

     Forward-looking statements..........................................................................  -13-

     Use of Proceeds.....................................................................................  -13-

     Dividend Policy.....................................................................................  -13-

     Price Range of Our Common Stock.....................................................................  -14-

     Selling Securityholder..............................................................................  -15-

     Selected financial data.............................................................................  -16-

     Business............................................................................................  -18-

     Management discussion and analysis of financial condition and results of operations.................  -29-

     Management..........................................................................................  -41-

     Certain relationships and related transactions......................................................  -49-

     Description of Securities...........................................................................  -50-

     Plan of distribution................................................................................  -55-

     Legal matters.......................................................................................  -56-

     Experts.............................................................................................  -56-

     Where you can find more information.................................................................  -57-

     Glossary............................................................................................  -58-

     Index to financial statements.......................................................................   F-1

                                    History

     Prior to January 20, 1999, the company operated under the name of California Pro Sports, Inc. and we imported and distributed products in three participant sport categories:

          .  in-line skates,
          .  hockey equipment, and
          .  snowboard equipment

     However, we were not successful in these businesses and sold the assets related to these businesses in 1997. During 1998 we commenced negotiations with ImaginOn.com and on January 20, 1999 we merged with ImaginOn.com and changed our name to ImaginOn, Inc.

     You will read about our operations under the name California Pro Sports, Inc., in several sections of this prospectus, including, the Summary financial statements, Selected historical financial statements, Business, Management's discussion and analysis of financial conditions and results of operations, and our Consolidated financial statements. However, the information you will read about California Pro Sports, Inc. is mainly historical and does not reflect our
current operations as an information technology company.   Below is a schematic
drawing of the structure of our company and its subsidiaries.

                            [DIAGRAM APPEARS HERE]

                              Prospectus Summary

     The following summary contains only basic information about this offering. It likely does not contain all information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document, including the "Risk Factors" beginning on page 8, the financial statements and all notes to the financial statements.


ImaginOn's business

     We are an information technology company comprised of three operating units, ImaginOn.com, our technology development division, iNOW, Inc. our Internet service division, and ImaginOn Digital Productions, Inc., our advertising supported content production division. We offer connectivity, hosting and website design services and software applications. David Schwartz and Leonard Kain started ImaginOn in 1996 to develop better ways for businesses and consumers to take advantage of the Internet and personal computers. Initially, we are targeting business and institutional Internet users in two related markets:

     . Internet connection services; and

     . Internet-based value added software.

     Our patented core software technology, Transformational Database Processing and Playback has two primary functions:

     . scanning large data sources such as the Internet with an "expert" system to select and organize the most useful and relevant parts;

     . playing back the families of selected data under the interactive control of the user for entertainment or information purposes.

     Our core technology has three components:

     . database analysis
     . network synthesis, and
     . real-time adaptive playback.

     The goal of imon.com is to make the Internet easier and more productive for small businesses, educational institutions, and individuals. Imon.com integrates our WebZinger research engine, WorldCities 2000 Series of interactive travel planners, sellONstream video e-commerce solutions and Resorts 2000 virtual destinations. Additionally, imon.com offers a downloadable software tool,

     We have three product lines:

     . WebZinger(R) is a data mining "Research Engine" that not only searches
       ---------
     the Web, but also downloads website highlights, then formats those into a graphic slide show, complete with audio and video presented in a printable and browsable report.

     . WorldCities 2000(TM) and Resorts 2000(TM) is a series of interactive
       -----------------------------------------
     travel planners that facilitates "virtual tourism" by using CD/DVD or broadband integrated web access to deliver up to 120 minutes of TV quality video in-depth topical information and providing links to over 1,000 Websites and e-commerce sites.

     . sellONstream(TM) is an e-commerce solution used by advertisers who want
       ----------------
     to sell products via the Web and at the same time use full-bandwidth video content to motivate buyers with highly entertaining product-related pitches and one-click access to e-commerce websites

     On October 26, 1999, we launched our own high bandwidth Internet portal "imon.com"(TM), that uses high bandwidth capabilities of ImaginOn's patented technology in a wide variety of user applications, including:

     . advanced on-line research,
     . interactive travel planning,
     . video e-commerce, and
     . interactive movies and gameplay.

"ImaginAuthor", to corporate training departments and educational content developers for creating learning on demand applications. Imon.com's features will be useful in interactive education/training and interactive advertising markets.

Market segment

     The Internet service provider industry is a rapidly growing $20 billion per year industry. Currently, iNOW is a very small Internet service provider, serving the San Francisco Bay area.

     Internet portals, such as Yahoo! and Excite, comprise an industry segment estimated to be over $4 billion per year and growing. This industry segment is made up of a relatively small number of brand-name portals.

Industry and competition

     We have no direct competitor in the high bandwidth interactive streaming video authoring and playback software business. Among the competitors that provide parts that can be used to build a similar, lower performance system, are RealNetworks, Oracle and Macromedia.

     We have no competitor in the Content Management Systems business. Among the competitors that provide part of the solution, are Oracle and Macromedia.

     Within the Internet "search engine" marketplace, there are at least two dozen products aimed at Web users for the purpose of searching the Internet.
All of these search engines are primarily list generators; leaving the actual data evaluation and retrieval to the user. The few search engines that do offer media retrieval, do not provide much control or formatting of the output. Positioned as a Research Engine, WebZinger finds and retrieves media assets from the Web and presents them in a printable and browsable report.

Strategy

     We compete with numerous companies, large and small, that offer Internet and software services. Our competitive advantage is derived from our relationship to imon.com, our Internet portal that we launched October 26, 1999. Imon.com will compete with many larger, more well known portals in the Internet portal industry segment. Imon.com's advantages are based on our unique patented technology that implements interactive video and media-intensive data mining. We anticipate that revenues will be generated by ISP services, license agreements, memberships, advertising and commissions stemming from video e-commerce sales.

     . The market for Internet products and computer software evolves rapidly and is characterized by numerous industry participants with technology that may dominate the market for Internet products and computer software.

     New products created with our tools are characterized by seamless real-time access to video, audio, graphics, text, HTML and 3D objects from multiple remote or local databases. We will license our tool set to businesses for building e-commerce, data mining, interactive entertainment and training applications.

                                 Risk factors

     In connection with an investment in ImaginOn you should consider the following risk factors which are more fully discussed beginning on Page 8:

     . You may experience substantial dilution.

     . We are a development stage company and do not have a relevant operating history to evaluate our performance or prospects.

     . We will require additional financial resources to fund our new product development and growth. The failure to acquire additional funding could impede new product development and growth and ultimately affect our performance and prospects.

     . Our earnings growth depends primarily upon market acceptance of our software products. Our products may not be able to be successfully marketed or achieve customer acceptance.

     . Our success is heavily dependent upon unpredictable consumer approval of our products.

     . Slow development of new or replacement software or products offered could cause us to experience:

          . lower operating revenues
          . lower net revenues
          . lower cash flows
          . less liquidity

     . We are dependent upon our founders and executive officers. The loss of the services of either individual could have a material adverse effect on our business and prospects. We do not hold "key-person" life insurance on either of our founders.

     . We entered into agreements and informal relationships with other software and computer companies that if terminated or altered could have any of the following effects:

          . limit or eliminate the market for our products
          . limit or eliminate public recognition of the "ImaginOn" name . reduce revenues
          . lower cash flows
          . impair liquidity

     . Effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products and media properties will be distributed or made available through the Internet.

     . We could be held liable for some of the services we provide or may be held liable for Year 2000 problems.

                                   Offering

Shares offered      The selling securityholder is offering up to 2,013,823of the aggregate 2,959,458 shares of common stock to be registered.

Public price        The shares will be sold to the public at the prevailing
                    market price at the time of sale.

Use of proceeds     The net proceeds for the sale of the shares will be paid to the selling securityholder. We will not receive any of the proceeds from this offering, except to the extent that any of the warrants are exercised. See "Use of Proceeds".

     Our common stock currently trades on the Nasdaq SmallCap Market under the symbol "IMON".

                          Principal Executive Offices

     Our principal executive offices are located at 1313 Laurel Street, Suite 1 San Carlos, CA 94070. Our telephone number is (650) 596-9300.

              Summary historical & selected financial information

     The following presents our summary financial information. You should also refer to the more complete information contained in the consolidated financial statements and the section entitled "Management discussion and analysis of financial condition and results of operations."


                                                  Nine Months Ended September 30                   Years Ended December 31
                                               -----------------------------------           ------------------------------------
                                                  1999(2)                1998(1)                1998(1)                  1997
                                               ------------           ------------           ------------            ------------
STATEMENT OF
OPERATIONS DATA:

Net Sales                                      $    259,783           $        223           $          0            $  9,087,767

Gross Profit                                        161,244                    223                      0               1,642,423

Loss
from operations                                  (4,906,801)            (1,252,341)            (2,729,826)             (4,075,182)

Loss
before extraordinary item                        (4,854,090)            (1,294,663)            (3,497,587)             (5,192,920)

Net loss                                         (4,854,090)            (1,294,663)            (3,497,587)             (4,809,215)

Net loss applicable to common
shareholders                                    ($6,064,019)           ($1,294,663)           ($4,617,587)            ($4,809,215)
                                               ============           ============           ============            ============

Earnings (loss)
per share:
before extraordinary items                            ($.16)                 ($.06)                ($0.48)                 ($0.94)

Extraordinary item                                       --                     --                     --                    0.07
                                               ------------           ------------           ------------            ------------

Loss per common share                                 ($.16)                 ($.06)                ($0.48)                 ($0.87)
                                               ============           ============           ============            ============

Weighted average common shares
outstanding                                      37,786,268             20,581,152              9,549,353               5,544,833
                                               ============           ============           ============            ============


                                               September 30,              December 31,
                                                   1999                       1998
                                               -------------              ------------
BALANCE SHEET DATA:

Current assets                                 $  3,639,410               $  2,304,830

Total assets                                      6,116,199                  2,558,615

Working capital                                   2,854,303                    807,733

Shareholders' equity                              5,331,092                  1,005,198

(1) During 1998 we did not have any significant revenues.

(2) On January 20, 1999, the company completed a merger with ImaginOn.com, Inc.
(IMON). The transaction was recorded as an acquisition of ImaginOn, Inc. by IMON and a recapitalization of IMON.

                                 Risk factors

     You should consider carefully the following risk factors, as well as the other information contained in this prospectus, before making an investment in the common stock. Any one or a combination of these risk factors may have a material adverse effect on us.

We have outstanding convertible securities that may cause substantial dilution to holders of our common stock.

     The conversion terms of our outstanding Series F Preferred Stock may cause substantial dilution in the book value per share of our common stock. The conversion feature in the Series F Preferred Stock allows the selling securityholder to purchase increasing shares of common stock as a result of a decreasing common stock price including but not limited to the following circumstances:


     . To the extent that the selling securityholder converts or exercises and then sells common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling securityholder to convert or exercise remaining Series F Convertible Preferred Stock into greater amounts of common stock, the sales of which would further depress the stock price.

     . The significant downward pressure on the price of the common stock could encourage short sales and consequently place further downward pressure on the price of the common stock.

     . The conversion of the Series F Convertible Preferred Stock or exercise of warrants may result in substantial dilution to the interests of other holders of common stock.


     Since we cannot know the conversion price of the Series F Preferred Stock until notice of conversion has been provided by the selling securityholder, we cannot currently determine how many shares of common stock we will need to issue upon conversion of the Series F Preferred Stock. However, pursuant to the registration rights agreement we are required to register 150% of the shares ImaginOn common stock convertible from the Series F convertible preferred stock which at the current conversion price is 2,959,458 shares of common stock. For examples of the number of shares issuable upon certain changes in the conversion price see "Description of securities".

We are a development stage company with no relevant operating history to evaluate performance or prospects.

     We are a development stage company and have only been operating in the information technology industry since 1996. We have no relevant operating history upon which we can evaluate our performance and prospects. We face all the risks common to companies in their early stage of development, including:

     .  undercapitalization;
     .  cash shortages;
     .  high capital expenditures;
     .  unproven business model;
     . difficulties in managing rapid growth; and . lack of sufficient customers, revenue and cash flow

     Although our founders have experience in developing and commercializing new products based on innovative technologies, unanticipated expenses, problems or technical difficulties could occur which would result in material delays in product commercialization. Our efforts may not result in successful product commercialization.

We will need additional capital to fund operations.

     We will require additional financial resources to fund our new product development and growth. Although we are actively exploring options for funding, we have received no commitment from any person or source for that financing, and adequate financing may not be available on reasonable terms. Our failure to acquire additional funding when required could impede new product development and growth and, ultimately, our performance and prospects.

Our earnings growth is dependent upon acceptance of our products.

     Our earnings growth depends primarily upon market acceptance of our software products. Our products may not be able to be successfully marketed or achieve customer acceptance.

Our success depends on the introduction of new products and product enhancements.

     Our success in the software development business is heavily dependent upon the timely introduction of successful new products or enhancements of existing products to replace declining revenues from products at the latter stage of a product cycle. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, we may experience:

     .   lower operating revenues
     .   lower net revenues
     .   lower cash flows
     .   less liquidity

Production delays could inhibit our success.

     The process of developing our software products is extremely complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and we may experience:

     .   lower operating revenues
     .   lower net revenues
     .   lower cash flows
     .   less liquidity

We operate in a developing market with increasing participants.

     The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. Although we believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those we possesses, it is possible that a single supplier may dominate one or more market segments. Additionally, there may be insufficient market acceptance of our products because the market for Internet products and computer software changes rapidly.

We face significant competition from other providers of Internet products and computer software.

     The markets that we intend to enter for our Internet products and computer software are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. Further, the cost barriers to these markets are relatively low, which means our competitors range from small companies with limited resources to large, more established companies. Some competitors, regardless of size, have substantially greater financial, technical, marketing, distribution, personnel and other resources. For example, current and future competitors with greater financial resources than us may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and co-development partners than us. It is possible that we may not have the resources to withstand these and other competitive forces.

We may become subject to government regulation.

     We are not currently subject to direct regulation by any government agency in the United States, other than general business regulations applicable to conduct businesses generally. Currently there are few laws or regulations regarding access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. These laws or regulations, if adopted, could also limit the growth of the Internet, which could, in turn, decrease the demand for our proposed products and services and increase our cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects.

We are heavily dependent on our management.

     Our success depends upon the personal efforts of our President and Chief Executive Officer, David M. Schwartz, and our Vice President of Engineering, Leonard W. Kain. The loss of the services of either individual could have a material adverse effect on our business and prospects. We do not have "key-person" life insurance on Messrs. Schwartz or Kain.

Our success is linked to our ability to hire and maintain personnel.

     Our success depends on our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel.

We are dependent on contracts with other companies for promotion of our products and reputation.

     We have entered into agreements and informal relationships with other software and computer companies under which the companies will use our products. We believe these arrangements are important to the promotion of our products and the public recognition of the "ImaginOn" name. These arrangements typically are not exclusive, and may be terminable upon little or no notice. Termination or alteration of these agreements could have any of the following effects on us:

     . limit or eliminate the market for our products
     . limit or eliminate public recognition of the "ImaginOn" name . reduce revenues
     . lower cash flows
     . impair liquidity

We regard our patented technology as proprietary.

     Our success and ability to compete is dependent on our proprietary technology. We regard our technology as proprietary and we rely primarily on U.S. patent, trademark, copyright, trade secret laws, third-party non-disclosure agreements and other methods to protect our proprietary rights. The steps taken by us to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, and similar proprietary rights. Additionally, effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products and media properties will be distributed or made available through the Internet.

We could be held liable for some of our services.

     Because materials may be downloaded by the online or Internet services operated or facilitated by us and may be subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of these materials. These types of claims have been brought, and sometimes successfully pressed, against online service providers. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any impositions of liability or legal defense expenses are not covered by insurance or in excess of insurance coverage could effect our revenues, cash-flow and/or liquidity.

We could be affected by Year 2000.

     We are aware of the issues associated with the programming code and embedded technology in existing systems as the Year 2000 approaches. The "Year 2000 Issue" arises from the potential for computers to fail or operate incorrectly because the programs incorrectly interpret the two digit date fields "00" as 1900 or some other year, rather than the Year 2000. The year 2000 issue creates risk for us from unforeseen problems in its own computer systems and from third parties, including customers, vendors, banks etc. Failures of our and/or third parties' computer systems could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect our results of operations, liquidity, and financial condition, though the impact is unknown at this time.

     To minimize this risk, in the first quarter 1999, our board of directors and management went through a series of Year 2000 questionnaires and assessments that would impact our entire operation. These questionnaires and assessments revealed no significant issues with our Internet service provider, technology infrastructure, facilities or products. Certain vendors/partners/third parties themselves have significant Year 2000 programs, the successes of which are also important to us. We are establishing a contingency plan for each critical partner, the activation of which will be dependent on the failure of the vendor/partner/third party to achieve key milestones in their programs. The total cost of Year 2000 activities is not expected to be material to our operations, liquidity or capital resources. Costs are being managed within each department unit. The total estimated costs are not expected to exceed $20,000. Cost excludes expenditures for replacement systems.

     While we believe that our efforts to address Year 2000 issues will be successfully completed in a timely manner; we recognize that failing to resolve Year 2000 issues could increase costs and limit our ability to conduct business operations as well as limit customers utilization of the Internet services which we provide.

     The anticipated costs and timeliness of completion of Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain resources and third party modification plans. However, these estimates and assumptions may turn out to be inaccurate.

     Some commentators have stated that a significant amount of litigation will arise out of Year 2000 compliance issues, and we are aware of a growing number of lawsuits against other software vendors. Because of the unprecedented nature of such litigation, it is uncertain whether or to what extent we may be affected.

                          Forward-looking statements

     All statements contained in this prospectus, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The "Risk factors" section of this prospectus, commencing on page 8, summarizes certain material risks and uncertainties that could cause our actual results to differ materially. In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks described herein and should not place undue reliance on any forward-looking statements.


                                Use of Proceeds

     We will not receive any proceeds from the issuance of the shares of common stock issued upon conversion of the Series F Preferred Stock. We will receive approximately $344,680 from the exercise of the Group F Warrant to purchase 122,553 shares of our common stock. However, we do not expect to receive these proceeds until the exercise price of the Group F Warrant is below the market price of our common stock. If we do receive proceeds, the proceeds from the exercise of the Group F Warrants will be used for working capital.

                                Dividend Policy

     We have not paid any dividends since our inception and do not intend to pay any dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to fund operations and continue development of our business.

                        Price Range of Our Common Stock

     Our securities have been traded over-the-counter since January 18, 1995 and were quoted on the Nasdaq SmallCap Market under the symbols CALP and CALPW, respectively through January 3, 1999. On December 18, 1998, we changed our name from California Pro Sports, Inc. to ImaginOn, Inc. On January 4, 1999, the common stock and publically traded warrants began to trade under the symbols IMON and IMONW, respectively. On June 7, 1999 our publically traded warrants were redeemed and are no longer traded. The following table sets forth the range of high and low bid prices of our common stock and warrants as quoted by Nasdaq. These market quotations reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                              Common Stock              Warrants
                                               Bid Prices              Bid Prices
                                               ----------              ----------
                1999                         High         Low         High        Low
                ----                        -------     -------    --------    -------
    First Quarter (1/1/99-3/31/99)          $ 15.25     $1.1875    $ 12.375    $.71875
    Second Quarter(4/1/99-6/30/99)          $5.8125     $1.9375    $   3.75    $.90625
    Third Quarter (7/01/99-9/30/99)         $3.7183     $1.5625           *          *

                1998
                ----
    First Quarter (1/1/98-3/31/98)          $ 1.625     $ 1.125    $  .8125    $ .4375
    Second Quarter (4/1/98-6/30/98)         $1.9375     $1.1875    $   .875    $   .50
    Third Quarter (7/1/98-9/30/98)          $  1.50     $   .75    $  .6875    $ .4375
    Fourth Quarter (10/1/98-12/31/98)       $ 2.625     $   .50    $  1.375    $   .25

                1997
                ----
    First Quarter (1/1/97-3/31/97)          $1.5312     $ .8125    $ .40625    $   .25
    Second Quarter (4/1/9-6/30/97)          $  2.00     $ .9375    $  .6875    $.21875
    Third Quarter (7/1/97-9/30/97)          $ 2.375     $ 1.375    $    .75    $ .4375
    Fourth Quarter (10/1/97-12/31/97)       $3.0625     $1.0625    $1.15623    $ .6875

      As of November 19, 1999, there were approximately 335 record holders of ImaginOn common stock.

* Warrants were redeemed June 7, 1999 and no longer trade.

                            Selling Securityholder

      The following table lists the securities to be registered and offered for sale by the selling securityholder including the total number of shares to be registered by this registration statement. The term "selling securityholder" include donees, pledgees, transferees and other successors in interest selling shares received from the selling securityholder after the date of this prospectus.


      Because the selling securityholder may offer all or part of the shares of common stock received upon conversion of the Series F Convertible Preferred Stock or exercise of the Group F Warrant and because this offering is not being underwritten on a firm commitment basis. No estimate can be given as to the number of shares of common stock that the selling securityholder is going to sell. Pursuant to the registration rights agreement, ImaginOn is required to register 150% of the estimated number of shares of common stock issuable upon conversion of the Series F Preferred Stock. We believe this is a reasonable estimate of the maximum number of shares issuable upon conversion. The shares of common stock received upon conversion of the Series F Convertible Preferred Stock or exercise of the Group F Warrant offered by this prospectus may be offered from time to time by the selling securityholder.

      On May 4,1999 we sold 4,000 shares of the Series F Preferred Stock to Gage LLC and the Group F Warrant to purchase 122,553 shares of common stock. The net proceeds from this transaction of approximately $3,042,000, were utilized to redeem the remaining 2,510 shares of our then outstanding Series D Preferred Stock and the Series E Preferred Stock and to fund operating expenses. For a more detailed description of this transaction see "Description of securities" beginning on page 50, and "Plan of distribution."

                               Shares underlying
         warrants and convertible preferred stock to be registered and offered by the selling securityholder


-----------------------------------------------------------------------------------------------------------------
                     Shares of                               Total           Amount of
                    common stock         Shares of         shares of        common stock         Percent of
                   issuable upon        common stock     common stock to      owned by        outstanding common
    Selling      conversion of the      exercisable      be offered for     securityholder     stock owned by
 securityholder  Series F Preferred    underlying the    securityholder's     after the       securityholder after
     name             Stock           Group F Warrant       account(1)       offering(2)        the offering(2)
Gage LLC                 1,891,270            122,553           2,013,823              [0]                   [0]
-----------------------------------------------------------------------------------------------------------------

___________________

(1) The selling securityholder may offer all or part of the shares of common stock received upon the conversion of the Series F Convertible Preferred Stock and exercise of the Group F Warrant.

(2) Securityholder cannot hold at any one time more than 4.99% of the outstanding common stock. Prior to the offering, the securityholder could not convert the Series F Preferred Stock and currently does not own ImaginOn common stock. The registration rights agreement requires ImaginOn to register up to 150% of the number of shares of common stock convertible from the Series F Preferred Stock which would be 2,959,458 shares of common stock. This percentage is based on the 44,016,129 shares of common stock outstanding as of November 19, 1999.

Selected financial data

     The following table sets forth for the periods indicated, selected consolidated financial data. The consolidated balance sheets and statements of operations data as of and for each of the years ended December 31, 1998, 1997, 1996, 1995, and 1994 have been derived from our consolidated financial statements which have been audited by Gelfond Hochstadt Pangburn & Co. The consolidated balance sheet data and consolidated statement of operations data as of September 30, 1999, and for each of the nine month periods ended September 30, 1999 and September 30, 1998, have been derived from unaudited consolidated financial statements. In our opinion, the unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements, and the unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustment, necessary for a fair presentation of our results of operations and financial position for these periods. The historical results are not necessarily indicative of results to be expected for any future period. The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements appearing elsewhere in this prospectus.

                                     September 30                                  Years Ended December 31
                               --------------------------     --------------------------------------------------------------------

                                  1999(2)      1998(1)          1998(1)         1997          1996           1995         1994
                                  ----         ----             ----            ----          ----           ----         -----
STATEMENT OF
OPERATIONS DATA:

Net Sales                      $    259,783  $        223             ---    $  9,087,767  $ 16,952,904   $17,128,711  $16,468,567

Gross Profit                        161,244           223             ---       1,642,423     2,891,870     4,973,168    4,603,835

Income (loss)                   ($4,906,801)  ($1,252,341)    ($2,729,826)    ($4,075,182)  ($4,690,853)  $   428,847  $   302,126
from operations

Income (loss) before
extraordinary item              ($4,854,090)  ($1,294,663)    ($3,497,587)    ($5,192,920)  ($5,575,882)  $    35,456    ($170,518)
                               ============  ============     ===========    ============  ============   ===========  ===========

Extraordinary item                       --            --              --         383,705            --            --           --
                               ------------  ------------     -----------    ------------  ------------   -----------  -----------

Net income (loss)               ($4,854,090)  ($1,294,663)    ($3,497,587)    ($4,809,215)  ($5,575,882)  $    35,456    ($170,518)

Net income (loss) applicable
to common shareholders          ($6,064,019)  ($1,294,663)    ($4,617,587)    ($4,809,215)  ($5,575,882)  $    35,456    ($170,518)
                               ============  ============     ===========    ============  ============   ===========  ===========

Earnings (loss)
per share:
before extraordinary items            ($.16)        ($.06)         ($0.48)         ($0.94)       ($1.37)        $0.01       ($0.08)

Extraordinary item                       --            --              --            0.07            --            --           --
                               ------------  ------------     -----------    ------------  ------------   -----------  -----------

Loss per common share                 ($.16)        ($.06)         ($0.48)         ($0.87)       ($1.37)        $0.01       ($0.08)
                               ============  ============     ===========    ============  ============   ===========  ===========

Weighted average common
shares outstanding               37,786,268    20,581,152       9,549,353       5,544,833     4,078,864     3,599,320    2,225,054
                               ============  ============     ===========    ============  ============   ===========  ===========

                                      September 30,                                         December 31,
                               --------------------------    ---------------------------------------------------------------------

                                   1999          1998            1998            1997          1996          1995         1994
                                   ----          ----            ----            ----          ----          ----         ----
BALANCE SHEET DATA:

Current assets                 $  3,639,410  $  3,262,552    $  2,304,830    $  1,377,907  $ 10,676,181   $ 7,699,602  $ 7,452,510

Total assets                      6,116,199     3,984,172       2,558,615       2,268,627    21,069,743    10,290,350   10,181,601

Working capital (deficiency)      2,854,303     1,646,195         807,733        (400,625)   (5,263,933)    2,399,163   (2,748,900)

Shareholders' equity
(deficiency)                      5,331,092     2,337,160       1,005,198         104,946     1,074,255     4,989,350      (19,809)


(1) During 1998 we did not have any significant revenues.

(2) On January 20, 1999, the company completed a merger with ImaginOn.com, Inc.
(IMON)The transaction was recorded as an acquisition of ImaginOn, Inc. by IMON and a recapitalization of IMON.

                                   Business

     You should note that our business materially changed after December 31, 1998. We no longer are a participant in the in-line skate, hockey or snowboard business. We are now an information technology company. Except as otherwise described in this prospectus, the information in this prospectus is given through September 30, 1999.

Overview

     We are an information technology company comprised of three operating units, ImaginOn.com, iNOW, Inc., and ImaginOn Digital Productions, all three located in California. ImaginOn.com is the technology development division, iNOW is the Internet services division, and ImaginOn Digital Productions is the advertiser-supported content producer division. David Schwartz and Leonard Kain started ImaginOn in 1996 to develop better ways for businesses and consumers to take advantage of the Internet and personal computers. On January 20, 1999, ImaginOn became a public company by completing a merger with California Pro Sports, Inc., "CALP", in which their shareholders retained 40% ownership of the merged entity and no representation on the ImaginOn Board of Directors. All business operations of CALP were discontinued prior to the merger and the name was changed to ImaginOn, Inc. ImaginOn currently trades on the Nasdaq SmallCap Market under the symbol "IMON".

     Since our inception, we have been engaged primarily in product development activities. David M. Schwartz, our Chief Executive Officer, negotiated with JT Storage, Inc., successor to Atari, Inc., for the purchase of the GameFilm tools, know-how and a license for the GameFilm technology which he invented while a vice president at Atari. In addition, Mr. Schwartz, in collaboration with Mr. Leonard W. Kain, invented and patented our Transformational Database Processing and Playback "TDPP", technology. Both Mr. Schwartz and Mr. Kain assigned the patent to ImaginOn.

     In pursuing our business strategy, we have sought to take advantage of our own patented TDPP technology and tool set to build and market innovative and unique Internet application and software products quickly and at low cost. During 1996, we concentrated on developing our intellectual property position. A U.S. patent covering our core technology, TDPP was filed in December 1996 and granted on May 18, 1999. During 1997, we hired our core staff, set up our offices and developed our tool set. Marketing activities were limited to web site development and trade show participation in the booths of Intel and Sun Microsystems. In 1998, we developed software applications based on our technology and began field testing our software. Since becoming a publicly owned company in 1999, we have concentrated on building a sales/marketing organization and growing the business by acquisitions, while continuing product development.

     We currently have three product lines in the marketplace:

     .  WebZinger(R);
     .  WorldCities 2000; and
     .  sellONstream

     In addition using our patented TDPP technology, these three products were created using the license for the Game Film technology and know-how invented by David Schwartz, one of our founders. Marketing and advertising began its ramp up in the second quarter of 1999, with the first WebZinger ad for schools placed during March 1999 in the Educational Technology Institute Spring 1999 Exploria catalog. The first advertisement for WorldCities 2000 was placed during May 1999 in Sunset Magazine. The first sellONstream ad was placed on July 12, 1999 in AdWeek, Marketing Week and MediaWeek Magazines (in the Marketing With Video, DVD & CD-ROM Sourcebook). As recently as November 1998, ImaginOn, Inc. employed only five full time staff, and has now grown to a team of 46 people including engineers, managers, software developers, administrators, consultants, and contractors. Currently we lease approximately 5,000 square feet of office space.

     iNOW is an Internet Service Provider that offers dial up modem services; dial up dedicated; ISDN Dial-up; ISDN for LAN; Frame Relay; Full and Fractional Leased T1services and DSL services. Additional services include World Wide Web server central office locations and space rental, secure transaction servers, World Wide Web page authoring, domain name service, networking hardware sales, and consulting services such as needs/cost analysis. iNOW currently covers all of the San Francisco Bay Area and plans to serve the fifteen largest metropolitan cities within the United States by the end of 2000. iNOW's prime target markets are the thousands of home offices and small and medium-sized businesses in Northern California. iNOW offers DSL, or Digital Subscriber Line, a group of technologies that deliver high-speed connections over existing telephone copper wiring. The two-wire copper phone line from a telephone company's central office to a customer's premise is often referred to as "the last mile". This "last mile" of copper wiring has long been the bottleneck to providing fast data services to homes and businesses. DSL utilizes a new line-coding scheme that allows very high-speed, affordable connections over this last mile for the first time. DSL connections are "always on" or "always connected". This means that users don't need to dial up each time they want a connection to the network. Another benefit of having a "dedicated connection" is the fact that busy signals and dropped connections will never again be an issue with the Internet service. With iNOW's SDSL (Symmetric DSL) Service, a corporate LAN will have bandwidth of up to 1.530 Mbps to the Internet for both uploads and downloads. This is not the case with ADSL (Asymmetric DSL), which is limited to 384 kbps for uploads. At the click of an icon, iNOW DSL Service gives a dedicated connection to destination without having to wait for the call to be set up or get annoying busy signals. The main difference between ADSL and SDSL is that ADSL upload and download speeds are different. You can download much faster than you can upload. SDSL offers the same speed in both directions.

     Imagine Digital Productions, Inc., "IDP", is our multimedia production studio and publishing subsidiary. IDP's prime business is the development of proprietary CD-ROM products and Internet multimedia Web sites on a contract basis for resort area advertisers. IDP technology is used to develop Internet technologies including virtual panoramas, streaming multimedia and real-time database. The IDP technology and our TDPP technology will be integrated to develop our WorldCities 2000 and Resorts 2000 advertiser destination applications and travel planners.

Our Technology

     The core software technology invented by our founders, TDPP, is protected by a U.S. patent. Our technology has two primary functions;

     .    authoring media intensive data objects; and
     .    playback of media intensive data objects.

     On the authoring side, our technology enables automated data collection and structuring, manually-guided collection and structuring, or a combination of automated and manual operations. Typically, our authoring processes are used to create finished knowledge or entertainment content, based on vast, scattered and/or noisy sources, such as the Internet or existing data warehouses. On the playback side, our technology enables distribution, access and manipulation of interactive high bandwidth content, such as streaming video. Unlike RealNetworks, or Broadcast.com, our technology is focused primarily on interactivity. Our interactivity goes beyond simple click-throughs. Real-time seamless branching of video, and simultaneous real-time seamless integration of Web data in video are fundamentally new features created by our technology.




     Our core technology, TDPP has three components:

     .    database analysis
     .    network synthesis
     .    real-time adaptive playback

     The source database for our analysis can be any data file or set of data files which may contain multiple classes of data, such as text, video or audio. In the case of WebZinger, the source database is the entire World Wide Web, where allowable data classes are images, movies, audio, text, HTML and Java applets. In the case of WorldCities 2000, the source database contains text, URLs, video, and audio files. During database analysis, filters based on selection criteria are used to screen out irrelevant data and accept desirable data. The organization of the data with respect to its position in the database is preserved.




     Our network synthesis is the process of creating a "playable" network consisting of data items and decision points. The synthetic network is hierarchical and tree-like in that it is the software equivalent of a "trunk",

"branches" and "leaves". Decision nodes connect the "branches" to the "trunk" and the "leaves" to the "branches". The distance from the trunk at which a data item or "leaf" is placed out on a "branch" is usually determined by its quality of match to the database analysis criteria. The network synthesis process can be entirely automatic, or manually guided.

     Our real-time playback is the part of TDPP technology that most users see. The desired data items selected during database analysis are organized within a synthetic network and played in real time, sequentially and seamlessly. When the synthetic network contains solely digitized film clips, the resulting playback forms an interactive movie. If the network is populated with still images, such as Web pages, the network playback forms an interactive slide show. Our network filled with text pages is a hypertext electronic book, magazine or newspaper. Our synthetic networks can be layered one on top of the other, with live cross-references. For example, in our WorldCities 2000 interactive travel planners, a network made of video clips references the Web, providing a whole new way of navigating data space visually.

Our software tools

     The embodiment of the patented TDPP technology is a set of 12 software tools. Each tool can be used as a stand-alone application when needed, plus each tool is designed to communicate and inter-operate with every other tool in the set. We package our tool set as a content management system. This tool set package is marketed as an enterprise solution for delivering learning on demand. To date no revenues have been recognized for this product. In the hands of webmasters and programmers, these tools are used to create new applications and content. New products created with our tools are characterized by seamless real-time access to video, audio, graphics, text, HTML and 3D objects from multiple remote or local databases. With our core technology secured by patent, we will license our tool set to businesses for building e-commerce, data mining, interactive entertainment and training applications. This technology is incorporated in its three major desktop-based product lines:

     .    the WebZinger Research Engine family,
     . WorldCities 2000 and Resorts 2000 Series of CD/Web interactive travel planners, and
     .    sellONstream e-commerce solutions.

     Our technology is Internet based with the opening of the imon.com Internet portal.

     The following tools were created using our patented TDPP technology:

     Smart Buffer reads the compiled network of links and objects, then fetches data ahead of time, from disk or network, so Presenter, another of our software tools described below, never has to stop or pause during playback.

     User Profiler monitors the playback of data objects and decisions made by the user with respect to those objects. The user profile derived from this history can be used to automate playback as well as adapt playback to the user's preferences.

     Formatter normalizes data objects so that they can be displayed or played in real time. This process can be lossy or lossless, depending on user requirements.

     Live Linker manages a list of active Web addresses and the pointers to specific data objects in the playback stream, enabling the Browser tool to include live Web pages side by side with "canned" data objects, such as video recordings. Live Linker is used to create the hybrid of CD data plus Web pages, as in WorldCities 2000.

     Network Analyzer takes a text description of a complex network, such as the netlist of a drawing tree or a schematic diagram and determines the system requirements for real-time playback of the data elements, or objects.

     Network Builder constructs a synthetic network of data elements or objects that can be traversed in real time.

     Network Compiler takes the netlist created by Network Builder and data objects processed by Formatter and generates an output file that Presenter can use.

     Network Walker traverses a data network such as a LAN or the Internet and compiles a map that can be utilized by our other tools. Network Walker is guided by user-controlled parameters.

     Browser allows users to visit websites and hyperlink to other websites. It is similar in functionality to Microsoft Internet Explorer and Netscape Navigator, but does not have features like email and editing.

     Filter filters data sets or data objects to determine the degree of match to a set of user-defined parameters. The filtering process is based on the digital signal processing (DSP) model in which filters can be cascaded, tapped and fed back on each other in many configurations.

     Presenter displays, or plays back, data objects to the user in real time. Presenter allows the user to make real-time choices among data objects as they are played back.

     Search Driver contains a set of parameters and interfaces to commercially available search engines and database query engines. Input to Search Driver is plain English text. Search Driver's output is specific to every engine it supports.

     Our technology is useful in a wide range of business and scientific data processing applications, including electronic commerce, in-service training, research, education, as well as digital TV and home entertainment. The first step in making the technology practical was the creation of software tools. Then, applications were developed using those tools. The new applications, and services based on them, are integrated into a unique, high-bandwidth, high value added Internet portal, www.imon.com, targeted at business, institutional, and high net worth individual users. Imon.com was launched on October 26, 1999 at ISPCON, an industry convention, in San Jose, California.

     Imon.com



     Imon.com showcases the high bandwidth capabilities of our patented technology in a wide variety of user applications, including advanced on-line research, interactive movies and gameplay, interactive travel planning, and video e-commerce. This high bandwidth, high value added Internet portal is enabled by our patented TDPP technology. The goal of the new portal is to make the Internet easier and more productive for small businesses, educational institutions, and individuals. This new portal integrates ImaginOn's WebZinger Research Engine, WorldCities 2000 Series of interactive travel planners, sellONstream video e-commerce solutions and Resorts 2000 virtual destinations. ImaginOn anticipates that revenues will be generated by ISP services, license agreements, memberships, advertising and commissions stemming from video e-commerce sales. Memberships in the IMON portal community are made available free of charge to businesses, schools, and individuals who connect to the Internet through our wholly-owned subsidiary, iNOW Internet Services. A feature that is likely to drive portal memberships in the short-run is the debut of the on-line version of the WebZinger Research Engine, which features support for Real Audio and Video, MP3 and quicker, more efficient audio and video retrieval.

     The imon.com portal has a guest "lounge" where any visitor with a connection speed of 384 kbps or higher is able to preview all of the features of the portal in a 3 minute presentation. This presentation is based entirely on our technology; clearly illustrating its key benefits. Guests can experience our unique real-time seamless branching video with integral Web data, plus a WebZinger research report on the same topic.

     For imon.com members, the portal permits online access to all of our products, applications, and a free downloadable ImaginAuthor tool for easily creating small ImaginOn format presentations. Brief summaries of our imon.com Internet portal content are discussed below.

     WebZinger(R)

     WebZinger is a data mining "Research Engine" that not only searches the Web, but also downloads website highlights, then formats those into a graphic slide show, complete with audio and video. A formatted printable and browsable research report is produced at the same time. WebZinger acts as a personal research assistant, substantially increasing the efficiency of Web and Intranet searches for both naive and sophisticated users. Four specifically-targeted versions of WebZinger are now available: WebZinger Personal Edition, School Edition, Enterprise Edition, and WebZinger for Kids. WebZinger was released for electronic distribution in March, 1998. To date, over 120,000 demo CDs have been distributed.


     WebZinger School Edition is a specific version of the product that is fine-tuned for the educational environment. Students primarily use the Web to find pictures and graphs for their reports and projects. Teachers mainly use the Web to find curriculum materials. To meet these needs, the school edition is configured so that teachers can password control the search and browsing parameters of the product. These protected parameters include anti-pornography filtering setup, picture size, slide show length, search breadth/depth and duration of search. When configured in a client-server architecture, WebZinger School Edition can cue up hundreds of search requests for overnight processing. When students arrive the next morning, their slide shows are ready.

     WebZinger for Kids is intended for use by children at home. WebZinger for Kids' anti-porn filter is enabled at all times and can not be turned off. The user interface is simplified to the point that even pre-literate children can search and browse, using pictographic icons instead of typing words. Parents can add their own blocking words and phrases, to further limit their child's access to certain materials during searching and browsing. WebZinger for Kids provides parents with the peace of mind they need to leave their children alone with the Web, confident that the kids will not be seeing inappropriate images, visiting chat rooms, e-mailing, or searching "adult" topics.

     WebZinger Enterprise Edition is a version of WebZinger that we customize on a business by business basis to optimize its output for client-specific needs. For example, the first customer for this product uses WebZinger to locate and download resume of software engineers on the Internet. We modified WebZinger's filters to home in on resume of software programmers and engineers and at the same time reject websites that list job openings or positions available. This automated "headhunting" saved many hours of manual pick and click operations.

     WorldCities 2000(TM) and Resorts 2000(TM)

     WorldCities 2000 is a series of interactive travel planners for distribution on broadband Internet, CD and DVD. WorldCities 2000 travel planners are "virtual tourism" that is useful to both business and consumer travelers. On any PC or advanced digital cable TV, the user can navigate real cities as if they, themselves, were driving a car through the city. The camera's viewpoint is the driver's seat, looking through the windshield. At key intersections, the user can turn the car left or right, without stopping. Integrated Web access provides in-depth topical information about whatever is in front of the "driver".

     An on-screen button labeled "Go Online" instantly connects the user to the Web page most relevant to the view ahead. For example, in WorldCities 2000 San Francisco, when the user sees Pier 39's Underwater World, the Go Online button causes the browser to open a window and display Underwater World's website, live. Since the website is updated frequently by Underwater World, the information about show times and pricing is always current.

     For WorldCities 2000, our technology enables automated gathering of website addresses, live updating of website addresses, authoring of the content and seamless branching playback. Our high bandwidth Internet portal/interactive TV solution is scalable, has low feedback latency, supports just-in-time ad insertion and built-in I/O buffer-consolidation.

     World Cities 2000 San Francisco was released in January 1999 and WorldCities 2000 New York was released May 31, 1999. The filming of our third and fourth interactive titles, "WorldCities 2000 Paris" and "WorldCities 2000 London" is complete and is expected to be launched in the fourth quarter of 1999.

     Resorts 2000 is the extension of the WorldCities concept into destination resorts. Aspen, Colorado is currently available. All Resorts 2000 products are sponsored by advertising, which is sold prior to media production. Future Resorts 2000 and WorldCities 2000 destinations will be based on this same business model.

     sellONstream(TM)

     The same underlying software engine that powers WorldCities 2000 and Resorts 2000 also powers "sellONstream", our video e-commerce solution. Businesses that want to sell products via the Web, and at the same time use full-bandwidth video content to motivate buyers will distribute sellONstream CD ROMs as "stuff-ins" to catalogs, magazines and newspapers. Viewers will insert the CD into their PC and get a highly entertaining product-related pitch with one-click access to e-commerce websites. High bandwidth Internet users can access sellONstream presentations directly from imon.com or similar portals, without the CDs.

     The unique selling proposition of sellONstream is that it is the only way to deliver TV-quality interactive video fully integrated with the Internet to users with 28.8 or 56 kbps modem connections. Even low bandwidth users do not see any discontinuity between the video playback and Web pages. The single-focus branded window approach guarantees businesses that their message is the sole message the viewer will see when their presentation is on screen.

     We offer sellONstream video e-commerce solutions to businesses for increasing Internet sales. The sellONstream CDs combine broadcast quality video presentations of products and fully integrated web site linkage within a branded window. Any time viewers want to buy what they see in the video, or get more product information, a mouse click brings up the appropriate web page. The "Trashy Lingerie CD" is one example, enabling viewers to purchase any outfit shown just by clicking the mouse once to go shopping online.

     Initially, we will produce the sellONstream presentations for clients, converting their existing videotape. Eventually, clients will license our software tool, ImaginAuthor(TM) and produce the CDs or website-sourced interactive streaming video themselves.

     In addition to our license agreement with Trashy Lingerie, Inc. we have entered into a license agreement with Times Mirror Publishing. Times Mirror Publishing is the publisher of numerous magazines. Most specifically Times Mirror Publishing Publishes GOLF MAGAZINE and other golf related magazines. Our agreement with GOLF MAGAZINE and Senior Golfer magazine marks the first time our sellONstream e-commerce technology will be used in the publishing field. We will work with GOLF MAGAZINE and Senior Golfer Magazine to create specially themed CD-ROMs that contain television quality video footage of leading golf destinations, golf resorts and golf schools, with each video linked to each advertiser's Web site. As planned, users will simply insert the CD-ROM into their personal computer, sit back and watch the show and, at any time in the course of the playback, click on to the advertiser's Web site. Once they do so, they will be connected directly to the advertiser's site, where they can obtain more information, plan a golf vacation or meeting, or enroll in a golf school. The exclusive GOLF MAGAZINE and Senior Golf magazine branded CD-ROMs, which will be promoted inside the pages of each magazine with special ads, will be made available free to readers who pay only shipping and handling.

     American Hero

     The never-released interactive movie and PC videogame, American Hero, was developed by our founders while at Atari Corp before that company's demise, and our startup. The product is presently being ported to imon.com, so portal users will be able to play this interactive movie on the Internet. In addition to being a novelty item for the portal, American Hero will also serve as an example of how interactive film can be released on the Web. The goal is to attract film producers, who will license our tools to create their own interactive movies.


     ImaginAuthor(TM)

     Our authoring tool for creating interactive video with integral Web data, ImaginAuthor, is a large CAD system-like environment that enables the creation of large, complex software products like WorldCities, sellONstream and American Hero, without programming. To increase awareness of our technology, and to generate "free" content for the IMON portal, a no-cost, limited, but fully functional version of ImaginAuthor, including the

ImaginOn Player, is downloadable from imon.com. Content created with ImaginAuthor can then be played back on any suitable PC, mastered onto CD ROM, or interactively streamed from imon.com.




Our industry

     According to Connor Publishing's Microprocessor Reports, personal computers with MMX Technology, CD or DVD ROM disc drives and Internet World Wide Web access are now the standard configuration in the marketplace. Dataquest, a technology research firm, projects in its December 1998 report that the installed base of such machines will be over 100 million by the year 2000. The Software Publishers Association reports that over 50% of American homes now have a computer. One in five online users say that they have purchased software online at least once. E-commerce is expected to be a $20 billion business in 1999, and over $1 trillion by 2003. By many estimates, the total number of "subscribers" to the Web exceeds 30 million in the USA alone. Virtually every Fortune 1000 company has established Internet and Intranet electronic information and commerce systems. These new systems connect corporate staff to each other, suppliers to purchasers, and customers to vendors.

     Our software products take advantage of the PC-Internet infrastructure in both the business to business and consumer marketplaces. In the business marketplace, our enterprise software and e-commerce solutions provide significant competitive advantages to business users. For consumers, our software delivers faster, higher quality experiences for information, education and entertainment. For the emerging digital broadcast industry, we will offer a comprehensive solution for creating interactive TV content, server data management, ad insertion, user feedback and interactive advertising.

Our market segment

     We address Internet and Intranet users with services and applications. Initially, we are targeting business and institutional Internet users in two related markets:

     .    Internet connection services
     .    Internet-based value added software

     ImaginOn offers connectivity, hosting, website design services and software applications. October 26, 1999, we launched our high-bandwidth Internet portal, imon.com, that offers all of the unique Web-based content and software developed by us, to date, including WorldCities 2000, Resorts 2000, WebZinger Online, sellONstream and American Hero.

     The Internet service provider industry is now over $20 billion per year, and growing rapidly. Presently, iNOW is a very small ISP, serving the San Francisco Bay area. By arrangement with Level 3, iNOW will gain transparent "presence" in all 15 of the major U.S. metropolitan markets served by Level 3 in the year 2000. As an ISP, iNOW is focused on the high end market, where clients require at least 128 kbps service, and most want 500 kbps, or higher data rates. These prospective clients can be served by iNOW with either DSL, T1 or frame relay service.

     Internet portals, such as Yahoo! and Excite, comprise an industry segment estimated to be over $4 billion per year and growing. Currently, this industry segment is made up of a relatively small number of brand-name portals. In the future, as the industry matures, and users become more discriminating, the industry may move towards more, smaller, specialized portals, such as imon.com, that service particular niches. Initially imon.com will target Internet users and advertisers who want the very best high bandwidth capability, content, and research reports, as opposed to low bandwidth modem support, rudimentary video quality and simple searches offered on today's portals.

     Imon.com addresses the business market with e-commerce software. E-commerce is a new and rapidly growing segment of the Internet, defined as transactions made online. According to Intel Developer Group for the calendar year 1998, e-commerce sales were estimated to be approximately $4 billion. Of this, $2.3 billion was during the holiday season alone, up from $1.1 billion in the same period during 1997. The top items purchased online are software, books, computers, travel, music, food/gifts and clothing. The software used by businesses to accomplish e-commerce include website hosting applications, credit transaction applications, website creation and editing applications, and database management applications. Imon.com adds a new category to this set, video e-commerce, with its sellONstream Internet sales promotion software.



     Additional markets where imon.com's features will be useful include Interactive Education/Training and Interactive Advertising. The market for computer-based educational and training systems is already a $6 billion industry serviced by thousands of small vendors. Interactive advertising, advertising based on Internet banner ads, is just beginning to become an industry. In the near future, as digital HDTV is deployed, interactive advertising will enter the TV mainstream.

     Imon.com offers a downloadable software tool, "ImaginAuthor", to corporate training departments and educational content developers for creating "Learning on Demand" applications. Learning on Demand, a term popularized by Stanford Research Institute, is a feature of training systems that have very rapid response and delivery capabilities. When any desired content is delivered at the time it is requested, or shortly thereafter, for immediate consumption, learning on demand is enabled. The learning may be about concepts, products, business results or any topic at all. The data itself may be in the form of digital video, text, audio, web pages, spreadsheets or any mix of those forms.

     As digital broadcast television emerges, and the Internet gains bandwidth, methods of advertising are adapting; taking advantage of these new environments to sell smarter and harder. The first new form of advertising to arrive in this space is the banner ad. On some websites today, these small graphical displays consume up to 20% of the display area on computer screens. Most banners are composed of a stationary graphic image or message, like a small ad on a magazine page. Some banners are animated, like simple TV cartoons, to improve their eye appeal. It is estimated that the annual business of banner ads will reach $700 million in 1999. By the year 2000, this business may exceed $1 billion, not counting ads within digital television.

     Today's banner ads are weakly interactive; limited to hyperlinking to the ad sponsor's website. When the ad is clicked, the user is transported by their browser to a new website. This abrupt change of venue is cited by many Web users as the primary reason they do not like banner ads. A more sensible, effective, and user-friendly approach is needed. Imon.com's sellONstream formatted ads are a more sensible, effective and user friendly solution because the imon.com ads respond to user "mouse-clicks" with context-based sensitivity.

Our competition

     In the Internet service provider industry segment, we compete with numerous companies, large and small, that offer similar services. Our competitive advantage in this area is derived from its relationship to imon.com. In the Internet portal industry segment, imon.com will compete with many larger, more well known portals. Imon.com's advantages will be based on its unique patented TDPP technology that implements interactive video and media-intensive data mining.

     In the high bandwidth interactive streaming video authoring and playback software business, we have no direct competitor, yet. Several companies offer components that can be used to implement portions of a networked system, but no other company offers a complete turnkey solution like ours. Among the competitors that provide parts that can be used to build a similar, lower performance system, are RealNetworks, Oracle and Macromedia.

     In the content management systems, CMS, business, we have no direct competitor. Several companies offer components that can be used to solve parts of the Content Management problem. No other company offers a complete turnkey content management system like ours. Among the competitors that provide part of the solution are Oracle and Macromedia.

     Oracle is a relational database management systems company whose products work within any single operating system, operating on data collected by some other system or process. Oracle's SQL database query system allows diverse data display systems to access formatted data. Oracle's position is that of "middleware"; processing data from one place and making it available to someplace else. This arrangement suffices for conventional transactional and customer information systems. However, when the data is of many types, spanning multiple operating systems in diverse locations, timely response is not guaranteed. Furthermore, when the requested data content is not in the system at all, Oracle must request another system to search, locate and fetch the data.

     On the display side, the fundamental design of Oracle's software dictates that the playback of data content be handled by a separate process that usually runs in a separate computer or playback device. This provides generality at the expense of performance. For media-rich sets of data such as digital video, audio and Web pages, the separation of processing systems from display systems results in delays and difficulty in providing real-time playback. The intermittent stop and start look of streaming video is partially caused by these delays.

     RealNetworks Realvideo and Microsoft's Mediaplayer are the main streaming-only video players in the market today. Neither systems' authoring tools or playback mechanism allows for real-time branching, or integrated Web browser data. To get from one video clip to the next, these systems stop. To show Web information, they require a separate browser window. Our authoring and playback systems remove both of these limitations, enabling true, TV image quality and videogame-like branching, with live Web pages inside the player.

     Our software tightly couples data acquisition, processing and display into a single solution, which can be distributed among processors in a network or be entirely located in a single PC. This architecture is the best guarantee that data will always be presented in real time. For applications such as broadband Internet, interactive TV, and hybrid CDs or DVDs, this is our main competitive advantage.

     Macromedia is another company that provides tools that can solve part of real-time multimedia network delivery problem. Their "Director" software can manage mixed data format objects within the context of creating a multimedia application. Macromedia dominates the market for multimedia authoring.
However, Director is not a general-purpose system, nor does it support real-time playback. To Director's further disadvantage, its content authoring system is based on a proprietary non-standard programming language called "Lingo".

     Our competitive advantage with respect to Macromedia is our software's customizability based on a programming-free assemblage of software tools, and its real-time playback capability. The steep and lengthy learning curve associated with Director's Lingo programming language is a major barrier to its widespread use for corporate training products. Director's sluggish almost-real-time playback is one of the reasons multimedia in general has earned such a poor reputation in the entertainment products marketplace.

     Within the Internet "search engine" marketplace, there are at least two dozen products aimed at Web users for the purpose of searching the Internet.
All of these search engines are primarily list generators; leaving the actual data evaluation and retrieval to the user. The few search engines that do offer media retrieval, do not provide much control or formatting of the output. Our product, WebZinger, is positioned as a "research engine", that actually does the data evaluation and retrieval of rich media assets from the Web.

Legal proceedings

     We were named as a co-defendant in a lawsuit filed by Cord Investment Company and Frances Peppy. The action was filed March 12, 1999 in the District Court, City and County of Denver, Colorado alleging violations of state securities laws and other common law torts stemming from a private placement of securities. The complaint does not specify the amount of relief, however, we are vigorously defending against this lawsuit and believe this matter will be resolved in our favor.

     We were also named as a co-defendant in a lawsuit filed June 3, 1999 by Bertrand T. Ungar in the U. S District Court for the District of Colorado alleging among other things, conversion, civil theft and breach of fiduciary duties stemming from the transfer of pledged securities. Plaintiff seeks damages in the excess of $600,000. We are vigorously defending against this law suit and believe that the matter will be resolved in our favor.

     The company was named as a defendant in a lawsuit styled Timothy Wayne Wooten and Tammy Marie Wooten v. Amy Marie Abott and California Pro Sports, Inc. The action was filed on October 21, 1998 in the District Court of Midland, Texas, 238/th/ Judicial District alleging a product defect that resulted in a wrongful death. Plaintiffs seek damages in an amount not less than $10,000,000. The company referred the petition to its insurer, which thereafter provided a defense. The company intends to vigorously defend itself and believes the matter will be resolved in its favor.

Prior business

     Prior to January 20, 1999, the company operated under the name California Pro Sports, Inc., and we imported and distributed products in three participant sport categories:

          .    in-line skates
          .    hockey equipment, and
          .    snowboard equipment

     In 1993, we acquired the California Pro(TM) in-line skate business from California Pro USA Corp. Playmaker Co., LTD ("Playmaker"), the in-line skate manufacturer and majority owner of the seller, granted to us, an exclusive, perpetual, non-royalty bearing license to the California Pro(TM) names and trademarks and entered into a five-year manufacturing agreement to supply substantially all of our in-line skate products. In another acquisition completed on August 1, 1994, the we purchased certain assets, including an exclusive, perpetual world-wide license to the Kemper(R) name and trademark, subject to a royalty. The company acquired its license directly from the registered owner of the Kemper(R) name and trademark, Front 500 Corporation ("Front 500"). In 1995, the company formed USA Skate Corporation, a Delaware corporation, ("Skate Corp."). Skate Corp. was a majority owned (approximately 62%) subsidiary of the company and its financial statements are consolidated with those of the company in this prospectus. Effective as of April 30, 1996, Skate Corp. acquired 100% of USA Skate Co., Inc. ("USA Skate"), a New York corporation, in a stock purchase transaction. USA Skate owned, directly or indirectly, all of the capital stock of Les Equipments Sportifs Davtec, Inc. ("Davtec"), a Canadian corporation.

     The company's in-line skate products were sold in the United States, Canada, the Caribbean and U.S. military bases world wide. Its snowboards and related accessories were sold primarily in the United States and European countries. Through September 1997, the company sold its hockey-related products through independent sales representatives and independent distributors in the United States, Canada and various other countries.

     The company had continual operating losses and in 1996 and 1997, management decided to restructure the company and reduce its debt. The components of the restructuring plan included management's decision to

          .    cease operating its California Pro and Kemper licenses,
          .    begin to concentrate on sub-licensing its trademark rights
          .    eliminate most of the operating and overhead expenses, and
          .    look for a merger candidate in a new line of business.

Management's Plan of Restructure

     As a result of continuing operating losses, the Board of Directors, early in 1997, decided to restructure and deleverage the company. Accordingly, in September 1997, the company and Skate Corp. sold assets of the ice hockey related business (including the trademark rights to VIC(R), VICTORIAVILLE(TM) and McMartin(TM)) to Rawlings for $14.5 million plus the assumption of $1million of debt. The proceeds of the sale were substantially utilized to pay secured revolving lines of credit, purchase the remainder of the trademarks from the previous owner, and partially reduce notes payable of Skate Corp. to unaffiliated note holders.

     As a result of the sale to Rawlings, and other restructuring and deleveraging activities, including the assumption and assignment of certain notes and trade payables to third parties in exchange for common and/or preferred stock of the company, the company reduced its liabilities from approximately $18,988,000 at January 1, 1997 to approximately $1,500,000 at December 31, 1998.

     As part of the restructuring plan, the company eliminated most of the overhead expenses associated with its sporting goods business and entered into two sub license agreements regarding the use of the Kemper name.

Effective May 1, 1997, the company entered into an agreement through April 30, 2000 with United Merchandising Corp., a California corporation ("UMC"). The company granted UMC a non-exclusive, non-transferrable license to manufacture and/or purchase and sell various snowboarding apparel bearing the name and/or logo of "Kemper", in its retail stores in the United States. The royalty rate was 7.5% of the cost to UMC with a minimum of $30,000 per annum. UMC has an option to renew for one or two additional years. From May 1, 1997 through April 30, 1998 the company received royalties of approximately $34,300.

     Effective in February 1998 the company entered into a two year exclusive Licensing Agreement with Jaysport International, Inc, ("Jaysport"). Subject to the prior sub-license granted to UMC, the company sub-licensed to Jaysport the exclusive worldwide right to use the Kemper name and trademark on snowboards, related equipment, clothing and accessories (the "Products"). Jaysport had the option to renew the agreement for additional two year periods thereafter. The agreement included a royalty payment of 3% of net sales on all products with a minimum royalty of $25,000 per annum.

     Accordingly, in the second quarter of 1997, the company began liquidating remaining inventories and commenced a search for sub-licensees and a merger candidate. As a result of its search, on October 2, 1997, the company signed a letter of intent to merge with ImaginOn. Thereafter, the company signed an agreement and plan of merger as of January 30, 1998 under which there was an exchange of 100% of the outstanding shares of ImaginOn for approximately 60% of the outstanding post merger common stock of the company. The transaction was completed on January 20, 1999.

                      Management discussion and analysis
                     of financial condition and results of operations



Overview

     You should note that the business of the company materially changed after December 31, 1998. We are no longer a participant in the in-line skate business, hockey business or snowboard business. We are an information technology company. Except as otherwise described in this prospectus, the financial information in this prospectus is given through September 30, 1999. The information in this prospectus is mainly historical.

Recent developments

     In November of 1999, we closed the IDP in Aspen, Colorado and transferred the IDP operations to our office in San Carlos, California. We are continuing to integrate our IDP technology and our TDPP technology towards developing additional WorldCities 2000 destination travel planners and Resorts 2000 destinations.

     On September 9, 1999, ImaginOn released the latest enhanced WebZinger 7.0 version. WebZinger 7.0 incorporates a number of new features, including an enhanced consumer interface. This release of WebZinger 7.0 was supported by ImaginOn's first national consumer print, television and radio advertising campaign, created by Holland Advertising. The campaign began on August 21 and ended November 15, 1999. The campaign included 25 nationwide college and university markets on top cable networks like Comedy Central, MTV, ESPN, ESPN2 and E!, as well at high profile campus movie events. The first television advertisement started in San Francisco, with nine television spots running on KBHK-TV's special "Star Trek- The Next Generation" marathon. These initial nine spots generated over 25,000 hits to www.WebZinger.com in that weekend alone.
                                    -----------------
After six weeks into ImaginOn's first national consumer advertising campaign, there were more than 500,000 hits and the Web traffic continued to grow with per-day free trial downloads. The campaign also included demo CD's and print ads in the college-market focused consumer magazine "LINK" and banner ads on top college sites.

     At the 1999 ISPCON, an industry convention, ImaginOn unveiled its high-bandwidth Internet portal, www.imon.com, showcasing Internet based interactive
                           ------------
television based on ImaginOn technology.  ImaginOn's www.imon.com portal targets
                                                     ------------
small businesses and Internet enthusiasts who are into high speed Internet access via cable modem or DSL.

     The portal provides a variety of functions, including real-time on-line media searches, interactive TV, music, videos, video games, interactive video travel planners and video shopping catalogs. Also included, among others are traditional features like e-mail, calendar/date books, and customized news channels. Furthermore, many of the interactive TV programs and commercials within the portal were built with ImaginOn's "ImaginAuthorO" authoring system.

     The imon.com portal is marketed in the following forms:

     . stand-alone monthly subscription of $9.95 to individuals already connected to the Internet via DSL or cable modem ;
     . free component of a larger ISP package offered by ImaginOn's wholly-owned subsidiary INOW Internet Services;
     . feature offered by ImaginOn-appointed regional ISP distributors; and . site license package to corporations looking to expand their current intranet onto the Web.

     Additionally, the imon.com portal software system can be licensed from ImaginOn to any company that wants its own Internet TV station.

     On September 14, 1999, ImaginOn announced that it was one of 45 companies around the world selected by Sony Computer Entertainment, Inc. to provide middleware to developers creating content for the Internet-enabled Sony PlayStation2(R) platform scheduled for launch in 2000. ImaginOn's Chief Executive Officer was invited and presented the company's authoring software at Sony's PS2 developers conference in Japan during the week of September 20th. ImaginOn was the only company there whose authoring system supports seamless n-way branching of digital film with integrated Internet access. As a result of this, ImaginOn expects to license ImaginAuthor to developers creating content for the new PlayStation2.




Discontinued business

     Effective December 31, 1998, the company, operating under the name of California Pro Sports, Inc., materially changed it business operations from the in-line skate, snowboard and hockey business to information technology. The information in this section is mainly historical and does not reflect our current operating business.

     Until December 31, 1998, we operated under the name of California Pro Sports, Inc., the "company", and imported and distributed products in three participant sports categories.

          .  in-line skates
          .  hockey
          .  snowboards

     In-line skates and related accessory products were marketed under the brand names California Pro(R) and Rolling ThunderO; since August 1, 1994, snowboards and snowboard accessory products were marketed under the Kemper(R) brand; and ice and street/roller hockey skates, sticks, related gear and accessories, as well as figure skates were marketed under the VICTORIAVILLEO, VIC(R), HespelerO and McMartin(R) brands. The company purchased most of its in-line skate and snowboard products from manufacturers in Taiwan, mainland China, Austria and Canada. Some of the company's accessory products were purchased from domestic suppliers. Approximately 70% of all hockey products sold were manufactured by Davtec, a subsidiary of the company, and skates and related gear were purchased from foreign suppliers.

     The company sold its in-line skate products principally to major retail sporting goods chains in North America and to U.S. military exchanges worldwide, through independent sales representative groups, under an exclusive royalty free perpetual license. Snowboard products were sold to regional sporting goods chains and specialty shops through independent sales agencies in the U.S. and Canada and directly by the company to its foreign distributors. Hockey products were sold in North America through a network of independent sales representative groups to major retail sporting goods chains as well as smaller, specialized independent sporting goods shops. Internationally, hockey products were sold to and distributed by independent distributors located in Germany, Switzerland, Italy, Austria, Czech Republic, Sweden, France, Finland and Brazil. In 1996 and 1997, due to continuing operating losses, management decided to restructure and reduce its debt. Accordingly, in September 1997, the company completed the sale of substantially all of its hockey business assets of Skate Corp.'s direct and indirect operating subsidiaries, USA Skate and Davtec, to Rawlings Sporting Goods company, Inc. and Rawlings Canada, Inc. Consideration to Skate Corp. consisted of $14.5 million cash, including $1 million retained in escrow for purchase price adjustments and proven claims by the purchasers, and assumption of trade payables and accrued liabilities related to the assets purchased.

     An additional component of the restructuring plan included management's decision to cease operating its California Pro and Kemper licenses, eliminate most of the operating and overhead expenses associated with its sporting goods business and begin to concentrate on sub-licensing its trademark rights. Accordingly, in the second quarter of 1997, the company began liquidating remaining inventories and commenced a search for sub-licensees and a merger candidate. In 1998, the company had no operating revenues, but did realize income from sub-licensing agreements.

The Merger Transaction

     October 2, 1997 the company signed a Letter of Intent with ImaginOn.com to merge a wholly owned subsidiary corporation with ImaginOn.com, whereby there would be an exchange of 100% of the outstanding

ImaginOn.com for an amount equal to 60% of the outstanding post merger common stock of the company, subject to certain adjustments.

     At a special meeting of its stockholders, held December 10, 1998, the stockholders approved the proposed merger and also approved changing the name of the company from California Pro Sports, Inc. to ImaginOn, Inc. On January 20, 1999, ImaginOn through ImaginOn Acquisition Corp., completed the merger with ImaginOn.com. The shareholders of ImaginOn.com became stockholders of ImaginOn, Inc. and were issued 20,206,115 shares of ImaginOn common stock.

Nine months ended September 30, 1999 compared to the nine months ended September 30, 1998

     Results of Operations. The following discussion and analysis of ImaginOn's financial condition and results of operations should be read in conjunction with the condensed consolidated financial statements and notes. The following table sets forth certain operating data of ImaginOn for the periods indicated below.

                                          Three months ended                   Nine months ended
                                          September 30,                        September 30,
                                             1999                1998              1999                 1998
                                          -------------      ------------      ------------          -----------
Net revenues                                $   168,721         $     148      $   259,783           $   223

Gross profit                                    130,887               148          161,244               223

Research and development                        206,906           179,809          818,581           711,293

Sales and marketing                             719,999            39,538        2,076,463           306,782

General administrative                          884,556           122,103        2,173,001           234,489

Net loss                                     (1,633,021)         (363,909)      (4,854,090)       (1,294,663)

"Consolidated" three and nine months ended September 30, 1999 compared to September 30, 1998 of "ImaginOn.Com", before merger with California Pro Sports, Inc.

     Net Revenues. Consolidated net revenues for the three and nine months ended September 30, 1999 increased to $168,721 from $148 in 1998 and to $259,783 from $223 in 1998 respectively. Approximately 91% of this revenue were from inow the Internet service provider. For the three and nine months ended September 30, 1998, ImaginOn was still in the developmental stage and thus, revenues were very minimal. During this third quarter 1999, ImaginOn began an advertising and marketing campaign for WebZinger with increasing revenues of $7,235 and the two acquisitions of INOW having $153,474 and IDP having $8,012 total revenues.

     Gross Profit. Gross profit for the three and nine months ended September 30, 1999 and 1998 increased to $130,887 from $148 in 1998 and to $161,244 from
$223 in 1998, respectively.

     Research and Development Expenses. Research and Development expense for the three months ended September 30, 1999 increased to $206,906 compared to that for September 30, 1998 of $179,809. This increase was due to additional personnel in this department. There was $14,650 for additional purchase of computer and software equipment and supplies. These items were all less than $1,000, and
thus, not capitalized.   A $12,096 payment for costs associated with the Sony
Computer Entertainment, Inc. licenses to use for development tools in regards to the ImaginOnAuthor and Sony PlayStation2. The remaining $6,902 was for general expenses such as travel, books, and communications. For the nine months ended September 30, 1999 research and development expenditures increased to $818,581 compared to that for the nine months ended to September 30, 1998 of $711,293. This increase primarily resulted from the continual growth of personnel in the software and video production department, for improvements such as WebZinger, WorldCities 2000, video production related to the new Imon.com portal and interactive Internet technology, and sellOnstream.

     Sales and Marketing Expenses. For the three months ended September 30, 1999, sales and marketing expenses increased to $719,999 compared to the three months ended September 30, 1998 of $39,538. This increase is due mainly from the nationwide advertisement and marketing campaign of WebZinger at $473,918, and for marketing and advertisement of $41,823 for Worldcities 2000 products. Another $48,000 was expended for the Imon.com portal graphic design project, $17,397 and $6,779 for general marketing and advertisement for INOW and IDP was spent respectively. Other expenses are for employee payroll and outside sales and consulting fees of $83,935, $27,210 for travel and the remaining $20,937 are for sales and marketing supplies, communication, and printing and reproduction, promotion and related expenses. For the nine months ended September 30, 1999, sales and marketing expenses increased to $2,076,463 compared with the nine months ended September 30, 1998 of $306,782, Due to the expansion and growth of ImaginOn

     General and Administrative Expenses. For the three months ended September 30, 1999 these expenses increased to $884,556 compared to the three months ended September 30, 1998 of $122,103. The majority of this increase was from payroll of $450,553 which included $50,000 bonuses to two executive officers, and $204,173 for amortization expense for intangible assets of INOW and Imagine Digital Productions, $109,429 for legal and auditing expenses, and $27,494 for rent. The remaining $92,907 was for general office expenses such as supplies, furniture, computer equipment, depreciation, insurance and travel expenses. For the nine months ended September 30, 1999, these expenses increased to $2,173,001 compared to $234,489 nine months ended September 30, 1998 of theses expenses. This increase was due to the two acquisitions and growth of ImaginOn.

     Interest Expense and Income, Net. For the three months ended September 30, 1999 there was no interest expense primarily due to the elimination of monthly bridge loans incurred for the Cal Pro and ImaginOn.com merger, compared to the three months ended September 30, 1998 of $22,621. Net interest income of $48,795 was earned from bank deposits such as money market and CD assets compared to $14 in September 30, 1998. For the nine months ended September 30, 1999, interest expense decreased to $28,203 compared to $42,632 for the nine months ended September 30, 1998. This difference was primarily due to the reversal then elimination of the monthly bridge loans incurred from the Cal Pro merger. Interest income for the nine months ended September 30, 1999 was $55,034 compared to $310 ended September 30, 1998. Other income for the nine months ended September 30, 1999 was $64,177 compared to none for the nine months ended September 30, 1998.

     Liquidity and Capital Resources. As of September 30, 1999, ImaginOn had cash of $3,365,483 and working capital of $2,854,303 as compared to cash of $8,774 and a working capital deficit of $1,281,991 at September 30, 1998. ImaginOn used cash of $3,918,528 in the operating activities for the nine months ended September 30, 1999. During the nine months ended September 30, 1999 the principal uses of cash were to fund ImaginOn's working capital requirements as well as the purchase of two acquisitions.

     ImaginOn expects to incur further losses at least through the end of calendar 1999. However, ImaginOn is actively seeking additional funding during calendar 1999. In the absence of receiving additional funding, ImaginOn anticipates that its existing capital resources and cash generated from operations, will be adequate to meet the cash requirements for approximately the next ten months at the anticipated level of operations. Failure to obtain funding would have a material adverse effect on ImaginOn's business, financial condition and results of operations. ImaginOn cannot assure that any additional financing will be available on acceptable terms, or at all, when required by ImaginOn.

Year ended December 31, 1998 compared to year ended December 31, 1997

Effective December 31, 1998 the company, operating under the name of California Pro Sports, Inc. materially changed its operations and no longer operated in the in-line skate, snowboard and hockey business. We are now an information technology company as of January 20, 1999. The information in this section is mainly historical and does not reflect our current operating business.

     Net Sales. Net sales for the year ended December 31, 1997 were $9,087,767; comprised of $7,777,000 for the 1997 period of hockey related products (January 1 through August 31) and sales for the company's in-line skate and snowboard products $1,311,000 in the 1997 period. In 1997 the company sold substantially all of the assets of Skate Corp.'s direct and indirect operating subsidiaries and also ceased operating its California Pro and Kemper licenses, and began to seek sub-licenses for these brands. In 1998, the company recognized $103,643 of royalty and other income compared to $62,312 in the 1997 period.

     Gross Profit. Gross profit was $1,642,423 for the year ended December 31, 1997. As a percent of sales, gross profit was 18% in 1997.

     General Administrative and Selling Expenses. General and administrative expenses decreased to $2,060,000 for the year ended December 31, 1998, compared to $5,270,153 for the year ended December 31, 1997. This represents a decrease of $3,210,152. The primary reason for the decrease is attributable to the company selling substantially all of the assets of the operating subsidiaries of Skate Corp. in September 1997. Included in the 1997 expenses were approximately $989,000 of selling expenses and $1,561,000 of general and administrative expenses. Additionally, sales and marketing expenses related to in-line skates and snowboards decreased by approximately $279,000 in 1998 compared to 1997 as the company no longer directly marketed those product lines and relied instead on its sub-licensees to market the brands.

     Consulting Fees, Related Party. Consulting fees, related party decreased to $180,000 for the year ended December 31, 1998 from $210,000 for the year ended December 31, 1997. The company paid an officer/ stockholder $10,000 per month for services primarily related to long-term strategic planning, financing and acquisitions and paid an additional $30,000 from USA Skate during 1998. Another officer/stockholder also received $30,000 from USA Skate during 1998. In 1997 $5,000 was paid per month from USA Skate each to two officers/directors prior to the time the company sold substantially all of the operating assets of USA Skate's operating subsidiaries.

     Impairment Charges. For the year ended December 31, 1998, the company had impairment charges of $489,825. These charges related to management's re-evaluation of certain trademarks and licenses ($327,273), other intangibles ($81,825) and goodwill ($80,723). In 1997 the company had impairment charges of $237,452 related to its write-off of goodwill, which resulted from the sale of the company's hockey assets.

     Loss from Operations. For the year ended December 31, 1998 the company had a loss from operations of $2,729,826 compared to $4,075,182 for the year ended December 31, 1997. The decrease in the loss of $1,345,356 was a result of lower operating expenses of $2,987,779 in 1998 compared to in 1997, which were partially offset by the gross profit of $1,642,423 that was recognized in 1997.

     Other Income/Expenses. Other expenses for the year ended December 31, 1998 were $709,509 compared to $2,011,339 for the year ended December 31, 1997. The decrease of $1,301,830 was primarily attributable to the 1997 loss on the sale of USA Skate assets (see Note 4 to the consolidated financial statements) of $751,522 and interest expense related to the operations of USA Skate. Additionally, interest expense on USA Skate notes was approximately $265,000 in 1997, compared to $105,000 in 1998.

     Income Tax Benefit. For the year ended December 31, 1997, the company had an income tax benefit of $166,404.

     Liquidity and Capital Resources. Through September 1, 1997, the company funded its operations principally through a $5.5 million revolving credit facility with a bank, and, to a lesser degree, loans from private investors and trade credit. Concurrent with the sale of the USA Skate assets, the revolving line of credit facility was repaid in full and other indebtedness of the company was significantly reduced.

     On September 12, 1997, the company sold substantially all of the assets of its hockey business for $14,500,000 inclusive of $1,000,000 retained in escrow for purchase price adjustments and proven claims by the purchasers, and assumption of trade payables and accrued liabilities of approximately $1,600,000 related to the asset purchased. The proceeds were utilized as follows:

Secured revolving lines of credit       $ 7,984,000
Convertible note holders                    949,000
Secured debt                                519,000
Other notes                                 100,000
Stockholder notes                           505,000
Payment to previous USA Skate owners      2,678,000
Interest payments                            85,000
Cash to escrow account                    1,000,000
Cash in bank                                680,000
                                         ----------
                                        $14,500,000

     In February 1998, Rawlings and the company agreed to a purchase price reduction of $395,108 due to a final valuation by Rawlings of the fair value of the net assets purchased.

     During 1998, the company issued 167,754 shares of Series A preferred stock in a private placement in which the company received $166,653. On July 15, 1998 the company issued 525,262 shares of its common stock in exchange for the 167,754 Series A preferred stock shares. Also in 1998 the company issued 2,080 shares of Series B and C convertible preferred stock (further described in note 7 to the consolidated financial statements) for $1,660,026 net of offering costs.

     Finally, during 1998 the company received $440,000 for the sale of 580,000 shares of restricted common stock.

     At December 31, 1998, the company had working capital of approximately $807,733 compared to a deficit of $400,625,312 at December 31, 1997. The increase in working capital was primarily related to the company realizing net proceeds of approximately $2,267,000 from various private placements as described above, and the company converting approximately $684,000 of debt to equity.

     On October 2, 1997, the company signed a letter of intent to merge with ImaginOn. Subsequently, the company signed an agreement and plan of merger as of January 30, 1998 whereby there was an exchange of 100% of the outstanding shares of ImaginOn for an amount equal to 60% of the outstanding post merger common stock of the company. ImaginOn is a developmental stage company engaged in the business of designing, manufacturing and selling consumer software products for the rapidly growing "edutainment" CD/DVD ROM market as well as an Internet utility and an authoring tool. ImaginOn's proprietary technology, TDPP, enables the creation of new business and consumer products that provide user-friendly and entertaining access to multimedia and mixed-format databases distributed across local disk storage and networks.

     For payments to foreign suppliers, the company utilized trade acceptances, which generally were paid upon receipt of documentation by the company's bank, but no later than time of delivery, utilizing available cash under the company's revolving line of credit. For 1997 the company negotiated with its suppliers to be paid 50% upon shipment and 50% on 90 day terms.

     Seasonality. The company's in-line skate and hockey related sales were strongest in the second and third quarters of each calendar year. Snowboard product sales were strongest during the third and fourth quarters of each calendar year.

     Foreign Exchange. Through September 1997, the company's products were principally purchased from suppliers located in Taiwan, mainland China, Korea, Austria and Canada. The company purchased its in-line skate products for set prices negotiated annually in U.S. dollars at exchange rates reset annually. The company purchased its snowboards in Deutsche Marks. The company sold its snowboard and hockey products both domestically and internationally. The company did not engage in hedging activities.

     Legal Proceedings. The company was named as a defendant in a lawsuit styled Timothy Wayne Wooten and Tammy Marie Wooten v. Amy Marie Abott and California Pro Sports, Inc. The action was filed on October 21, 1998 in the District Court of Midland, Texas, 238th Judicial District alleging a product defect that resulted in a wrongful death. Plaintiffs seek damages in an amount not less than $10,000,000. The company referred the petition to its insurer, which thereafter provided a defense. The company intends to vigorously defend itself and believes the matter will be resolved in its favor.

Year ended December 31, 1997 compared to year ended December 31, 1996

     Net Sales. Net sales for the year ended December 31, 1997 decreased to $9,087,767 from $16,952,904 or by $7,865,137 represented an approximate decrease of 46%. This decrease was primarily caused by a reduction of sales of the company's hockey products from $11,005,000 in the 1996 period (May 1 through December 31) to $7,777,000 for the 1997 period (January 1 through August 31). The reason for the decline in sales of the company's hockey products was primarily due to the timing of the company's majority ownership position. The 1996 (May through December) period included the months when sales activity was the highest while the 1997 time of majority ownership (January through August) excluded some of the historically higher sales months. Additionally, sales for the company's in-line skate and snowboard products decreased from $5,948,000 in the 1996 period to $1,311,000 in the 1997 period. The cause of this decrease included new competitors entering both the in-line skate and snowboard markets with new product features that took away market share from the company. This significant decrease was a major factor in management's decision to cease operating its California Pro and Kemper licenses and concentrated on sub-licensing its trademark rights.

     Gross Profit. Gross profit decreased to $1,642,423 for the year ended December 31, 1997 compared to $2,891,870 for the year ended December 31, 1996. As a percent of sales, gross profit increased to 18.2% in 1997 from 17.1% in 1996. The primary reason for the increase in gross profit percentage was the inventory markdowns and adjustments of $1,059,750 incurred by the company in 1996 attributable to remaining in-line skate and snowboard inventory. The company believed the write downs and adjustments, which accounted for an approximate 6.3% decline in its gross profit, were necessary to reflect the then current market value of its inventory.

     Sales and Marketing Expenses. Sales and marketing expenses decreased to $1,253,670 for the year ended December 31, 1997, compared to $2,434,255 for the year ended December 31, 1996. This represents a decrease of $1,180,585 or 48.4%. Of this decrease, sales and marketing expenses related to the company's in-line skate and snowboard business decreased by $1,059,319 to $263,829 in 1997 compared to $1,359,148 in 1996. This decrease was due to management's decision to cease acting distribution of its California Pro and Kemper licensed products.

     General and Administrative Expenses. General and administrative expenses increased to $3,387,882 for the year ended December 31, 1997, compared to $3,037,751 for the year ended December 31, 1996. This represented an increase of $350,131. The primary reason for the increase was attributable to increases in the following 1997 general and administrative expenses related to USA Skate; professional fees ($209,250), consulting ($147,375) and bad debt expense ($293,672). Additionally in 1996, USA Skate reduced its accounts receivable reserve by $208,000. These 1997 increases were partially offset by a reduction in the company's general and administrative expenses related to in-line skates and snowboards due to management's decision to cease active distribution of its California Pro and Kemper licensed products.

     Depreciation and Amortization. Depreciation and amortization decreased to $628,601 for the year ended December 31, 1997 from $681,717 for the year ended December 31, 1996. The decrease of $53,116 was mainly attributable to decreased depreciation and amortization of intangible assets as a result of the USA Skate sale on September 12, 1997.

     Consulting Fees, Related Party. Consulting fees, related party increased to $210,000 for the year ended December 31, 1997 from $200,000 for the year ended December 31, 1996. The company paid an officer/stockholder $10,000 per month for services primarily related to long-term strategic planning, financing and acquisitions and an additional $5,000 from USA Skate during the time of the company's majority ownership position. Another officer/stockholder received $5,000 per month from USA Skate during the time of the company's majority ownership position.

     Restructuring Charges. For the year ended December 31, 1997 the company recorded a restructuring charge of $237,452 related to the write down of the company's investment in Skate Corp. For the year ended December 31, 1996, the company had restructuring charges of $1,229,000. These charges related to management's plan for restructuring operations, whereby, the company wrote off $411,700 related to certain equipment (molds) for certain of its in-line skate and snowboard product lines. Additionally, the company re-evaluated certain trademarks and licenses and other intangibles and recorded expenses of $368,000 and $205,700, respectively. The company has signed a distribution agreement with Skate Corp. to distribute California Pro and Kemper branded products, resulting in the closure of the previous distribution facility and termination of warehouse employees at an expense of $76,500 and $22,100, respectively. Finally, the company wrote off previously deferred expenses related to a potential acquisition that the company elected not to pursue to completion.

     Loss From Operations. For the year ended December 31, 1997, the company had a loss from operations of $4,075,182 compared to $4,690,853 for the year ended December 31, 1996. The decrease in loss of $615,671 was a result of a decrease in gross profit of $1,249,447 and an increase in operating expenses of $1,865,118 offset by decreases in sales and marketing expenses of $1,180,855, as described above. Additionally, the restructure charge of $1,229,000 negatively affected the 1996 results of operations.

     Other Income/expenses. Other expenses for the year ended December 31, 1997 were $2,011,339 compared to $935,848 for the year ended December 31, 1996. The increase of $1,055,491 was primarily attributable to the loss on the sale of USA Skate assets of $751,522 and other finance fees for the refinancing of the USA Skate notes of $440,643. These increases were offset by decreases in interest expense/other of $414,134 and a gain recorded in 1996 of $479,100 on the book value of Skate Corp. stock held by California Pro. The 1996 gain was offset by a loss on marketable securities of $144,457 that the company had received in settlement of certain obligations.

     Income Tax Benefit. For the year ended December 31, 1997, the company had an income tax benefit of $166,404 compared to $244,500 for the year ended December 31, 1996.

     Liquidity and Capital Resources. During 1996 and through September 1, 1997, the company funded its operations principally through a revolving credit facility with a bank, and, to a lesser degree, loans from private investors and trade credit. Concurrent with the sale of the USA Skate assets, the revolving line of credit facility was repaid in full and other indebtedness of the company was significantly reduced.

     On September 12, 1997, the company sold substantially all of the assets of its hockey business for $14,500,000 inclusive of $1,000,000 retained in escrow for purchase price adjustments and proven claims by the purchasers, and assumption of trade payables and accrued liabilities of approximately $1,600,000 related to the assets purchased. The proceeds were utilized as follows:

              Secured revolving lines of credit             $ 7,984,000
              Convertible noteholders                           949,000
              Secured debt                                      519,000
              Other notes                                       100,000
              Stockholder notes                                 505,000
              Payment to previous USA Skate owners            2,678,000
              Interest payments                                  85,000
              Cash to escrow agent                            1,000,000
              Cash in bank                                      680,000
                                                            -----------
                                                            $14,500,000
                                                            ===========

     In February 1998, Rawlings and the company agreed to a purchase price reduction of $395,108 due to a final valuation by Rawlings of the fair value of the net assets purchased. At December 31, 1997, the company had a working capital deficit of approximately $400,625 compared to $5,264,000 at December 31, 1996. The reduction in the working capital deficit is primarily related to the sale of USA Skate as well as converting debt to equity and negotiating settlements at less than the recorded liability.

      In addition, the company announced that the exercise price of its publicly traded common stock purchase warrants were reduced from $6.00 to $1.50 per share and the expiration date was extended from January 18, 1998 to December 31, 1998.

      For payments to foreign suppliers, the company utilized trade acceptances, which generally are payable upon receipt of documentation by the company's bank, but no later than time of delivery, utilizing available cash under the company's revolving line of credit.

      Seasonality. The company's in-line skate and hockey related sales were strongest in the second and third quarters of each calendar year. Snowboard product sales were strongest during the third and fourth quarters of each calendar year.

     Foreign Exchange. The company's products were principally purchased from suppliers located in Taiwan, mainland China, Korea, Austria and Canada. The company purchased its in-line skate products for set prices negotiated annually in U.S. dollars at exchange rates reset annually. The company purchased its snowboards in Deutsche Marks. The company sold its snowboard and hockey products both domestically and internationally. As a result, extreme exchange rate fluctuations could have had a significant effect on its sales, costs of goods sold and the company's gross margins.

Year ended December 31, 1996 compared to year ended December 31, 1995

     The company commenced operations on April 1, 1993, when it acquired the in-line skate business from SCYL, the predecessor company. The assets acquired from the predecessor have been recorded at their carrying value to the predecessor. Except for the amortization of the purchased intangibles, the accounting bases used by the company are the same as used by the predecessor.

     On August 1, 1994 the company acquired certain assets, including an exclusive, perpetual worldwide license to the Kemper(R) name and trademark, subject to a royalty, and approximately $3.5 million of existing purchase orders for Kemper(R) snowboard products.

     Effective April 30, 1996, the company, through its subsidiary, USA Skate Corp., began selling hockey related products under an exclusive worldwide license to the VIC(R), VICTORIAVILLE(TM) and McMartin(R) brand names.

     Net Sales. Net sales for the year ended December 31, 1996 decreased to $16,952,904 from $17,128,711 or by $175,807, representing an approximate decrease of 1.0%. This decrease was primarily attributable to the decrease in revenues of $6,126,000 and $5,055,000 of the company's California Pro in-line skates and Kemper(R) snowboard products, respectively. This decrease was offset by including $10,949,000 of the company's ice and street/roller hockey equipment sales due to the acquisition of USA Skate effective April 30, 1996. The company believed the decline in sales was caused by high inventory levels of in-line skate and snowboard products at some of the company's major retail accounts as well as more competitors entering the snowboard business, some with greater financial and other resources than the company.

     Gross Profit. Gross profit decreased to $2,891,870 for the year ended December 31, 1996 compared to $4,973,168 for the year ended December 31, 1995. As a percent of sales, gross profit decreased to 17.1% in 1996 from 29% in 1995. The primary reasons for the decline in gross profit were sales at reduced margins for the company's in-line skate and snowboard products. Additionally, the company incurred inventory markdowns and adjustments of $1,059,750 in 1996 attributable to remaining in-line skate and snowboard inventory. The company believes these write downs and adjustments, which accounted for an approximate 6.3% decline in its gross profit, were necessary to reflect the then current market value of its inventory.

     Sales and Marketing Expenses. Sales and marketing expenses increased to $2,434,255 for the year ended December 31, 1996, compared to $1,758,221 for the year ended December 31, 1995. This represented an increase of $676,034 or 38.4%. Sales and marketing expenses related to the company's in-line skate and snowboard business were $1,359,148 in 1996 compared to $1,758,221 in 1995, which represented a decrease of $399,073. This decrease was offset by the additional sales and marketing expenses of $1,075,107 related to the revenues of the company's hockey business which it acquired effective April 30, 1996.

     General and Administrative Expenses. General and administrative expenses increased to $3,037,751 for the year ended December 31, 1996, compared to $2,121,855 for the year ended December 31, 1995. This represented an increase of $892,564. The primary reason for the increase was attributable to $746,887 of general and administrative expenses incurred within the company's acquired (effective April 30, 1996) hockey business.

     Depreciation and Amortization. Depreciation and amortization increased to $681,717 for the year ended December 31, 1996 from $544,245 for the year ended December 31, 1995. The increase of $137,472 was mainly attributable to depreciation and amortization of $301,437 related to the company's acquisition of USA Skate effective April 30, 1996.

      Consulting Fees, Related Party. Consulting fees, related party were $200,000 for the years ended December 31, 1996, an increase from $120,000 in 1995. The company paid an officer/shareholder $10,000 per month for services primarily related to long-term strategic planning, financing and acquisitions.

     Restructuring Charges. For the year ended December 31, 1996, the company had restructuring charges of $1,229,000. These charges related to Management's plan for restructuring operations. As a result of the restructuring plan, the company wrote off $411,700 related to certain equipment (molds) for certain of its in-line skate and snowboard product lines. Additionally, the company re-evaluated certain trademarks and licenses and other intangibles and recorded expenses of $368,000 and $205,700, respectively. The company signed a distribution agreement with Skate Corp. to distribute California Pro and Kemper branded products, which resulted in the closure of the previous distribution facility and terminating warehouse employees at an expense of $76,500 and $22,100. Lastly, the company wrote off previously deferred expenses related to a potential acquisition that the company elected not to pursue to completion.

      Income (Loss) from Operations. For the year ended December 31, 1996, the company had a loss from operations of $4,690,853 compared to income from operations of $428,847 for the year ended December 31, 1995. The decrease of $5,119,700 was a result of a decrease in gross profit of $2,081,298 and increases in sales and marketing and general and administrative of $676,034 and $892,564, respectively as described above. Additionally, the restructure charge of $1,229,000 negatively affected the results of operations.

     Other Income/Expenses. Other expenses for the year ended December 31, 1996 were $935,848 compared to $280,491 for the year ended December 31, 1995. The increase of $655,351 was primarily attributable to interest and other expenses relating to the acquisition and operation of USA Skate of $1,047,308. This was partially offset by a decrease of $391,951 within California Pro. This decrease was a direct result of a gain recorded of $479,100 on the book value of Skate Corp. stock held by California Pro as well as a gain recognized on debt conversion of $111,366 which were offset by a loss on marketable securities of $144,457 that the company received in settlement of certain obligations.

     Income Tax Expense (Benefit). For the year ended December 31, 1996, the company had an income tax benefit of $244,500 compared to an income tax expense of $112,900 for the year ended December 31, 1995.

      Liquidity and Capital Resources. During 1996, the company funded its in-line skate and snowboard operations principally through a $5.5 million revolving credit facility with a bank, and, to a lesser degree, loans from private investors and trade credit. During the first quarter of 1995, the company competed its IPO, realized net proceeds of approximately $4.2 million after payment of offering expenses.

      Under the bank credit facility related to the company's in-line skate and snowboard businesses, the amount the company could have borrowed was limited by the level of its eligible accounts receivable and inventory. As of December 31, 1996, based upon the agreed to formulas, the bank was under collateralized by $808,000. Accordingly, there were no further advances under the in-line skate and snowboard line of credit. The U.S. and Canadian bank credit facilities related to the company's hockey business were structured the same. Borrowing was limited to 50% of eligible inventory, plus 75% of accounts receivable, and was collateralized by the accounts receivable and inventory. Loans under the agreements beared interest at one percent above the bank's prime rate and were due on demand. The loan agreement also required the respective operating subsidiaries to maintain a certain tangible net worth and restricted its ability to (i) incur additional obligations or debt; (ii) pay dividends on its capital stock; (iii) enter into any transaction of merger, consolidation, acquisition or sale of assets other than in the ordinary course of business, and (iv) pay annual aggregate compensation of its officers and directors in excess of a specified amount, unless the bank consented to such actions and waived or amended the applicable restrictions in the loan agreement. At December 31, 1996, based on the limitations described above, under the in-line skate/snowboard line of credit the company was eligible to borrow $1,933,000 and the outstanding balance was approximately $2,742,000. Under the hockey products lines of credit, the company was eligible to borrow $4,893,000 and the outstanding balance was approximately $5,308,000.

     At December 31, 1996, the company had a working capital deficit of approximately $5,264,000 compared to working capital of approximately $2,399,000 at December 31, 1995. The decrease in working capital was primarily related to operating losses as well as debt issued and assumed in the acquisition of USA Skate. In addition, as described in the foregoing paragraph, the company was in default on substantially all three of its bank loan agreements.

     In May 1996, the company, through USA, completed the acquisition of the outstanding capital stock of USA Skate. Consideration for the purchase was $10,500,000 which consisted of $3,650,000 of cash (including approximately $98,000 of cash acquired), a $1,050,000 8% installment note payable, 250,000 shares of Skate Corp. common stock valued at $300,000, and assumption of approximately $5,500,000 of debt. The cash portion of the purchase price was paid with funds raised by Skate Corp., including the private placement of 884,667 shares of Skate Corp. common stock for $961,000, the issuance of $1,080,000 of 9% notes payable to certain officers/shareholders, and the issuance of $2,515,000 of 9% convertible promissory notes due January 1997 (which have been extended to July 1, 1997 with interest adjusted to 12% during the extension period, and were convertible into Skate Corp. common stock under certain conditions). The debt assumption was financed in part by a bank loan to USA Skate. Additionally, the former controlling shareholder of USA Skate signed consulting and noncompete agreements in consideration for the issuance of 400,000 shares of the company's common stock valued at $900,000, and USA Skate also entered into a worldwide exclusive license agreement for use of certain trademarks owned by the former controlling shareholder of USA Skate in exchange for minimum royalty payments due on or before December 2001, with an imputed (9.5%) present value of $2,213,235.

     Seasonality. The company's in-line skate and hockey related sales were strongest in the second and third quarters of each calendar year. Snowboard product sales are strongest during the third and fourth quarters of each calendar year.

Recently adopted accounting standards

     In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, and in February 1998, the FASB issued SFAS No. 132, EMPLOYER'S DISCLOSURE ABOUT PENSIONS AND OTHER POST RETIREMENT BENEFITS. Both of these statements require disclosure only and therefore will not impact the company's financial statements.

     On January 1, 1998, the company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This standard establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the year ended December 31, 1998, the company had no items of comprehensive income. The financial statements for the year ended December 31, 1997 have been reclassified to disclose items of comprehensive income. There were no significant tax effects related to these items.

     In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement is effective for fiscal years beginning after June 15, 1999. Currently, the company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, SFAS No. 133 will not have an impact on the financial statements.

                                  Management

Directors and Executive Officers.

     Our officers and directors are listed below. Our directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Officers are elected by the Board of Directors and hold office until their successors are elected.

     The chart below identifies persons who currently serve as officers and/or directors.

Name                 Age  Positions
----                 ---  ---------

David M. Schwartz     51  Chairman, Chief Executive Officer, Chief Financial
                          Officer/Treasurer, President and Director
Leonard W. Kain       38  Executive Vice President, Secretary and Director
Mary E. Finn          40  Director
Dennis Allison        57  Director
Jim Polizotto         63  Director

     David M. Schwartz has been Chairman, Chief Executive Officer, Chief Financial Officer,/Treasurer, President and Director of ImaginOn since January 20, 1999. Mr. Schwartz has been principally employed as an officer and director of ImaginOn.com Inc., our wholly-owned subsidiary, since its formation in 1996. From 1992 until 1996, Mr. Schwartz served as Vice President of New Media Systems and Technology at Atari Corporation, where he invented GameFilm technology for video game applications, and served as a principal designer of the Atari Jaguar(TM) CD peripheral. From 1990 to 1992, Mr. Schwartz was a senior member of the technical staff at Tandy Electronics Research Labs in San Jose, California, where he headed the software team developing the first erasable CD ROM. In 1983 Mr. Schwartz started and led CompuSonics Corporation which went public in 1984. CompuSonics ceased operations in 1989. In 1985, CompuSonics introduced the CompuSonics DSP1000, the first consumer audio recorder for floppy or optical disks. The CompuSonics Video PC Movie-Maker, introduced in 1986, inaugurated real-time digital video recording and editing on desktop PCS. Mr. Schwartz earned a Bachelor of Arts in Architecture from Carnegie-Mellon University, after completing a multidisciplinary program in Architecture, Engineering and Computer Science in 1972. Mr. Schwartz is married to Mary E. Finn, another ImaginOn director.

     Leonard W. Kain has been Executive Vice President, Secretary and a Director of ImaginOn since January 20, 1999. Mr. Kain was principally employed as an officer and director of ImaginOn.com, our wholly-owned subsidiary, since its formation in 1996. From 1991 until July 1996, Mr. Kain served as the real-time systems manager at Compression Labs, Inc., where he supervised all aspects of multimedia and video communications, including networking, communications framing, audio-video compression, real-time system design and user interface design. From 1988 until 1991, Mr. Kain was software manager at Telebit Corporation where he managed development of domestic and international high speed modems and network products. From 1986 until 1988, Mr. Kain served with Mr. Schwartz as director of software development at CompuSonics Corporation.
Mr. Kain earned a Bachelor's Degree in Engineering from Stevens Institute of Technology in New Jersey in 1983, and a Masters Degree in Electrical Engineering from Stanford University in 1985. In 1998, Mr. Kain earned a Masters of Business Administration from the University of Phoenix.





     Mary E. Finn has been a Director of ImaginOn since January 20, 1999. She has more than 15 years experience in various media fields, utilizing her skills in writing, editing, broadcasting, teaching and management. From 1994 to 1997, Ms. Finn served as publicity director for the local chapter of FEMALE, a national mother's support group. From 1988 to 1991, Ms. Finn served as a talk show producer and engineer at KNBR in San Francisco, California. From 1982 to 1986, Ms. Finn taught radio production at Phillips Academy in Andover, Massachusetts. Ms. Finn earned a Bachelor of Arts degree in Communication from the University of Michigan in 1981, and a Master's degree in Media Management from Emerson College in Boston in 1987. Ms. Finn is married to David Schwartz, ImaginOn's Chairman, Chief Executive Officer and a Director.

     Dennis Allison, has been a Director of ImaginOn since March 4, 1999. He is a Stanford University Computer Systems Laboratory Lecturer. Mr. Allison is also an independent consultant and an editorial advisor on computer science and electrical engineering to Addison-Wesley-Longham. A former Series Advisor on the Prentice-Hall Series on Innovative Technology, Mr. Allison also served on the editorial board of Microprocessor Report. He was also the co-founder of HaL Computer Systems and of the People's Computer ImaginOn, a non-profit organization that played a pivotal role in the development of the personal computer. He is also a past IEEE CS Governing Board Member and a past member of the editorial boards of IEEE Computer and IEEE Software.

     Jim Polizotto has been a Director of ImaginOn since March 4, 1999. Mr. Polizotto has served an Engineering Director of VTEL Corporation, Sunnyvale, California, since 1994, where he is responsible for the Sunnyvale Validation organization. He also has corporate responsibility to ensure interoperability with other vendors' systems. VTEL Corporation is a world leader in Digital Visual Communications. Prior to 1994, Polizotto helped to create a multimedia development laboratory for IBM in Silicon Valley and was responsible for the development of many IBM multimedia breakthroughs, including the 1993 launch of IBM's Internet-based multimedia video streaming server. Mr. Polizotto also serves on the board of the International Multimedia Teleconferencing Consortium, Inc., a non-profit corporation comprised of more than 150 companies from around the world.

Compensation of the Board of Directors





     Our outside directors receive stock options equivalent to $10,000 per year of service. All directors are reimbursed their expenses incurred in attending Board of Directors meetings.

     In 1998, former directors Messrs. Simpson and Yang each received 10,000 shares of common stock in connection with their services as directors. Additionally, Mr. Yang exercised 15,000 previously granted options. In 1998, 10,000 incentive stock options were granted to Messrs. Yang and Simpson each at an exercise price of $1.42.

     August 31, 1999, the compensation committee approved a $50,000 bonus to each David Schwartz and Leonard Kain for recognition of their services to ImaginOn and to reflect current compensation of executives at other information technology companies.

Audit Committee

     We have an audit committee that:

     .    monitors our financial reporting and our internal and external audits;

     .    reviews and approves material accounting policy changes;

     .    monitors internal accounting controls;

     .    recommends the engagement of independent auditors

     .    reviews transactions between ImaginOn and its officers or Directors;
          and

     .    performs other duties when requested by the Board of Directors.

     Directors, Allison, Polizotto and Finn are members of the audit committee.

Compensation Committee

     We also have a compensation committee that reviews and approves the compensation and benefits paid to our executive officers, and administers our employee stock option plan. Messrs. Allison and Polizotto are members of the compensation committee.

1994 Stock Option Plan

     Our stockholders adopted the 1994 stock option plan which provides for the issuance of options to purchase up to 200,000 shares of common stock to employees, officers, directors of, and consultants to ImaginOn. The purposes of the 1994 stock option plan are to encourage stock ownership by our employees, consultants and directors so that they may acquire or increase their proprietary interest in us, to reward employees, directors and consultants for past services to us and to encourage such persons to become employed by or remain in the employ of or otherwise continue their association. All options under the 1994 stock option plan have been granted.

1997 Stock Option Plan

     Our stockholders adopted the 1997 stock option plan which provides for the reservation of up to 2,710,000 shares of our common stock. The purpose of the 1997 stock option plan is to provide additional incentive to our employees and consultants. Unless sooner terminated, the 1997 stock option plan will expire in 2007.

     Our board of directors recently approved the 1999 Incentive Stock Option Plan. The board of directors plans to submit the 1999 Incentive Stock Option to the shareholders for their approval at the next annual meeting.

     The following table provides summary information about our stock option plans as of September 30, 1999:

                         Shares authorized           Options outstanding          Options exercisable
                         -----------------           -------------------          -------------------

1994 Plan                           200,000                          -0-                          -0-

1997 Plan                         2,710,000                      847,302                      390,050
                                  ---------                      -------                      -------
Total                             2,910,000                      847,302                      390,050
                                  =========                      =======                      =======

     Our stock option plans are administered by our compensation committee. They determine additional conditions of the options granted, including the exercise price and the number of shares to grant.

     Options may be granted as incentive stock options intended to qualify for special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), or as non-statutory stock options which are not intended to so qualify. Only employees of ImaginOn or its subsidiary are eligible to receive incentive options. The period during which options may be exercised may not exceed ten years. The exercise price for incentive options may not be less than 100% of the fair market value of the common stock on the date of grant; except that the exercise price for incentive options granted to persons owning more than 10% of the total combined voting power of the common stock may not be less than 110% of the fair market value of the common stock on the date of grant and may not be exercisable for more than five years. The exercise price for non-statutory options may not be less than 80% of the fair market value of the common stock on the date of grant.

     The option plans contain provisions for proportionate adjustment of the number of shares issuable upon the exercise of outstanding options and the exercise price per share in the event of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares.

     In the event of the dissolution or liquidation of ImaginOn, a corporate separation or division or the merger or consolidation of ImaginOn, the Board may adopt resolutions which provide that all outstanding options under the option plans may be exercised on such terms as it may have been exercised immediately prior to, or will expire by a fixed date on or prior to, the date of such dissolution, liquidation, corporate separation, division, merger or consolidation. The option plans also provide for the acceleration of the vesting of all outstanding options in the event of any merger or consolidation in which ImaginOn is not the surviving corporation, or any sale or transfer by ImaginOn of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group or all or a majority of the then outstanding voting securities of ImaginOn.

Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors and persons who own more than ten percent of a registered class of our securities, collectively, "reporting persons", to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, "SEC".

     Based solely upon a review of the copies of such forms it has received and representations from the Reporting Persons, we believe all reporting persons have complied with the applicable filing requirements.

Executive Compensation

     Executives, David Schwartz and Leonard Kain each receive an annual salary of $120,000 for the year ending December 31, 1999.

     Summary Compensation Table

     The following table sets forth information regarding compensation paid to
(i) our Chief Executive Officer and (ii) each of our other executive officers whose total annual compensation exceeded $100,000 for the years ended December 31, 1996, 1997 and 1998. None of our executive officers received awards or payments of any long-term compensation during the period covered. The executives listed below resigned and are no longer ImaginOn employees.


                                                     Annual                        Long Term           All Other
                                                  Compensation                    Compensation        Compensation
                                         ----------------------------             ------------        ------------
                                                                                   Securities
                                                                                   Underlying
Name and Position                        Year   Salary       Bonus       Other    Options /SARs
-----------------                        ----   ------       ------      -----    -------------
Henry Fong,                              1998  150,000(1)      -0-        -0-           -0-                 -0-
President, former Chief Executive        1997  165,000(1)      -0-        -0-           -0-                 -0-
Officer and Chairman of the Board        1996  160,000(1)      -0-        -0-           -0-            $300,000(2)
Resigned January 20, 1999

Barry S. Hollander,                      1998  155,000      76,313(3)     -0-           -0-                 -0-
Treasurer and                            1997  117,738         -0-        -0-           -0-                 -0-
Chief Financial Officer                  1996  125,000         -0-        -0-           -0-                 -0-
Resigned January 27, 1999

Michael S. Casazza, President            1998      -0-         -0-        -0-           -0-                 -0-
Chief Operating Officer and Director     1997  157,500      413,000(4)                  -0-
Resigned September 1997                  1996  190,000         -0-        -0-           -0-             300,000(2)


__________________
(1) Mr. Fong was not an employee of the company and received fees of $10,000 per month for consulting services rendered to the company and received an additional $30,000 fee primarily related to long-term strategic planning, financing and acquisitions in connection with the Company's prior business.
(2) Represents guaranty fees accrued in connection with the USA Skate acquisition. These fees were paid at December 31, 1996 in shares of common stock based on a price of $1.375 per share, the December 31, 1996 market price.
(3) In January 1998, the company issued 18,500 shares of Series A preferred stock to Mr. Hollander. The shares were valued based upon the trading price of the company's common stock, adjusted for the one for three conversion feature of the preferred stock, and accordingly, the company recognized an expense of $76,313.
(4) Represents a bonus of 236,000 shares of common stock of the company, for among other things, the forgiveness of the remaining amount of $149,000 of the $400,000 promissory note, making other loans to the company and/or its subsidiaries in order for the company to meet immediately due obligations, and his effort in negotiating and moving the USA Skate asset sale forward to completion.

                    Option/SAR Grants in Last Fiscal Year.

          ----------------------------------------------------------------------------------
                                          Individual Grants
          ----------------------------------------------------------------------------------
                               Number Of     Percent Of Total
                              Securities        Options/
                               Underlying      SARs Granted      Exercise Of
                              Options/SARs     To Employees       Base Price      Expiration
             Name             Granted (#)     in Fiscal Year        ($/sh)           Date
              (a)                 (b)            (c) (1)              (d)            (e)
          ----------------------------------------------------------------------------------
          Henry Fong            133,200                              1.42            2003
                                148,000                              1.70            2003
                                 74,000                              1.98            2003
                                 74,000                              2.27            2003
                                 74,000                              2.55            2003
                                 74,000                              2.83            2003
                                 74,000                              3.54            2003
                                 74,000                              4.25            2003
          ---------------        ------      ----------------
          Total                                    66%
          ------------------------------------------------------------------------------------
          Barry Hollander        46,800                             1.42             2003
                                 52,000                             1.70             2003
                                 26,000                             1.98             2003
                                 26,000                             2.27             2003
                                 26,000                             2.55             2003
                                 26,000                             2.83             2003
                                 26,000                             3.54             2003
                                 26,000                             4.25             2003
          ---------------        ------      ----------------
          Total                                    23%
          ------------------------------------------------------------------------------------

(1) For the year ended December 31, 1998, 1,100,000 options were granted. The percentage in this column is based on the total number of options granted to Henry Fong (725,200) and Barry Hollander (254,800)by California Pro Sports, Inc.

     Aggregated Option/SAR Exercises and Year-End 1998 Option/SAR Values.

     -------------------------------------------------------------------------------------------------------------
                                                                                                    Value Of
                                                                     Number Of Securities          Unexercised
                                                                    Underlying Unexercised         In-The-Money
                                                                        Options/SARs               Options/SARs
                                                                     At December 31, 1998      At December 31, 1998
                                   Shares              Value                 (#)                       ($)
                                 Acquired On          Realized           Exercisable/              Exercisable/
              Name               Exercise (#)           ($)              Unexercisable             Unexercisable
               (a)                   (b)                (c)                  (d)                       (e)
     --------------------------------------------------------------------------------------------------------------
     Henry Fong                         77,200           0                  0/725,200                $83,025/0
     -------------------------------------------------------------------------------------------------------------
     Barry Hollander                   134,500        135,142               0/254,800                $     0/0
     -------------------------------------------------------------------------------------------------------------

        Security Ownership of Certain Beneficial Owners and Management

     Set forth below is certain information as of November 19, 1999, with respect to ownership of our common and preferred stock held of record or beneficially by (i) our executive officers named in the summary compensation table, (ii) our directors, (iii) each person who owns beneficially more than five percent of our outstanding common and preferred stock; (iv) all directors and executive officers as a group and (v) the selling shareholder:


                                                Number of Common             Percentage Owned of
Name and Address of Beneficial Owner              Shares Owned                  Common Shares
------------------------------------              ------------                  -------------
David Schwartz                                      5,431,743                       13.23%
Officer and Director
1313 Laurel Street, Suite 1
San Carlos, CA 94070

Gulfstream 1998 Irrevocable Trust                   2,938,815                        7.16%
3155 Miro Drive North
Palm Beach Gardens, FL 33410

Leonard Kain                                        2,680,000                        6.53%
Director
1313 Laurel Street, Suite 1
San Carlos, CA 94070

Mary E. Finn                                           -0-(1)                         -0-
Director
1313 Laurel Street, Suite 1
San Carlos, CA 94070

Dennis Allison                                         -0-                            -0-
Director
1313 Laurel Street, Suite 1
San Carlos, CA 94070

Jim Polizotto                                          -0-                            -0-
Director
1313 Laurel Street, Suite 1
San Carlos, CA 94070

Wayne W. Mills                                      2,486,668                        6.06%
c/o R. J. Steichen & Co.
5500 Wayzata Blvd., Suite 290
Golden Valley, MN 55402

Gage LLC                                            2,013,823                        4.58(2)
Attn: Sabrina Hew
c/o Citco Trustees Cayman Limited
Commercial Centre
P.O. Box 31106SmB
Grand Cayman, Cayman Islands
British West Indies

All Directors and executive officers as a           8,111,743                        19.76%
group (5 persons)

_____________________
(1) Does not include 5,431,743 shares owned by her spouse, David M. Schwartz, as to which she disclaims beneficial ownership.
(2) The percentage is based on 44,016,129 shares of common stock outstanding after 2,959,458 shares of common stock have been issued and registered pursuant to this registration statement/prospectus.


                Certain relationships and related transactions

     On January 8, 1998, the company lowered the exercise of all the warrants held by Messrs. Fong and Casazza to $1.00 per share. In January 1999, Mr. Casazza sold his 201,400 warrants.

     In September 1997, Mr. Fong agreed to convert $181,000 owed to him by the company, for a note payable of the company, assumed by Mr. Fong, at the September 30, 1997 market price of $2.00 per share. In December 1997, Mr. Fong agreed to convert the common shares issued September 30, 1997 to Series A Preferred Shares of the company. Upon stockholder approval of a recapitalization measure in July 1998, Mr. Fong received 90,500 shares of the company's common stock in exchange for the Series A Preferred Stock.

     In January 1998, so as to infuse the company with short-term working capital, Mr. Hollander agreed to exercise 85,000 options to purchase shares of common stock granted pursuant to an Incentive Stock Option Agreement dated April 23, 1997. In exchange for this exercise, the company awarded Mr. Hollander 29,500 non-statutory stock options and 18,500 shares of Series A Preferred Stock. On July 15, 1998, the Series A Preferred Shares were converted to 55,500 shares of common stock.

     In January 1998, the company authorized the issuance of 50,000 shares of common stock to Mr. Casazza in exchange for consulting services for the period September 12, 1997 through January 12, 1998, at the January 5, 1998 market price of $1.375.

     In May 1998, at the request of the company, Barry Hollander exercised 49,500 options so as to infuse the Company with short-term working capital.

     In June of 1998, at the request of the company, Henry Fong exercised a total of 77,200 options so as to infuse the Company with short-term working capital.

     Transactions between the company and its officers, directors, employees and affiliates were on terms no less favorable to the company than would have been available from unaffiliated parties. Any such transactions were subject to the approval of a majority of the disinterested members of the Board of Directors.

                           Description of Securities

Common stock

          We are authorized to issue up to 50,000,000 shares of common stock, $.01 par value per share. As of November 19, 1999, 41,056,671 shares are outstanding. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock offered in the offering, when issued, will be fully paid and non-assessable. The holders of ImaginOn common stock:

          . have equal ratable dividends from funds legally available, when and if declared by our Board of Directors;

          . are entitled to share ratably in all our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of ImaginOn;

          . do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

          . are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

          The holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding shares represented at any stockholder meeting at which a quorum is present, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event the holders of the remaining shares will not be able to elect any of the directors.

Preferred stock

          We are authorized to issue up to 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidations, conversion, voting or other rights that adversely affect the voting powers or other rights of ImaginOn's Common Stockholders. Currently there are 4,000 shares of Series F Preferred Stock issued and outstanding.

          On May 4, 1999 we issued 4,000 shares of Series F Preferred Stock and the Group F Warrant to purchase 122,553 shares of our common stock. The holders of the Series F Preferred Stock are entitled to receive dividends out of legally available funds, subject to declaration by the Board of Directors. Such dividends are cumulative and shall be paid prior to and in preference to any dividend on the common stock at an annual rate of 12% of the $1,000 stated value. Such dividends begin to accrue from the date if issuance and are payable upon redemption or conversion. Dividends are payable, at the holders option in cash or unrestricted common stock. The Series F Preferred Stock shall rank prior to the common stock.

          Conversion of preferred stock into common stock can only occur by submitting a Notice of Conversion. After October 31, 1999, 180 days after date of issue date, the holders of Series F Preferred Stock may convert any whole number of the Series F Preferred Stock into common stock provided that:

          .    redemption notice has not been provided by us; or

          . holders of Series F Preferred do not currently or as a result of such conversion, own more that 4.99% of the then outstanding shares of common stock

          The number of our shares of common stock upon conversion of the Series F Preferred Stock is determined by dividing 1,000 by the conversion price. The conversion price will be the lowest of:

          . 125% of the average closing bid price of ImaginOn common stock on the five consecutive trading days ending on the trading day immediately preceding the issuance date; or

          . 94% of the average of the five lowest closing bid prices of ImaginOn common stock during 22 trading days immediately preceding the conversion date.

          For example and for illustrative purposes only, if the average closing bid price for the five consecutive trading days ending on the day before conversion is $1.00, 125% of $1.00 is $1.25; and if the average of the five lowest closing bid prices of common stock during the 22 days prior to the conversion date is $1.00, 94% of $1.00 is $.94. Therefore, the lower of $1.25 and $.94, or $.94 is the conversion price per share.

          The following table sets forth, for illustrative purposes only, the effect of decreasing stock prices and its result on the conversion price per share and number of shares issued upon conversion of the Series F Preferred Stock.

----------------------------------------------------------------------------------------------------------------------------------
                                                                Aggregate number
                                                                  of shares of
                                      Number of shares of         common stock                                  Percentage of
Price per share     Conversion           common stock         convertible from all      Warrant    Number of     outstanding
   of common      price per share    convertible per share     Series F Preferred      exercise     warrant         common
     stock              (1)          of Series F Preferred          Stock(2)           price(3)    shares (3)      stock(4)
----------------------------------------------------------------------------------------------------------------------------------
$  2.8125 (5)      $  2.8125                    356                 1,424,000          $  2.8125     122,553         2.90%
----------------------------------------------------------------------------------------------------------------------------------
$2.109375 (6)      $2.109375                    474                 1,896,000          $2.109375     122,553         3.87%
----------------------------------------------------------------------------------------------------------------------------------
$ 1.40625 (7)      $ 1.40625                    711                 2,844,400          $ 1.40625     122,553         5.80%
---------------------------------------------------------------------------------------------------------------------------------
$ .703125 (8)      $ .703125                  1,422                 5,688,000          $ .703125     122,553        11.68%
----------------------------------------------------------------------------------------------------------------------------------

(1) Assumes that the current market price is the lower of (a) 125% of the 5 consecutive trading days prior to the conversion date or (b) 94% of the 5 lowest trading days out of the 22 most consecutive trading days prior to the conversion date.

(2) Assumes that all 4,000 shares of Series F Preferred have not been converted into common stock and no prior conversion of the Series F Preferred Stock.

(3) The number of shares of common stock acquired as a result of the exercise of the Group F Warrant (the "Warrant Shares") is constant and does not fluctuate. The price per share of common stock (the "Warrant Exercise Price") of the Group F Warrant is subject to changes in the current market price of the underlying common stock. However, for illustrative purposes only assume the warrant exercise price is equal to the conversion price per share is that total.

(4)       Assumes 43,930,179 outstanding shares of ImaginOn common stock.

(5) Reflects the closing bid price of one share of ImaginOn common stock as quoted by the Nasdaq SmallCap Market on November 15, 1999 (the "Base Closing Bid Price")

(6)       Reflects a 25% reduction from the Base Closing Bid Price.

(7)       Reflects a 50% reduction from the Base Closing Bid Price.

(8)       Reflects a 75% reduction from the Base Closing Bid Price.

          However, the number of shares of our common stock is subject to adjustment in each of the following cases:

          .    stock dividend
          .    declaration of dividends payable in cash while offering a right to purchase more common stock at the dividend price
          .    stock split
          .    combination of outstanding shares of common stock
          .    issue or reclassify common stock
          .    consolidation, merger, sale or lease of substantially all of our assets
          .    capital reorganization or reclassification of common stock

          Redemption of preferred stock by us may occur at any time provided that there is one of the following:

          .    available full cash amount of the redemption price; or
          .    available credit facility to pay the cash redemption price; or
          .    a combination or readily available cash and credit facility to pay the redemption price.

          The redemption price is subject to adjustment of the conversion price in the event of a stock split, stock dividend or combination of shares or similar event. The redemption price is determined by one of the following formulas:

          . 105% of the aggregate stated value of the Series F Preferred Stock plus all accrued and unpaid dividends if such redemption occurs before October 31, 1999, 180 days after the issue date; or

          . 110% of the aggregate stated value of the redeemed shares plus all accrued and unpaid interest if redeemed after October 31, 1999, 180 days after the issue date.

          As long as Series F Preferred Stock is outstanding, we are required to reserve and keep available out of our authorized but unissued common stock no less that 200% of the number of shares of common stock convertible from the Series F Preferred Stock. A two-thirds vote of the Series F Preferred Stockholders is required to amend our Certificate of Incorporation if such amendment does any of the following:

          .    create senior preferred stock
          .    reduce payment to Holders of Series F Preferred Stock due to voluntary or involuntary liquidation or winding up
          .    cancel or modify conversion rights

          Additionally, we cannot establish a par value of any shares of stock receivable on conversion of Series F Preferred Stock or consolidate, merger or permit such unless such acquirer assumes in writing all the obligations of the Series F Preferred Stock.

Warrants and options

          The warrants. Prior to this offering, we redeemed all of our outstanding public warrants. As part of the Series F Preferred Stock purchase agreement dated May 4, 1999 the purchaser of the Series F Preferred Stock also negotiated for a warrant that expires on or prior to May 3, 2003 to purchase 122,553 shares of common stock (the "Group F Warrant"). The exercise price of the common stock, Group F Warrant Exercise Price, will be the lower of the following:

          . 110% of the bid price on a trading day immediately preceding the date of the warrant; or

          . 100% of the bid price on the day all shares of Series F Preferred Stock are redeemed in full by us; or

          . 100% of the bid price on the first trading day immediately following the day demand and proper notice for registration of the common stock is received by us.

          The Group F Warrant Exercise Price is subject to fluctuation and is reflected in this section, "Description of securities"; however the number of common shares underlying the warrant is fixed prior to adjustment at 122,553 shares of common stock.

          The Group F Warrant Exercise Price is subject to adjustment in certain events including but not limited to the following:

          . amendment to our Certificate of Incorporation changing the designation of common stock or the rights, privileges, restrictions or conditions in respect of the common stock or division of common stock;

          . subdivision to our outstanding stock or declare a dividend or make any distribution to shareholders payable in common stock;

          . issue more than 100,000 share of common stock or options to purchase common stock or securities convertible into common stock with an exercise price less than the Group F Warrant Exercise Price either through a public or private placement but not including options granted pursuant to our Stock Option Plan or shares issued in an acquisition, or shares issuable pursuant to our convertible debentures;

          . merger, consolidation, reorganization or sale of substantially all our assets.

Registration rights

          Under the registration rights agreement, we are obligated to register 150% shares of common stock which may be issued upon conversion of the Series
F Preferred Stock which includes 1,891,270 shares of common stock plus an additional 945,635 shares of common stock for future conversions of the Series F Preferred Stock, and 100% of the 122,553 shares of common stock exercisable under the Group F Warrant. We are fulfilling our obligations under the registration rights agreement with this registration statement and prospectus.

          Indemnification provided in connection with the offering by the selling securityholder

          The selling securityholder agreed to indemnify and hold harmless ImaginOn, its directors, officers, agents and employees, each person who controls ImaginOn, and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses arising solely out of or based solely upon any untrue statement of a material fact contained in this registration statement, any prospectus, or any form of prospectus, or solely out of or based solely upon any omission of a material fact required to be stated in herein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the selling securityholder to ImaginOn specifically for inclusion in this registration statement or such prospectus or to the extent that such information related to the selling securityholder or the selling securityholder's proposed method of distribution of the securities and was reviewed and expressly approved in writing by the selling security holder expressly for use in this registration statement, such prospectus or form of prospectus.

          Indemnification provided in connection with the offering by ImaginOn

          ImaginOn agreed to indemnify and hold harmless the selling securityholder, its directors, officers, agents, employees, each person who controls the selling securityholder, and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses arising solely out of or based solely upon any untrue statement of a material fact contained in this registration statement, or any related prospectus or similar document, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated or necessary to make such statements not misleading; however, ImaginOn will not be liable in any such case to the extent such loss, claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in this registration statement or prospectus or similar document in reliance upon, and in conformity with, written information furnished to ImaginOn by the selling securityholder, specifically for the use in the preparation of such document or to the extent that such information related to the selling securityholder's method of distribution of the securities and was reviewed expressly by the selling securityholder.

                             Plan of distribution

          We are registering the shares offered by the selling securityholder and no underwriters are participating in this offering.

          We will pay all costs and expenses in connection with the preparation of this prospectus and the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling securityholder. The selling securityholder may sell its shares from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq SmallCap Market. The types of transactions include:

               .    negotiated transactions
               .    put or call option transactions;
               .    short sales; or
               .    a combination of the above transaction at market prices at the time of sale or at negotiated prices.

          These transactions may or may not involve brokers or dealers. The selling securityholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholder. Pursuant to the certificate of designation of the Series F Preferred Stock, the securityholder cannot own more than 4.99% of the issued and outstanding common stock at any one time. This requirement does not interfere with the securityholder's right to convert the Series F Preferred Stock over time, which in the aggregate would be greater than 4.99%. The selling securityholder can buy and immediately sell or hold up to 4.99% of the outstanding common stock provided that at no time can the selling securityholder own more than 4.99% of the outstanding common stock.

          We have agreed to indemnify the selling securityholder and the officers, directors and each person who controls the selling securityholder against all losses, claims, damages, liabilities and expenses caused by:

               . any untrue or alleged untrue statement of material fact contained in the registration statement, this prospectus or any amendment or supplement to these documents; or
               . any omission or alleged omission to state a material fact in the registration statement, this prospectus or any amendment or supplement to these documents that is required to be stated or necessary to ensure that the documents are not misleading.

          The selling securityholder will not be indemnified if the claims relating to or arising from untrue statements or omissions if:

               . the statements or omissions are based on written information provided by the selling securityholder for use in the preparation of the registration statement, this prospectus or any amendments or supplements to these documents; or
               . the selling securityholder fails to deliver a copy of this prospectus to a buyer.

          The selling securityholder and any broker-dealers that act in connection with the sale of securities might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

          Because the selling securityholder may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

          The selling securityholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conform to the requirements of that Rule.

Nasdaq listing

          The issuance of future priced securities that are convertible into common stock, such as our Series F Preferred Stock may cause ImaginOn to be delisted from the Nasdaq SmallCap Market listing if ImaginOn does not comply with the following:

               . shareholder approval is generally required if the futures priced securities make up 20% or more of the outstanding common stock.

               . voting rights given to the future priced securityholders cannot be greater than the voting rights given to the pre-existing common stock holders.

               . the bid price of the common stock, underlying the convertible stock, must be $1 or more.

               . a listing of additional shares and associated fee must be filed with Nasdaq.

               . the future priced security is not and will not result in a change of control.


          We believe that we have complied with Nasdaq's future priced securities policy and, therefore, we will continue to be listed on the Nasdaq SmallCap market.


                                 Legal matters

          The legality of the securities being offered will be passed on for us by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado.

                                    Experts

          The audited consolidated financial statements of ImaginOn, Inc. and subsidiaries included in this registration statement have been audited by Gelfond Hochstadt Pangburn & Co., independent certified public accountants, for the periods and to the extent set forth in their report appearing in this registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                      Where you can find more information

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you free of charge at the SEC's website at http://www.sec.gov.

          Our common stock is traded as "SmallCap Market Securities" on the Nasdaq SmallCap Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

               . Our Annual Report on Form 10-KSB for the year ended December 31, 1998
               . Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999
               . Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999

               . Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999
               . Our Current Reports on Form 8-K filed March 23, 1999 and July 8, 1999

          You may request free copies of these filings by writing or telephoning us at our principal offices, which are located at the following address:

                          1313 Laurel Street, Suite 1
                          San Carlos, CA 94070
                          (650) 596-9300
                          Attn: Secretary

                                   Glossary

          The following glossary may be helpful in understanding the business and risk factors associated with ImaginOn, Inc. and its wholly-owned subsidiary
ImaginOn.com:

          "BROWSER" - Short for Web Browser; it's the tool, program, that allows a user to surf the web.

          "BUFFER" - A storage area for a finite amount of data in a computer system or digital transmission system.

          "CD-ROM" - Compact Disc - Read Only Memory. A CD-ROM is any compact disc which contains computer data. These discs can store large amounts of data. If there is a large amount of data on a CD-ROM, then it is usually impractical to copy the data to the hard disk, in this case, you must insert the disc whenever you want to use the data. The ROM simply means that you cannot save information onto these discs. CD-Rom may also refer to the drive used to read these discs.

          "COMPILER" - A software program that processes a structured set of data and creates another data set. If the data is a computer program written in a human-readable language, the output will usually be a set of instructions that can be executed by a computer to perform the tasks the programmer intended.

          "DVD"- Digital video disc or digital versatile disc. DVD Rom is similar to a large capacity CD Rom. DVD movies are DVD discs containing digitalized Hollywood movies. DVD Ram, Random Access Memory, is recordable DVD media, like CDR, CD Recordable, and CDRW, CD Read/Write discs.

          "E-MAIL" - E-mail stands for electronic mail. Most networks support some form of e-mail. E-mail allows a user to send text (such as a letter) to another person on another computer.

          "ELECTRONIC-MAIL" - This tool is usually provided by an Internet service provider. It allows a user to send and receive mail, messages, over the Internet.

          "HTML" - Hypertext Mark-Up Language. HTML is not really a programming language, but a way to format text by placing marks around the text. For example, HTML allows a user to make a word bold or underline it. HTML is the foundation for most web pages.

          "HYPERLINK" - A data object, such as text or an image, that has a dual purpose. The first purpose is to convey information in the form of text or a picture. The second purpose is to connect the user to another data object, that may be somewhere else entirely separate from the text or image presented. For example, on an Internet Web page, the word "Poodle" within a text about dogs might serve to connect the user to another web page specifically about poodles, when the user clicks their mouse button while their cursor is on the word "Poodle."

          "HYPERTEXT" - Text on a web page that links the user to another web page. The hypertext, or links will usually be different color than the other text on the page and is usually underlined.

          "I/O" - Input/Output. The place where data enters or leaves a computer system or digital transmission system.

          "INTERNET" - Originally called ARPANET after the Advanced Research Projects Agency of the U.S. Department of Defense. This electronic network connects the hosts together so that a user may go from one Web Page to another efficiently. The electronic connection began as a government experiment in 1969 with four computers connected together over phone lines. By 1972, universities also had access to what was by then called the Internet.

          "JAVA APPLET" -mini-software programs written in the Java language, that run inside a Web browser window.

          "KEYWORD" - A word a user might use to search for a web site.

          "LATENCY" - The time it takes for a computer or transmission system to respond to the user's input.

          "LINK" - A link will transport a user from one Internet site to another with just a click of the mouse. Links can be text or graphic and are recognizable once the user knows what to look for. Text links usually will be underlined and often a different color than the rest of the text on the screen. A graphic link usually has a frame around it.

          "LOSSLESS" - A digital process that preserves information. For example, the process that digitizes financial data for transmission over computer networks is lossless, so the numbers do not change between sender and receiver.

          "LOSSY" - A digital process that loses information. For example, the process that digitizes voice for long distance telephone calls is lossy, so the quality of the audio is less than perfect.

          "NET" - Short for Internet.

          "NETWORK" - A multi-dimensional set of items and the connections between them.

          "NODE" - The point within a network where an item resides, or a connection is made to an item in the network.

          "OBJECT" - A self-contained item of information that has predefined attributes and behaviors. Objects are used by computer programs to store data and represent data. Examples of objects are digital images, a text page, a display window.

          "ONLINE" - Having accesses to the Internet.

          "REAL-TIME" - To view or hear something in real-time means to see or hear it immediately and without any slowdowns. Real-time audio on the Internet, for example, means the user does not have to wait an entire audio file to download, but can, almost, immediately start listening to the audio as it is coming to them.

          "SITE" - A place on the Internet. Every web page has a location where it resides which is called its site. Every site has an address usually beginning with "http://."

          "STREAM" - Digital data that is transmitted or delivered as a continuous flow of information within a channel. The stream may or may not have a fixed duration. Examples of streams are digitized audio and digitized video.

          "SURFING" - The process of "looking around" the Internet.

          "URL" - Uniform Resource Locator.  The address of an Internet site.

          "WWW" - An acronym for the World Wide Web.

          "WEB" - Short for the World Wide Web.

          "WEB BROWSER" - The tool, program, that allows one to surf the World Wide Web.

          "WEB PAGE" - Every time a user is on the Internet, they are looking at a web page.

          "WORLD WIDE WEB" - A full-color, multimedia database of information on the Internet. Like the name implies the World Wide Web is a universal mass of web pages connected together through links. Theoretically, if a user clicks on every link on every web page you would eventually visit every corner of the world without ever leaving their computer chair.

                        IMAGINON, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                         Index to financial statements

                                                                      Page
                                                                      ----
Independent auditors' report                                           F-2

Consolidated financial statements:

 Balance sheets                                                        F-3

 Statements of operations and comprehensive loss                       F-4

 Statements of shareholders' equity                              F-5 - F-8

 Statements of cash flows                                       F-9 - F-10

 Notes to financial statements                                 F-11 - F-34

Unaudited September 30, 1999 Financial Statements:                    F-35

 Balance Sheet                                                        F-36

 Statement of operations and comprehensive losses                     F-37

 Statement of shareholders' equity                             F-38 - F-40

 Statement of cash flows                                       F-41 - F-42

 Notes of financial statements                                 F-43 - F-47

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
ImaginOn, Inc.

We have audited the accompanying consolidated balance sheets of ImaginOn, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ImaginOn, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.




GELFOND HOCHSTADT PANGBURN & CO.


Denver, Colorado
March 22, 1999

                        IMAGINON, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                          Assets
                                                          ------

                                                          Unaudited         December 31,          December 31,
                   Pro forma                                1998                1997
               ----------------                         ------------        ------------
     (Note 7)
Current assets:
   Cash                                                 $  2,714,103        $     74,103          $     13,969
   Notes and accounts receivable, less allowance
     for doubtful accounts of $216,000 in 1997:
     Trade                                                                                              10,000
     Related parties (Note 10)                             1,477,217           1,477,217               131,270
     Other                                                   104,226             104,226                90,000
   Prepaid expenses and other                                 25,000              25,000                28,141
   Assets of subsidiary held for sale (Note 4)                                   624,284             1,104,527
                                                        ------------        ------------          ------------
          Total current assets                             4,320,546           2,304,830             1,377,907
                                                                            ------------          ------------
Furniture and equipment, net of accumulated
   depreciation ($469,379, 1998; $319,866, 1997)               2,674               2,674               153,387
                                                        ------------        ------------          ------------

Other assets, net of accumulated amortization
    ($16,666, 1998; $66,137, 1997):
   Deferred merger costs                                     167,777             167,777
   Goodwill                                                                                            191,121
   Trademark license costs and other                          83,334              83,334               546,212
                                                        ------------        ------------          ------------
                                                             251,111             251,111               737,333
                                                        ------------        ------------          ------------
                                                        $  4,574,331        $  2,558,615          $  2,268,627
                                                        ============        ============          ============

                                         Liabilities and Shareholders' Equity
                                         ------------------------------------
Current liabilities:
   Accounts payable and accrued expenses                $    278,333        $    233,532          $     64,393
   Liabilities of subsidiary held for sale (Note 4)                            1,263,565             1,714,139
                                                        ------------        ------------          ------------
          Total liabilities (all current)                    278,333           1,497,097             1,778,532
                                                        ------------        ------------          ------------
Minority interest                                                                 56,320               385,149
                                                        ------------        ------------          ------------
Commitments and contingencies (Notes 4, 5, and 10)
Shareholders' equity (Note 7):
   Preferred stock, $0.01 par value; authorized
    5,000,000 shares:
       Series A, issued and outstanding
        1,099,685 shares                                                                                10,997
       Series B/C, issued and
        outstanding 1,630 shares                           1,300,902           1,300,902
       Series D/E, issued and
        outstanding 3,000 shares                             935,000
   Common stock, $0.01 par value; authorized
    50,000,000  shares; issued 13,434,731 shares             134,347             134,347                67,344
   Warrants                                                  394,200             394,200               394,200
   Capital in excess of par                               15,583,849          13,968,849            11,080,758
   Accumulated deficit                                   (14,052,300)        (14,052,300)          (10,554,713)
   Treasury stock held by subsidiary, at cost,
    1,204,950  shares of common stock, 1998;
       360,000 shares of common stock and
       750,471 shares of preferred stock, 1997                                  (740,800)             (893,640)
                                                        ------------        ------------          ------------
          Total shareholders' equity                       4,295,998           1,005,198               104,946
                                                        ------------        ------------          ------------
                                                        $  4,574,331        $  2,558,615          $  2,268,627
                                                        ============        ============          ============

                See notes to consolidated financial statements.

                        IMAGINON, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996



                                                             1998                 1997                 1996
                                                         ------------         ------------         ------------
Net sales                                                $                    $  9,087,767         $ 16,952,904
                                                         ------------         ------------         ------------

Cost of sales:
  Substantially from a related party (Note 1)                                                         3,148,423
  Others                                                                         7,445,344            9,852,861
  Inventory markdowns and adjustments                                                                 1,059,750
                                                         ------------         ------------         ------------
                                                                                14,061,034            7,445,344
                                                         ------------         ------------         ------------
        Gross profit                                                             1,642,423            2,891,870
                                                         ------------         ------------         ------------

Operating expenses:
  General, administrative and selling expenses              2,060,001            5,270,153            6,153,723
  Consulting fees, related party (Note 5)                     180,000              210,000              200,000
  Restructuring and Impairment
     charges (Note 11)                                        489,825              237,452            1,229,000
                                                         ------------         ------------         ------------
Total operating expenses                                    2,729,826            5,717,605            7,582,723
                                                         ------------         ------------         ------------

Loss from operations                                       (2,729,826)          (4,075,182)          (4,690,853)
                                                         ------------         ------------         ------------

Other expenses (income):
  Interest income, related party (Note 10)                    (43,948)
  Interest expense:
        Related parties                                                            297,338              305,947
        Other                                                 141,040              669,140            1,083,274
  Foreign currency gains                                                           (59,791)              44,012
  Royalty and other income                                   (103,643)             (62,312)             (51,376)
  Loss on marketable securities (Note 3)                                            62,392              144,457
  Gain on sale of investment in subsidiary (Note 4)                                (87,593)            (111,366)
  Gain from issuance of common stock by
    subsidiary (Note 4)                                                                                (479,100)
  Finance fees (Notes 4 and 7)                                591,060              440,643
  Loss on sale of USA Skate assets (Note 4)                   125,000              751,522
                                                         ------------         ------------         ------------
                                                              709,509            2,011,339              935,848
                                                         ------------         ------------         ------------

Loss before income taxes and minority interest             (3,439,335)          (6,086,521)          (5,626,701)
Income tax benefit (Note 6)                                                       (166,404)            (244,500)
                                                         ------------         ------------         ------------

Loss before minority interest                              (3,439,335)          (5,920,117)          (5,382,201)
Minority interest                                              58,252             (727,197)             193,681
                                                         ------------         ------------         ------------

Loss before extraordinary item                             (3,497,587)          (5,192,920)          (5,575,882)
Extraordinary item (Note 8)                                                        383,705
                                                         ------------         ------------         ------------

Net loss                                                   (3,497,587)          (4,809,215)          (5,575,882)
Other comprehensive income (loss):
 Foreign currency translation adjustments                                            7,774               (7,774)
                                                         ------------         ------------         ------------

Comprehensive loss                                       $ (3,497,587)        $ (4,801,441)        $ (5,583,656)
                                                         ============         ============         ============

Net loss                                                 $ (3,497,587)        $ (4,809,215)        $ (5,575,882)
Amortization of discount on preferred stock                (1,120,000)
                                                         ------------         ------------         ------------

Net loss applicable to common shareholders               $ (4,617,587)        $ (4,809,215)        $ (5,575,882)
                                                         ============         ============         ============

Basic and diluted loss per share:
 Before extraordinary item                               $      (0.48)        $      (0.94)        $      (1.37)
 Extraordinary item                                                                   0.07
                                                         ------------         ------------         ------------

Basic and diluted loss per common share                  $      (0.48)        $      (0.87)        $      (1.37)
                                                         ============         ============         ============

Weighted average number of shares outstanding               9,549,353            5,544,833            4,078,864
                                                         ============         ============         ============

                See notes to consolidated financial statements.

                        IMAGINON, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


                                                               Series A           Series B and C
                                        Common Stock        Preferred Stock       Preferred Stock
                                    --------------------   ------------------   --------------------

                                                                                                                     Capital in
                                      Shares     Amount     Shares    Amount     Shares     Amounts     Warrants    excess of par
                                    ----------  --------   --------  --------   --------   ---------   ----------   -------------
Balances, January 1, 1996            3,783,511  $ 37,835                                                $ 394,200     $ 4,727,492

Issuance of 400,000 shares
 of common stock (Note 7)              400,000     4,000                                                                  896,000

Issuance of 36,000 shares of
 common stock in settlement of
 an account payable (Note 7)            36,000       360                                                                  107,640

Issuance of 480,000 shares of
 common stock in settlement
 of payables to
 officers/shareholders (Note 7)        480,000     4,800                                                                  655,200

Net loss for 1996

Cumulative foreign currency
 translation adjustment
                                    ----------  --------   --------  --------   --------   ---------   ----------   -------------
Balances, December 31,1996           4,699,511  $ 46,995                                                $ 394,200      $6,386,332

Issuance of 371,493 shares of
 common stock in exchange for
 480,417 shares of the Company's
 subsidiary stock (Note 4)             371,493     3,715                                                                  407,677

Issuance of 75,000 shares of
 common stock in satisfaction
 of 300,000 options to purchase
 common stock (Note 5)                  75,000       750                                                                   69,563

 Issuance of 75,000 shares of
 common stock for consulting and
 financial services (Note 5)            75,000       750                                                                   74,250

Issuance of 865,225 shares of
 common stock in satisfaction
 of $1,171,656 of
 liabilities (Note 7)                  865,225     8,652                                                                1,163,004

Issuance of 235,701 shares of
 common stock for extending
 maturity date on
 certain notes (Note 4)                235,701     2,357                                                                  438,284

                                                      Foreign
                                                      currency
                                                     translation    Treasury
                                         Deficit     adjustment      stock            Total
                                       -----------   -----------    ---------      -----------
Balances, January 1, 1996              $  (169,616)                                $ 4,989,911

Issuance of 400,000 shares
 of common stock (Note 7)                                                              900,000

Issuance of 36,000 shares of
 common stock in settlement of
 an account payable (Note 7)                                                           108,000

Issuance of 480,000 shares of
 common stock in settlement
 of payables to
 officers/shareholders (Note 7)                                                        660,000

Net loss for 1996                       (5,575,882)                                 (5,575,882)

Cumulative foreign currency
 translation adjustment                                $  (7,774)                       (7,774)
                                       -----------   -----------    ---------      -----------
Balances, December 31,1996             $(5,745,498)    $  (7,774)                   $1,074,255

Issuance of 371,493 shares of
 common stock in exchange for
 480,417 shares of the Company's
 subsidiary stock (Note 4)                                                             411,392

Issuance of 75,000 shares of
 common stock in satisfaction
 of 300,000 options to purchase
 common stock (Note 5)                                                                  70,313

Issuance of 75,000 shares of
 common stock for consulting and
 financial services (Note 5)                                                            75,000

Issuance of 865,225 shares of
 common stock in satisfaction
 of $1,171,656 of
 liabilities (Note 7)                                                                1,171,656

Issuance of 235,701 shares of
 common stock for extending
 maturity date on
 certain notes (Note 4)                                                                440,641

                                  (Continued)

                                                  Series A             Series B and C
                             Common Stock              Preferred Stock        Preferred Stock
                       -----------------------   ------------------------  ------------------------
                                                                                                                     Capital in
                          Shares       Amount       Shares       Amount       Shares       Amounts     Warrants      excess of par
                       ------------  ----------  ------------  ----------  ------------  -----------  ----------   ----------------
Issuance of 52,500
shares of common
stock upon the             52,500         525                                                                            94,475
exercise of options
(Note 7)

Issuance of 349,214
Class A Series
Preferred Stock                                     349,214      $ 3,492                                              1,564,638
(Note 7)

Issuance of stock to
subsidiary
in satisfaction of
$893,640 liabilities
(Note 7)                  360,000       3,600       750,471        7,505                                                882,535
                          -------
Net loss for 1997

Foreign currency
translation adjustment

Balances, December
  31, 1997              6,734,430    $ 67,344     1,099,685      $10,997                               $394,200     $11,080,758

Issuance of 437,593
shares of common
stock in
consideration for
extending the date on
certain notes (Note 5)    437,593       4,376                                                                           538,426

Issuance of 50,000
shares of common
stock for consulting
services (Note 5)          50,000         500                                                                            68,250

Issuance of 534,200
shares of common
stock upon exercise
of options (Note 5)       534,200       5,342                                                                           574,068

Issuance of 18,500
shares of Series A
preferred stock (Note 5)                             18,500          185                                                 76,128

Issuance of 167,754
shares of Series A
preferred stock in a
private placement (Note 4)                          167,754        1,678                                                164,975

Issuance of 41,667
shares of Series A
preferred stock in
satisfaction of
$150,000 of liabilities                              41,667          417                                                149,583

Issuance of 3,982,818
shares of common
stock in exchange for
1,327,606 shares of
Series A preferred      3,982,818      39,828    (1,327,606)    (13,277)                                               (26,551)
stock (Note 5)

                                             Foreign
                                            currency
                                           translation     Treasury
                               Deficit     adjustment        stock        Total
                             ----------  --------------    ---------     -------
Issuance of 52,500
shares of common
stock upon the
exercise of options
(Note 7)                                                                   95,000

Issuance of 349,214
Class A Series
Preferred Stock (Note 7)                                                1,568,130

Issuance of stock to
subsidiary
in satisfaction of
$893,640 liabilities
(Note 7)                                                 $(893,640)

Net loss for 1997           (4,809,215)                                (4,809,215)

Foreign currency
translation adjustment                           7,774                      7,774
                          ----------------   ---------    ----------   ----------
Balances, December
31, 1997                  $(10,554,713)                  $(893,640)      $104,946

Issuance of 437,593
shares of common
stock in
consideration for
extending the date on
certain notes (Note 5)                                                    542,802

Issuance of 50,000
shares of common
stock for consulting
services (Note 5)                                                          68,750

Issuance of 534,200
shares of common
stock upon exercise
of options (Note 5)                                                       579,410

Issuance of 18,500
shares of Series A
preferred stock (Note 5)                                                   76,313

Issuance of 167,754
shares of Series A
preferred stock in a
private placement (Note 4)                                                166,653

Issuance of 41,667
shares of Series A
preferred stock in
satisfaction of
$150,000 of liabilities                                                   150,000

Issuance of 3,982,818
shares of common
stock in exchange for
1,327,606 shares of
Series A preferred
stock (Note 5)

(Continued)

                                                                  Series A              Series B and C
                                       Common Stock           Preferred Stock           Preferred Stock
                                -----------------------   ------------------------  ------------------------
                                    Shares       Amount       Shares       Amount       Shares       Amounts     Warrants
                                -----------   ----------  ------------  ----------- ------------   ----------  ------------
Issuance of 245,520
shares of common
stock owned by Skate
Corp. in satisfaction
of $245,520 of
liabilities

Issuance of 316,256
shares of common
stock in satisfaction
of $288,826 of liabilities         316,256       3,163

Issuance of 2,080
shares of Series B
and C preferred stock
in connection with
private placement,
net of costs (Note 4)                                                               2,080    $ 540,026

Issuance of 1,327,000
shares of common
stock owned by Skate
Corp. In exchange for
884,667 shares of
Skate Corp (Note 5)

Issuance of 80,000
shares of common
stock in a private
placement                           80,000         800

Issuance of 500,000
shares of common
stock for $400,000 (Note 7)        500,000       5,000


Issuance of 36,790
shares of common
stock for penalty on
Series B/C preferred
stock (Note 7)                      36,790         368

Issuance of 742,644
shares of common
stock in exchange for
450 shares of Series
B & C preferred stock (Note 7)     742,644       7,426                               (450)    (359,124)


Issuance of 20,000
shares to outside
members of the Board
of Directors                        20,000         200

Sale of 84,212 shares
of treasury owned by
subsidiary

Amortization of Class
B/C Series preferred stock                                                                   1,120,000
                                                             Foreign
                                                            currency
                            Capital in                     translation     Treasury
                           excess of par         Deficit   adjustment       stock        Total
                        ------------------   ------------ ------------   -----------  -----------
Issuance of 245,520
shares of common
stock owned by Skate
Corp. in satisfaction
of $245,520 of
liabilities                    161,503                                      84,017       285,520

Issuance of 316,256
shares of common
stock in satisfaction
of $288,826 of liabilities     285,663                                                   288,826

Issuance of 2,080
shares of Series B
and C preferred stock
in connection with
private placement,
net of costs (Note 4)         1,120,000                                                1,660,026

Issuance of 1,327,000
shares of common
stock owned by Skate
Corp. In exchange for
884,667 shares of
Skate Corp (Note 5)            (107,797)                                   454,099       346,302

Issuance of 80,000
shares of common
stock in a private
placement                        39,200                                                   40,000

Issuance of 500,000
shares of common
stock for $400,000 (Note 7)     395,000                                                  400,000


Issuance of 36,790
shares of common
stock for penalty on
Series B/C preferred
stock (Note 7)                   47,890                                                   48,258

Issuance of 742,644
shares of common
stock in exchange for
450 shares of Series
B & C preferred stock (Note 7)  351,698


Issuance of 20,000
shares to outside
members of the Board
of Directors                     19,800                                                   20,000

Sale of 84,212 shares
of treasury owned by
subsidiary                      150,255                                     23,724       119,979

Amortization of Class
B/C Series preferred stock   (1,120,000)

(Continued)

                                                                  Series A              Series B and C
                                       Common Stock           Preferred Stock           Preferred Stock
                                -----------------------   ------------------------  ------------------------
                                    Shares       Amount       Shares       Amount       Shares       Amounts     Warrants
                                -----------   ----------  ------------  ----------- ------------   ----------  ------------
Receipt  by
subsidiary of 250,000
shares of common
stock from third
party in settlement
of an amount due to
subsidiary from third
party (Note 4)

Net loss for the year
ended December 31,
1998
                               -----------   ----------  ------------  -----------   ------------   -----------   ------------
                               13,434,731    $134,347                                   1,630       $ 1,300,902    $ 394,200
                               ===========   ==========  ============  ===========   ============   ===========   ============
                                                             Foreign
                                                            currency
                            Capital in                     translation     Treasury
                           excess of par         Deficit   adjustment       stock        Total
                        ------------------   ------------ ------------   -----------  -----------
Receipt  by
subsidiary of 250,000
shares of common
stock from third
party in settlement
of an amount due to
subsidiary from third
party (Note 4)                                                             (414,000)     (414,000)

Net loss for the year
ended December 31, 1998                       (3,497,587)                              (3,497,587)
                              ------------- -------------  ------------   ---------- -------------
                               $13,968,849  $(14,052,300)                  (740,800)   $1,005,198
                              ============= =============  ============   =========== ============

                        IMAGINON, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                                                                             1998                  1997               1996
                                                                      ------------------    -----------------   --------------
 Cash flows from financing activities:
  Proceeds from notes payable and long-term debt                                                      174,545        4,543,522
  Repayments of notes payable, license fees
    and long-term debt                                                                            (11,713,124)
 (1,587,263)
  Proceeds from sale of treasury stock                                           178,980
  Net proceeds from issuance of
   common stock and warrants                                                   2,846,089                               819,600
                                                                      ------------------    -----------------   --------------
 Net cash provided by (used in) financing
  activities                                                                   3,025,069          (11,538,579)
                                                                      ------------------    -----------------   --------------
                                                                               3,775,859

 Net increase (decrease) in cash                                                  60,134              (45,129)          50,888

 Cash, beginning                                                                  13,969               59,098            8,210
                                                                      ------------------    -----------------   --------------

 Cash, ending                                                         $           74,103    $          13,969   $       59,098
                                                                      ==================    =================   ==============

 Supplemental disclosure of cash flow information:
  Cash paid for interest                                              $          152,000    $         826,000   $    1,041,900
                                                                      ==================    =================   ==============

  Cash paid for income taxes                                                                                    $       89,300
                                                                                                                ==============


 Supplemental disclosure of noncash
  investing and financing activities:
  Purchase (disposition) of USA Skate Co., Inc.
    net of cash acquired:
        Fair value (cost) of assets acquired (disposed of)                                  $     (16,937,947)  $
                                                                                                   11,334,200
        Intangible assets                                                                                            2,777,774
        Liabilities (assumed) disposed of                                                           1,899,533       (9,210,214)
 Fair value of assets exchanged                                                                                     (1,350,000)
        Loss on disposition                                                                           538,414
                                                                                            -----------------   --------------
 Total cash paid (received), net of cash acquired                                           $     (14,500,000)  $    3,551,760
                                                                                            =================   ==============

  Issuance of 400,000 shares of common stock in
    exchange for consulting and non-compete agreements                                                          $       900,000
                                                                                                                ===============
  Issuance of 480,000 shares of common stock in
    settlement of payables to officers/shareholders                                                             $       660,000
                                                                                                                ===============
  Minimum royalties payable in exchange
   for a license agreement                                                                                      $     2,213,235
                                                                                                                ===============
  Issuance of 371,493 shares of common stock in
        exchange for 480,417 shares of Company's
        Subsidiary stock                                              $          411,392
                                                                      ==================
 Issuance of 316,256, 865,225, and 36,000  shares of
    common stock in 1998, 1997 and 1996, respectively,
     in satisfaction of amounts due                                   $          288,826    $       1,171,656   $       108,000
                                                                      ==================    =================   ===============
  Issuance of 1,327,000 shares of common
    stock owned by subsidiary in exchange
    for 884,667 shares of Skate Corp.                                 $          346,302
                                                                      ==================
  Issuance of 41,667 preferred shares
   in satisfaction of amounts due                                     $          150,000
                                                                      ==================
  Receipt by subsidiary of 250,000
    shares of common stock from third
   party in settlement of an amount due
        from subsidiary to third party                                $          414,000
                                                                      ==================

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

1. Basis of presentation, business and plan of restructuring:

   Basis of presentation:

   The accompanying consolidated financial statements include the accounts of Imaginon, Inc. (formerly known as California Pro Sports, Inc.) (the "Company") and its subsidiaries, California Pro, Inc. ("CP"), USA Skate Corporation ("Skate Corp.") and Imaginon Acquisition Corp. Skate Corp. was formed in 1995 to acquire USA Skate Co., Inc. ("USA Skate") and its subsidiary, Les Equipments Sportifs Davtec, Inc., a Canadian corporation ("Davtec").

   Effective April 30, 1996, the Company, through Skate Corp.,completed the acquisition of all of the outstanding capital stock of USA Skate. The acquisition was accounted for as a purchase. Accordingly, the consolidated statements of operations include the results of operations of USA Skate and Davtec beginning May 1, 1996. In September 1997, Skate Corp. sold substantially all of the operating assets of USA Skate and Davtec.


   On December 31, 1998 and 1997, the Company owned 100% of the outstanding CP capital stock, and the Company owned 89.8% and 62.3% of the outstanding Skate Corp. capital stock, respectively. Minority interest represents Skate Corp.'s minority shareholders' 10.2% and 37.7% ownership interest in Skate Corp at December 31, 1998 and 1997, respectively. In addition, on December 31, 1998, the Company owned 100% of the ImaginOn Acquisition Corp. capital stock. Intercompany transactions have been eliminated in consolidation.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996



1. Basis of presentation, business and plan of restructuring (continued):

   Business and plan of restructuring:

   In 1997, due to continuing operating losses, management decided to restructure and deleverage the Company. In connection with these plans, the
     Company:

     a. Ceased operating the California Pro and Kemper licenses, eliminated most of the operating and overhead expenses associated with its sporting goods business and began to concentrate on sub-licensing the Company's trademark rights.

     b. Sold substantially all of its Skate Corp. sporting goods related assets in September 1997 (Note 4).

     c. Completed various private equity placements throughout 1998 and into 1999 (Note 7).

     d. Completed the merger of the Company and IMON in January 1999 (Note 10).

     e. Completed the sale of Skate Corp. in January 1999 (Note 4).

Prior to the second quarter of 1997, the Company sold in-line skates and accessories, under the brand names California Pro(R) and Rolling Thunder(TM), to retail sporting goods stores principally in North America, and sold snowboards and accessories under the Kemper(R) brand name to retail sporting goods stores in North America and distributors in Europe and Japan. In connection with its restructuring and deleverage plans, in the second quarter of 1997, the Company began liquidating remaining in-line skate, snowboard and accessories inventories. Prior to September 1997, the Company also manufactured, imported and marketed VICTORIAVILLE(TM), VIC(R), and McMartin(TM) ice and street/roller hockey skates, sticks and related protective gear and accessories for sale to retail sporting goods stores in the United States and Canada and independent distributors primarily located in Europe. In September 1997, Skate Corp., sold substantially all of the operating assets of USA Skate and Davtec. During 1998, the Company operated exclusively as a licensor of trade names and trademarks. The Company currently receives income from sub-licenses it has entered into regarding the use of the Kemper brand name. The Company has no other sporting goods related business.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


2. Significant accounting policies:

   Use of accounting estimates in financial statement preparation:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Inventories:

   Inventories are stated at the lower of cost (first-in first-out method) or market. At December 31, 1997, there are no remaining inventories

   Furniture, equipment, and depreciation:

   Furniture and equipment are stated at cost. Depreciation is provided by use of accelerated and straight-line methods over the estimated useful lives (5 to 10 years) of the related assets.

   Intangible assets:

   Intangible assets at December 31, 1998 and 1997 consist of trademark licence costs related to Kemper and California Pro perpetual license agreements. Goodwill at December 31, 1997, represents the cost of the Company's investments in Skate Corp. and its subsidiaries in excess of the net tangible assets acquired. Trademark license costs are amortized on the straight-line method over 5 to 12 years. Goodwill is amortized on the straight-line method over 15 to 25 years.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


2. Significant accounting policies:

   Intangible assets (continued):

   Management assesses the carrying value of intangible and other long-lived assets for impairment when circumstances warrant such a review, primarily by comparing current and projected sales, operating income and annual cash flows on an undiscounted basis, with the related annual amortization expenses. The Company has not been successful in concluding any arrangements with regard to sub-licensing of the California Pro brand and currently is not in any discussions with third parties. Therefore, in 1998, the Company wrote-off the remaining balance of $409,102 related to the California Pro trademark. In 1998, the Company also wrote-off the remaining balance of $80,723 related to goodwill that arose on the 1996 acquisition of USA Skate.

   In 1997, goodwill related to Skate Corp. with a carrying value of $428,573 was written down to $191,121 (Note 4). In 1996, intangible assets with a carrying value of $9,192,506 were written down to $8,473,806 (Note 11).

   The resulting expense of $489,825, $237,452, and $718,700 for 1998, 1997, and
     1996, respectively, were included in restructuring and impairment charges.

   Deferred merger costs:

   Costs incurred through December 31, 1998 related to the merger of the Company and IMON (Note 11) have been deferred. The merger was completed in January 1999 and at that time the Company charged the costs, as well as additional amounts incurred in January 1999, directly to equity.

   Revenue recognition:

   The Company's revenue recognition policy is to record sales as product is shipped and recognize royalty and other income when sub-licenses report royalties and the Company receives payment.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

2. Significant accounting policies (continued):

   Foreign currency transactions:

   In 1997, CP primarily purchased and sold its in-line skate products in US dollars. CP primarily purchased its snowboard products in German Deutsche Marks ("DM") and sold to its customers in either DM or US dollars. USA Skate primarily purchased and sold its products in US dollars, and Davtec primarily purchased its goods in Canadian dollars and sold to customers in both US and Canadian dollars. Gains and losses on foreign currency transactions are included in determining consolidated net loss.

   Convertible preferred stock:

   During 1998, the Company issued Series B and C convertible preferred stock for which the conversion feature was "in the money" at the date of issue (a "beneficial conversion feature"). The Company allocated a portion of the proceeds equal to the intrinsic value of beneficial conversion feature to capital in excess of par. This amount has been amortized to preferred stock from the date of issuance through the date the securities are first convertible.

   Net loss per share:

   Basic loss per share is computed by dividing loss applicable to common shareholders by the weighted-average number of common shares outstanding for the year. In arriving at loss applicable to common shareholders, amortization of the beneficial conversion feature related to the Series B and C preferred stock has been deducted from net loss. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share. The Company had no potential common stock instruments which would result in diluted loss per share in 1998, 1997, and 1996.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


2. Significant accounting policies (continued):

   Fair value of financial instruments:

   The carrying value of the Skate Corp. convertible promissory notes payable, included in liabilities of subsidiary held for sale on the consolidated balance sheet (Note 4), is not practicable to estimate because management believes that due to the financial condition of the Company, similar instruments with similar terms could not be obtained elsewhere. The fair values of the Company's receivables to related parties are not practicable to estimate, due to the related party nature of the underlying transactions and indefinite payment terms. The carrying amounts of the Company's other financial instruments approximates their fair values because of the short maturities of these instruments.

   Subsidiary equity transactions:

   In 1996, the Company adopted an accounting policy to recognize in its consolidated financial statements, gains and losses resulting from the sales of previously unissued stock by its subsidiaries, which have the effect of reducing the parent's percentage equity holding. There were no gains or losses in 1998 or 1997. The Company recorded a gain of $479,100 in 1996 (Note 4).

   Stock-based compensation:

   Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for
     Stock-Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or service from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


2. Significant accounting policies (continued):

   Recently issued accounting standards:

   On January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive
     Income. This standard establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the year ended December 31, 1998, the Company had no items of comprehensive income. The financial statements for the year ended December 31, 1997 have been reclassified to disclose items of comprehensive income. There are no significant tax effects related to these items.

   In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No.
     131, Disclosures about Segments of an Enterprise and Related Information, and in February 1998, the FASB issued SFAS No. 132, Employer's Disclosure about Pensions and Other Post Retirement Benefits. Both of these statements require disclosure only and therefore will not impact the Company's financial statements.

   In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative
     Instruments and Hedging Activities. This statement is effective for fiscal years beginning after June 15, 1999. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, management believes that SFAS No. 133 will not have an impact on its financial statements.

   Reclassifications:

   Certain amounts reported in the 1997 and 1996 financial statements have been reclassified to conform to the 1998 presentation.

3. Marketable securities:

   In 1996, the Company received marketable securities from an affiliate in payment of an amount owed to the Company by a related party, which the Company classified as trading securities under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. In 1997, the Company sold these securities and recognized a loss of $62,392. This amount is included in loss on marketable securities in the consolidated statements of operation and comprehensive loss.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1966

4.   Skate Corp. transactions:

     Gain from issuance of common stock by subsidiary:

     During 1996, Skate Corp. sold 884,667 shares of its common stock at $1.20 per share in a private placement for $1,061,600 and issued 250,000 shares of common stock at $1.20 per share valued at $300,000 in connection with the acquisition of USA Skate. Before these transactions, the Company owned 100% of Skate Corp. These transactions resulted in a gain from the issuance of stock by the subsidiary of $479,100.

     Gain on sale of investment in subsidiary:

     In June 1996, the Company satisfied $260,000 of amounts payable to officers/shareholders by transferring to the officers/shareholders 216,667 shares of Skate Corp. common stock from the Company's original investment in 2,000,000 Skate Corp. shares. The recorded cost of the Skate Corp. shares transferred was $148,634, and the fair value of those shares was $260,000 (based on sales of the Skate Corp. shares to third parties), resulting in a gain of $111,366.

     In March 1997, the Company satisfied payables in the amount of $106,500 by exchanging 88,750 shares of Skate Corp. common stock held by the Company in satisfaction of the liability. The carrying value of the Skate Corp. shares was $61,237 and the estimated fair value of those shares was $106,500. The Company also sold 83,000 shares of Skate Corp. common stock held by the Company to a third party. The carrying value of the Skate Corp. shares was $57,270 and the sales price was $99,600. These transactions resulted in total gains of $87,593.

     Purchase of subsidiary common stock:

     In May and September 1997, the Company acquired 230,417 shares of Skate
       Corp. common stock from two shareholders (one of which was an officer) in exchange for 238,160 shares of common stock of the Company. In 1997, the Company also issued 133,333 shares of common stock to acquire 250,000 shares of Skate Corp. common stock, that otherwise the Company would have been obligated to redeem. The Company accounted for these transactions under the purchase method of accounting based upon the market value of the common stock issued by the Company.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

4.   Skate Corp. transactions (continued):

     Sale of USA Skate assets:

     On September 12, 1997, the Company sold substantially all of the operating assets of USA Skate for $14,500,000, with $1,000,000 to be held in escrow for potential purchase price adjustments and other claims. The proceeds of the sale were used to repay the Company's outstanding lines of credit and other liabilities. Subsequent to September, purchase price and other adjustments have reduced the principle amount of the escrow account by approximately $423,000 and approximately $180,000 of the escrow account was disbursed and used to partially repay a trade liability. The Company recognized a loss in 1997 of approximately $752,000 on the sale of the USA Skate assets, and due to the post closing adjustments an additional loss of $125,000 in 1998.

     The remaining account balances of Skate Corp. have been classified as assets and liabilities held for sale in the accompanying consolidated balance sheets and consist of the following at December 31, 1998 and 1997:

                                                                              1998                         1997
                                                                       -----------------       ----------------
         Assets held for sale:
           Cash                                                          $        39,782
           Cash held in escrow                                                   397,002         $      472,002
           Accounts receivable:
              Trade                                                                                      47,525
              Related parties                                                    187,500                585,000
                                                                       -----------------       ----------------

                                                                         $       624,284         $    1,104,527
                                                                       =================       ================

         Liabilities held for sale:
           Accounts payable and accrued expenses                         $       545,451         $      589,239
           Note payable, related party                                                                   50,000
           Convertible promissory notes payable                                  718,114              1,074,900
                                                                       -----------------       ----------------

                                                                         $      1,263,565        $    1,714,139
                                                                       ==================      ================

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

4.   Skate Corp. transactions (continued):

     Sale of USA Skate assets (continued):

     The accounts receivable, related parties are non-interest bearing and are due January 1999 through 2000. The convertible promissory notes were originally due in January 1997 with interest at 9%. In January 1997, the due date of the notes was extended to July 1997 and the interest rate was adjusted to 12%. Beginning July 1997, substantially all of the note holders agreed to extend the notes for 30 day intervals in exchange for the Company issuing the note holders common stock of the Company at each extension date. During, 1997, the Company had issued 235,701 shares of common stock and recognized financing fees of approximately $440,641. During 1998, the Company issued 437,593 shares of common stock, and recognized financing fees of $542,802 for the note extensions. The notes were paid in full in January 1999.

     In December 1998, Skate Corp. settlement of accounts receivable of $580,000. The market price on the day of settlement was $1.656 and accordingly Skate Corp. realized a loss of $166,000 which is included in the consolidated operating expenses in the financial statements. The 250,000 shares are included in treasury stock.

     Subsequent sale of the Company's investment in Skate Corp.:

     In April 1998, the Company received commitments from a group of accredited investors to purchase for $1,400,000 the shares of common stock of Skate Corp. owned by the Company along with an option to acquire shares of the Company in exchange for the purchased shares of Skate Corp. The options allowed the investors to exchange each common share of Skate Corp. for
        1.5 shares of the Company's common stock. In April and May 1998, the Company received gross proceeds of $255,000 (net proceeds of $166,653) from investors acquiring 335,507 shares of Skate Corp. Each of the investors exercised their options to exchange those shares for 167,754 shares of the Company's Series A preferred stock, which automatically converted to 503,261 shares of the Company's common stock on July 15, 1998 upon the shareholders approving an increase in the authorized common shares of the Company from 10,000,000 to 20,000,000.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1966


4.   Skate Corp. transactions (continued):

     Subsequent sale of the Company's investment in Skate Corp. (continued):

     Subsequent to the receipt of the $255,000, this offering was closed to further investors. The offering was closed to further investors as the Company was able to obtain similar financing on terms more beneficial to the Company through the sale of preferred stock as discussed in Note 7. Upon the closing of the offering, two officers/shareholders of the Company agreed to purchase the shares of Skate Corp. from the Company for $90,000 with no conversion rights. The purchase price was based on the net book value of the Company's investment in Skate Corp. at the time of the agreement. The sale of Skate Corp. was completed, and the Company received the $90,000, in January 1999.

5.   Commitments and contingencies:

     Office lease:

     The Company is currently leasing office space in South Carolina on a month-to-month basis for $3,000 per month plus certain real estate and property taxes. Total rent expense for 1998, 1997, and 1996 was approximately $41,000, $227,000 and $277,000, respectively, and includes rent expense and lease termination fees in 1997 on the Company's prior operating warehouses and office space.

     In-line skate license agreements:

     The Company has various license agreements with Playmaker, Co. Ltd.
       ("Playmaker") under which the Company has the exclusive, royalty-free right to use the California Pro and Rolling Thunder names and trademarks on in-line skates, accessories and other products in the United States, Canada, certain areas of the Caribbean and U.S. military exchanges worldwide. The Company has also entered into an agreement with Playmaker whereby Playmaker will pay the Company a 5% royalty on all sales of any product made by Playmaker to any new customer of Playmaker generated by the Company. No royalties have been agreed to or paid to date under this agreement. The agreements are subject to cancellation if the Company does not meet certain sales and/or purchase requirements.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1966

5.   Commitments and contingencies (continued):

     In-line skate license agreements (continued):

     The Company has a patent license agreement related to one feature on several of the Company's in-line skate models. Under the license agreements, the Company pays royalty fees based on its sales of the related items. Playmaker reimburses the Company for a portion of the royalties paid. The royalties were not significant in 1998, 1997, or 1996.

     Kemper license agreements:

     The Company has a license agreement for the exclusive, perpetual use of the Kemper name on snowboards and accessories. The Company pays a royalty based on net sales of products sold under this license.

     In 1997, the Company entered into a three-year exclusive sub-license agreement with a third party which allows the third party to manufacture and sell certain Kemper products. The agreement provides for the Company to receive license fees based on manufacturing costs, or an annual minimum guaranteed payment.

     In February 1998, the Company entered into a two-year agreement with a third party snowboard manufacturer and marketer. The agreement, in effect, assigns all of the Company's license rights to the Kemper name (except for the sub-license described above) to the third party in exchange for the greater of a royalty fee based on sales, or an annual minimum guaranteed payment.

     Employment and consulting agreements:

     On a month to month basis, the Company accrues expense to an officer/ shareholder consulting fees of $10,000 per month. Skate Corp. paid consulting fees to two Company officers/shareholders that totaled $60,000 in 1998, and $90,000 in 1997 and 1996, respectively.

     Prior to 1997, the Company had issued warrants to purchase 300,000 shares of common stock to an unrelated financial advisory consultant. In 1997, in lieu of the warrants to purchase 300,000 shares of common stock, the Company issued the party 75,000 shares of common stock.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1966

5.   Commitments and contingencies (continued):

     Employment and consulting agreements (continued):

     In 1997, the Company entered into a financial advisory and consulting agreement with an unrelated third party. Under this agreement, the Company issued 75,000 shares of common stock and 33,333 shares of Series A preferred stock to the consultant (included in total Series A preferred stock issuances on the consolidated statement of shareholders' equity). In 1998, the Company began working with another financial consultant who was a former director and officer of the Company. Under the agreement, the Company issued 50,000 shares of common stock to the consultant. The Company recorded consulting expense for the shares issued based on the market value of the common stock.

     Litigation:

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the financial statements of the Company.

6.   Income taxes:

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1966

6.   Income taxes (continued):

     The provision (benefit) for income taxes for the years ended December 31, 1998, 1997, and 1996 consists of the following:

                                                                  1998                 1997               1996
                                                        ------------------   -----------------   ----------------
     Current:
         Federal                                                                                 $       (174,000)
         State and local                                                                                   41,900
         Foreign                                                             $        (166,404)           (29,300)
                                                        ------------------   -----------------   ----------------

                                                                                      (166,404)          (161,400)
                                                        ------------------   -----------------   ----------------
     Deferred:
         Federal                                        $       (1,089,000)         (1,345,000)        (1,393,000)
         State and local                                          (108,000)           (219,000)          (230,600)
         Foreign                                                                      (120,000)            46,000
                                                        ------------------   -----------------   ----------------

                                                                (1,197,000)         (1,684,000)        (1,577,600)
                                                        ------------------   -----------------   ----------------
     Change in valuation allowance
       for deferred tax assets                                   1,197,000           1,684,000          1,494,500
                                                        ------------------   -----------------   ----------------

       Income tax benefit                               $                    $        (166,404)  $       (244,500)
                                                        ==================   =================   ================

     A reconciliation of the statutory federal income tax rate to the Company's effective income tax rate for the years ended December 31, 1998, 1997, and 1996 is as follows:

                                                              1998                 1997               1996
                                                       ------------------   -----------------   ---------------
       Statutory income tax benefit                                   (34%)               (34%)             (34%)
       State and local income taxes                                                                           1%
       Deferred income tax valuation
         allowance                                                     35%                 28%               24%
       Other                                                           (1%)                 3%                5%
                                                       -------------------  ------------------  ----------------

                                                                                           (3%)              (4%)
                                                       ===================  ==================  ================

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1966

6.   Income taxes (continued):

     The following is a summary of the Company's deferred tax assets and liabilities at December 31, 1998, and 1997:

                                                                                    1998                 1997
                                                                         ------------------    ------------------
       Deferred tax assets:
         Net operating loss carryforward                                $        4,012,000     $       2,919,000
         Intangible assets                                                         492,000               308,000
         Accounts receivable                                                        94,000               174,000
                                                                         ------------------    ------------------
         Inventories                                                             4,598,000             3,401,000
       Valuation allowance for deferred
         tax assets                                                             (4,598,000)           (3,401,000)
                                                                        -------------------    ------------------
                                                                        $                      $
                                                                        ===================    ==================


     Net operating loss carry forwards of approximately $10,700,000 are available to offset future taxable income, if any, through 2018. The net operating loss carry forwards may be subject to certain restrictions due to the sale of Skate Corp. assets, the IMON merger and other transactions. A valuation allowance has been provided to reduce the deferred tax assets, as realization of the assets is not assured.

7.   Shareholders' equity:

     Series A preferred stock:

     In1997, the Company issued 349,214 shares of Series A preferred stock
       (including 30,167 to an officer/shareholder) in satisfaction of $1,568,130 of liabilities (including $181,000 due to the officer/shareholder). In 1997, the Company also issued 750,471 shares of Series A preferred stock and 360,000 shares of common stock to its subsidiary in satisfaction of intercompany liabilities, which resulted in an increase in treasury stock of $893,640. The shares were valued based upon the trading price of the Company's common stock, adjusted for the one for three conversion feature of the preferred stock.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7.   Shareholders' equity (continued):

     Series A preferred stock (continued):

     During 1998, the Company issued 18,500 shares of Series A preferred stock to an officer of the Company. The shares were valued based upon the trading price of the Company's common stock, adjusted for the one for three conversion feature of the preferred stock, and accordingly, the Company recognized an expense of approximately $76,313. During 1998, the Company also issued 167,754 shares of Series A preferred stock in a private placement, in which the Company received $166,653, and the Company issued 41,667 shares of Series A preferred stock in satisfaction of $150,000 of liabilities.

     Each share of outstanding Series A Convertible Preferred Stock automatically converted to three shares of common stock in July 1998 upon shareholder approval of a recapitalization measure that increased the authorized number of common shares of the Company, from 10,000,000 to 20,000,000. Upon conversion of the Series A Preferred Stock into common stock, there were no Series A Preferred shares outstanding and accordingly all rights for Series A stockholders have been terminated.

     Series B/C preferred stock:

     During 1998, the Company issued 2,080 shares of Series B and C convertible preferred stock ("Series B/C") for $1,660,026 (net of offering costs) at a price of $1,000 per share. The Series B/C stock is convertible at the option of the holder at any time after 90 days from the closing date, into a number of shares of common stock equal to $1,000 divided by the lower of 65% of the average market price of the common stock for the five trading days immediately prior to the conversion date, or the market price on the day of first closing. During the fourth quarter of 1998, the Company issued 36,790 shares of common stock to the Series B/C shareholders as a penalty for not completing a registration statement within an agreed upon time period. The Company recorded financing fee expense of $48,258 based on the market value of the common shares issued. The registration statement was filed in the fourth quarter of 1998 and the holders of Series B and C convertible preferred stock converted 450 shares into 742,644 shares of common stock of the Company. At December 31, 1998, 1,630 shares of Series B/C remain outstanding.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7.   Shareholders' equity (continued):

     Series D/E preferred stock:

     In January 1999, the Company with the assistance of its financial consultant completed private placements whereby the Company received net proceeds of $2,550,000 from accredited investors introduced to the Company by the consultant, for the purchase of 1,500 shares each of Series D and E Convertible Preferred Stock, par value $.01 ("Series D/E") at a price of $1,000 per share. The Series D/E stock is convertible at the option of the holder at any time after 90 days from the closing date into a number of shares of common stock equal to the lower of $1,000 divided by 75% of the average closing bid price of the common stock for the five trading days immediately prior to the conversion date, or 120% of the market price on the day of closing. In connection with the placement of the Series D/E, the Company issued warrants to purchase 300,000 shares of common stock to financial advisors that assisted with placements. One-half of the warrants are exercisable at $7.28063 per share (the market price of the common stock at the date of issuance). All warrants expire in January 2004.

     Unaudited pro forma balance sheet:

     The accompanying consolidated balance sheet includes an unaudited pro forma consolidated balance sheet as of December 31, 1998, that gives effect to the following transactions as if these transactions had been consummated on December 31, 1998:

       a.The receipt of $2,550,000 cash from investors who purchased 3,000 shares of Series D/E preferred stock from the Company as described above. The portion of the proceeds equal to the intrinsic value of the beneficial conversion feature ($1,615,000) has been allocated to capital in excess of par.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.   Shareholders' equity (continued):

     Unaudited pro forma balance sheet (continued):

       b. The receipt of $90,000 cash from two officers/shareholders of the Company to purchase all of the Company's shares of Skate Corp. common stock as described in Note 4, "Subsequent sale of the Company's investment in Skate Corp." Thus the unaudited pro forma balance sheet reflects the receipt of $90,000 of cash in exchange for the assets and liabilities held for sale, the elimination of the historical Skate Corp. minority interest, the decrease in treasury stock that had been recognized in the historical consolidation, and the recognition of $44,801 of intercompany accounts payable due to Skate Corp. that had been eliminated in the historical consolidation. The pro forma adjustment does not result in any gain or loss to the Company.

     The unaudited pro forma consolidated balance sheet should be read in conjunction with the historical financial statements of the Company. The unaudited pro forma consolidated balance sheet does not purport to be indicative of the financial position of the Company had the transactions occurred on December 31, 1998.

     Issuances of common stock:

     During the year ended December 31, 1998, the Company issued 437,593 shares of its common stock at prices from $.70 to $1.72 per share in exchange for the extensions of the maturity date on notes of Skate Corp. The Company recognized finance fee expense of $542,902 related to these services. Additionally, the Company issued 50,000 shares of its common stock at $1.375 per share (the market value of the stock on the effective date of issuance) to a consultant who was a former director and officer of the Company. The Company recognized $68,750 of consulting expenses related to this issuance. During the year ended December 31, 1998, 534,200 options and/or warrants were exercised at $1.00 to $1.15 per share, by officers (211,700), consultant (300,000), director (15,000) and an employee (7,500).

     InJuly 1998, the Company sold 80,000 shares of restricted common stock in a private placement to a third party for $40,000. During the year ended December 31, 1998, the Company received proceeds of $400,000 cash from investors who acquired 500,000 shares of restricted common stock from the Company.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.   Shareholders' equity (continued):

     Issuances of common stock (continued):

     In 1998, the Company issued 316,256 shares of common stock in satisfaction of $288,826 of liabilities. In 1997, the Company issued 865,225 shares of common stock (including 299,633 to officers/shareholders) in satisfaction of $1,171,656 of liabilities (including $493,995 due to the officers/shareholders). The shares were valued at the trading price of the Company's common stock.

     Issuance of stock to Skate Corp.:

     In 1997, the Company issued 750,471 shares of preferred stock and 360,000 shares of common stock to Skate Corp. in satisfaction of intercompany liabilities of $893,640. This transaction was accounted for as a treasury stock transaction in the consolidated financial statements.

     During the year ended December 31, 1998, the Company issued 245,520 treasury shares owned by Skate Corp. with a carrying value of $84,017 in satisfaction of $245,520 of Skate Corp. liabilities held for sale. As a result of this transaction, the treasure stock balance has been reduced by $84,017.

     During December 1998 Skate Corp. sold 84,212 treasury shares with a carrying value of $28,724 for cash of $178,979. As a result of this sale the carrying value of treasury stock has been reduced by $28,724 and capital in excess of par was increased by $150,255.

     The Company also issued 1,327,000 treasury shares owned by Skate Corp. with a carrying value of $454,099 in exchange for 884,667 shares of Skate Corp. As a result of this transaction, the treasury stock balance has been reduced by $454,099.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.   Shareholders' equity (continued):

     Issuances of common stock in 1996:

     During 1996, the Company issued 400,000 shares of the Company's common stock at an agreed value of $900,000, or $2.25 per share, as compensation under a consulting and non-compete agreement; and 36,000 shares of common stock at $3.00 per share (the trading price of the stock at the date the Board of Directors authorized the issuance) in satisfaction of a $108,000 account payable. The Company also issued 480,000 shares of the Company's common stock to officers/shareholders of the Company at $1.37 per share (the trading price of the stock at the date the Board of Directors authorized the issuance) in satisfaction of $660,000 of payables.

     Stock options:

     The Company has a stock option plan (the "1994 Stock Option Plan") which provides for the issuance to employees, officers, directors, and consultants of the Company options to purchase up to 200,000 shares of common stock. Options may be granted as incentive stock options or as non-statutory options. Only employees are eligible to receive incentive options. For options that are granted, the exercise period may not exceed ten years. The exercise price for incentive options may not be less than 100% of the fair market value of the Company's common stock on the date of grant, except for options issued to persons controlling more than 10% of the Company's common stock, for which the option price may not be less than 110% of the fair market value of the Company's common stock on the date of grant. The exercise price for non-statutory options may not be less than 80% of the fair market value of the Company's common stock on the date of grant.

     In 1997, the Company granted options to purchase 150,000 shares of common stock to non-employees for services provided to the Company. General and administrative expense were charged $42,500.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.   Shareholders' equity (continued):

     Stock options (continued):

     A summary of the status of the Company's stock options and weighted average exercise prices is as follows:

                                         1994 Plan                Other                        Total
                                       --------------------------------------------------------------
             Shares                   Price       Shares        Price        Shares        Price
             ----------------------------------------------------------------------------------------
Outstanding,
 January 1, 1996                     36,500   $     2.50                                  36,500    $2,50
Forfeited  (16,500)                $   2.50                                 (16,500)  $     2.50
            ------                 --------   ----------   ----------    ----------   ----------
Outstanding,
  December 31, 1996                  20,000   $     2.50                                  20,000    $2.50

Granted 130,000                    $   1.00      150,000   $     0.83       280,000   $     0.95
Exercised  (22,500)                $   1.00      (30,000)  $     1.00       (52,500)  $     1.00
            ------                 --------   ----------   ----------    ----------   ----------
Outstanding,
 December 31, 1997                  127,500   $     1.24      120,000    $     0.89      247,500    $1.07

Canceled(20,000)                   $   2.50     (100,000)  $     0.88      (120,000)  $     1.15
Granted 49,500                     $   1.00    1,100,000   $     2.22     1,149,500   $     2.17
Exercised  (157,000)               $   1.00                                (157,000)  $     1.00
            -------                --------   ----------   ----------    ----------   ----------
Outstanding,
 December 31, 1998                                          1,120,000    $     2.20    1,120,000    $2.20
                                   ========   ==========   ==========    ==========   ==========    =====

  The 1994 Plan options expire from 1999 through 2003. The other options expire from 2000 through 2002.

  Had compensation cost for the 1994 options granted in 1997 been determined based on the fair value at the grant dates consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would not have been materially different from that reported.

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

7.     Shareholders' equity (continued):

  Warrants:

  The Company has outstanding warrants to purchase 1,990,000 shares of common stock at $1.00 per share that expire in June 1999 (the "Warrants"). The Company also has outstanding warrants to purchase 120,000 Warrants at $0.30 per Warrant that expire in June 1999.

  In 1997, the exercise price of warrants to purchase 500,000 shares of the Company's common stock that had been granted to two officers/shareholders of the Company were reduced from $2.38 per share to $1.00 per share (which approximated fair value). These warrants expire from 2002 through 2003.

     The Company also has outstanding warrants to purchase 58,331 shares of common stock at $4.81 per share that expire in 2000.

8.     Extraordinary item:

  The Company recognized an extraordinary gain of $383,705 in 1997 (of which $149,000 related to debt due to officer/shareholder) from the extinguishment of debt for amounts less than the carrying value of the liabilities.

9.     Foreign operations and export sales:

  Information about the Company's operations in the United States and Canada for the years ended December 31, 1997 and 1996 are as follows:

         1997:
                                                  United                                                Combined
                                                  States          Canada           Eliminations          total
                                                  ------          ------           ------------        --------
           Sales to unaffiliated
             customers                         $ 5,494,000      $ 3,594,000                            $ 9,088,000
           Intercompany sales                                       740,000         $  (740,000)
                                               -----------      -----------         -----------        -----------
           Net sales                           $ 5,494,000      $ 4,334,000         $  (740,000)       $ 9,088,000
                                               ===========      ===========         ===========        ===========

           Loss from operations                $(3,650,000)    $   (418,000)        $    (7,000)       $(4,075,000)
                                               ===========     ============       =============        ===========

           Identifiable assets                 $ 2,269,000                                             $ 2,269,000
                                               ===========                                             ===========

                        IMAGINON, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

9.       Foreign operations and export sales (continued):

         1996:
                                                  United                                                Combined
                                                  States           Canada          Eliminations           total
                                                  ------           ------          ------------           -----
           Sales to unaffiliated
             customers                        $ 11,877,000      $ 5,076,000                           $ 16,953,000
           Intercompany sales                                     8,410,000        $  (841,000)
                                              ------------      -----------        -----------        ------------

         Net sales                            $ 11,877,000      $ 5,917,000        $  (841,000)       $ 16,953,000
                                              ============      ===========        ===========        ============
           Income (loss) from
              operations                      $ (5,366,000)     $  (590,000)       $    85,000        $ (4,691,000)
                                              ============      ===========        ===========        ============

     During the years ended December 31, 1997, and 1996, sales by geographic regions were as follows:

                                                             1997                 1996
                                                       ----------------------------------
         Europe and other                              $     1,395,330        $ 3,225,000
          Canada                                             3,185,923          4,949,000
        Japan                                                  101,595            312,000
                                                       ---------------        -----------
                Total exports                                4,682,848          8,486,000
                USA sales                                    4,404,919          8,467,000
                                                       ---------------        -----------

                Total sales                            $     9,087,767        $16,953,000
                                                       ===============        ===========

10. Merger agreement:

    On January 20, 1999, the Company, through ImaginOn Acquisition Corp., a newly formed, wholly owned subsidiary of the Company, completed a merger with ImaginOn.com, Inc. of San Carlos, California ("IMON"), a privately held company. IMON, formed in March 1996, designs, manufactures and sells consumer software products for Internet users. At closing, IMON's shareholders received approximately 60% of the post merger issued and outstanding common stock of the Company (21,248,665 shares) in exchange for their IMON common stock.

                        IMAGINON, INC. AND SUBSUDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


10. Merger agreement (continued):

     The Company filed a proxy statement relating to the transaction in November
       1998 that includes financial statements of IMON, unaudited pro forma financial information reflecting the merger, and other information about IMON and the merger. The merger transaction was approved December 1998 by the boards of directors of both companies and was also approved by the Company's shareholders. The merger transaction was consummated on January 20, 1999. During 1998, the Company advanced ImaginOn $1,433,269 at 9% interest. This amount, plus interest receivable of $43,948, is classified as notes receivable, related party on the consolidated balance sheet.

     OnMarch 8, 1999, the Company acquired Network Specialists, Inc., an internet service provider for $230,000 cash and approximately 260,000 shares of the Company's common stock.

11.  Restructuring and impairment charges:

     The Company initiated its restructuring plan in 1996, which included the implementation of product line changes and a cost reduction program beginning in the fourth quarter of 1996. The Company recorded restructuring an impairment charges with consists of the following:

                                                              Non-cash asset     Other
                                                                write downs     charges                Total
                                                               ------------     -------                -----
       1996:
           Equipment                                          $   411,700                          $   411,700
           Trademarks                                             368,000                              368,000
           Organization costs and other
              Intangibles                                         205,000                              205,500
           Consulting costs                                       145,500                              145,500
           Severance                                                             22,100                 22,100
           Lease termination                                                     76,500                 76,500
                                                              -----------     ---------            -----------
                                                              $ 1,130,400      $ 98,600            $ 1,229,000
                                                              ===========      ========            ===========
       1997:
           Goodwill                                           $   237,452                          $   237,452
                                                              ===========                          ===========

       1998:
           Goodwill                                           $   489,825                           $  489,825
                                                              ===========                           ===========

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                          CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                    ASSETS
                                    ------
Current assets:
     Cash                                                                      $     3,365,483
     Accounts receivable, less allowance for
      doubtful accounts of $6,000                                                      129,847
     Inventory                                                                          43,851
     Prepaid expenses and other                                                        100,229
                                                                               ---------------
           Total current assets                                                      3,639,410
                                                                               ---------------
Furniture and equipment, net of accumulated
 depreciation of $128,765                                                              159,276
                                                                               ---------------

Other assets, net of accumulated amortization of $394,093:
     Goodwill                                                                        2,227,957
     Trademark and license costs                                                        77,085
     Other                                                                              12,471
                                                                               ---------------
                                                                                     2,317,513
                                                                               ---------------
                                                                               $     6,116,199
                                                                               ===============

                     LIABILITIES AND SHAREHOLDERS' EQUITY
                     ------------------------------------
Current liabilities:
     Accounts payable                                                          $       115,608
     Accrued expenses                                                                  469,499
     Other payable                                                                     200,000
                                                                               ---------------
         Total liabilities (all current)                                               785,107
                                                                               ---------------
Shareholders' equity (Note 5):
     Preferred stock, $0.01 par value, authorized
       5,000,000 shares Series F convertible preferred
       stock, 4,000 shares issued and outstanding                                    3,684,610
     Common stock, $0.01 par value; authorized
       50,000,000 shares; issued 41,205,887                                            412,060
     Warrants                                                                           84,736
     Capital in excess of par                                                        9,085,396
     Deficit accumulated during the development stage                               (7,935,710)
                                                                               ---------------
           Total shareholders' equity                                                5,331,092
                                                                               ---------------

                                                                               $     6,116,199
                                                                               ===============

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)

                                                                                         Three months ended
                                                                                         September 30,
                                                                           --------------------------------
                                                                                1999              1998
                                                                           -------------      -------------
Revenues                                                                   $     168,721      $         148

Cost of revenues                                                                  37,834
                                                                           -------------      -------------
Gross profit                                                                     130,887                148
                                                                           -------------      -------------

Operating expenses:
       Research and development                                                  206,906            179,809
       Selling expense                                                           719,999             39,538
       General and administrative expense                                        884,562            122,103
                                                                           -------------      -------------
                                                                               1,811,461            341,450
                                                                           -------------      -------------

Loss from operations                                                          (1,680,574)          (341,302)
                                                                           -------------      -------------
Other expenses (income):
       Interest expense                                                                              22,621
       Interest income                                                           (48,755)               (14)
       Other income                                                                1,196
                                                                           -------------      -------------
                                                                                 (47,559)            22,607
                                                                           -------------      -------------

Net loss                                                                      (1,633,021)          (363,909)

Amortization of discount on preferred stock                                     (127,659)
                                                                           -------------      -------------

Net loss applicable to common shareholders                                 $  (1,760,680)     $    (363,909)
                                                                           =============      =============

Loss per share                                                             $        (.04)     $        (.02)
                                                                           =============      =============

Weighted average number of shares outstanding                                 41,186,568         20,192,115
                                                                           =============      =============

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND
                CUMULATIVE PERIOD FROM MARCH 29, 1996 (DATE OF
                       INCEPTION) TO SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                                Cumulative
                                                                                                period from
                                                                    Nine months ended           March 29, 1996
                                                                    September 30,              (date of inception)
                                                         --------------------------------      to September
                                                              1999              1998             30, 1999
                                                         --------------      ------------      -------------
 Revenues                                                $      259,783      $        223      $     265,328

 Cost of revenues                                                98,539                               99,603
                                                         --------------      ------------      -------------

 Gross profit                                                   161,244               223            165,725
                                                         --------------      ------------      -------------

 Operating expenses:
        Research and development                                818,581           711,293          2,621,871
        Selling expense                                       2,076,463           306,782          2,726,398
        General and administrative expense                    2,173,001           234,489          2,645,249
                                                         --------------      ------------      -------------
                                                              5,068,045         1,252,564          7,993,518
                                                         --------------      ------------      -------------

 Loss from operations                                        (4,906,801)       (1,252,341)        (7,827,793)
                                                         --------------      ------------      -------------
 Other expenses (income):
        Interest expense                                         28,203            42,632            197,899
        Interest income                                         (16,737)             (310)           (17,047)
        Other income                                            (64,177)                             (72,935)
                                                         --------------      ------------      -------------
                                                                (52,711)           42,322            107,917
                                                         --------------      ------------      -------------

 Net loss                                                    (7,935,710)       (4,854,090)        (1,294,663)


 Amortization of discount on preferred stock                 (1,209,929)                          (1,209,929)
                                                         --------------                        -------------

 Net loss applicable to common shareholders              $   (6,064,019)     $ (1,294,663)     $  (9,145,639)
                                                         ==============      ============      =============

 Loss per share                                          $         (.16)     $       (.06)     $        (.45)
                                                         ==============      ============      =============

 Weighted average number of shares outstanding               37,786,268        20,581,152         20,391,632
                                                         ==============      ============      =============

                See notes to consolidated financial statements.

                       IMAGINON, INC., AND SUBSIDIARIES
                     (A Company in the Development Stage)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     CUMULATIVE PERIOD FROM MARCH 29, 1996

                   (DATE OF INCEPTION) TO SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                Series D, E and F
                                          Common stock             convertible
                                                                 preferred stock
                                   -------------------------    -----------------
                                                                                                           Deficit
                                                                                                         Accumulated
                                                                                              Capital     during the       Total
                                                                                             in excess   development   shareholders'
                                     Shares          Amount      Shares   Amount   Warrants    of par       stage          equity
                                   ----------       --------     ------   ------   --------  ----------  -----------   -------------
Issuance of common stock for
services                            9,033,332        90,333                                   (87,000)                      3,333

Net loss                                                                                                   (394,906)     (394,906)
                                   ----------       -------      ------   ------   -------   --------    ----------    ----------

Balances, December 31, 1996         9,033,332        90,333                                   (87,000)     (394,906)     (391,573)

Issuance of common stock for
cash, net of issuance costs of
$49,686                            10,073,067       100,731                                   601,833                     702,564

Issuance of common stock to
employees in exchange for
earned bonuses at $0.15 per
share                                  67,750           678                                     3,072                       3,750

Exercise of common stock
warrants for cash                     121,950         1,220                                     5,530                       6,750

Exercise of common stock
warrants in  exchange for
note payable                          154,574         1,546                                     7,010                       8,556

Issuance of warrants to
purchase shares of
common stock, net                                                                   72,158                                 72,158

Net loss                                                                                                   (946,512)     (946,512)
                                   ----------       -------      ------   ------   -------   --------    ----------    ----------
Balances, December 31, 1997        19,450,673       194,508                         72,158    530,445    (1,341,418)     (544,307)

Issuance of common stock and
warrants for cash, net of
issuance cost of $348,438           1,138,200        11,382                        313,353    165,180                     489,915

Issuance of common stock to
employees in exchange for
earned bonus                          135,500         1,355                                    61,145                      62,500

Issuance of common stock in
exchange for accounts payable          23,742           237                                    10,714                      10,951

                                  (Continued)

                       IMAGINON, INC., AND SUBSIDIARIES
                     ( A Company in the Development Stage)

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)

                     CUMULATIVE PERIOD FROM MARCH 29, 1996

                   (DATE OF INCEPTION) TO SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                              Series D, E and F
                                      Common stock              convertible
                                                               preferred stock
                                -------------------------     -----------------
                                                                                                          Deficit
                                                                                                        Accumulated
                                                                                             Capital     during the       Total
                                                                                            in excess   development   shareholders'
                                  Shares          Amount      Shares   Amount     Warrants    of par       stage          equity
                                ----------       --------     ------  ---------   --------  ----------  -----------   -------------
Repurchase of common stock      (542,000)         (5,420)                                    (119,580)                    (125,000)

Issuance of warrants to
purchase shares of common
stock in connection with
the issuance of a bridge
financing                                                                           12,398                                  12,398

Issuance of options to a
consultant                                                                                      1,987                        1,987

Net loss                                                                                                 (1,740,202)    (1,740,202)
                              ----------         -------       -----  ---------   --------  ---------    ----------     ----------
Balances, December 31,
1998                          20,206,115         202,062                           397,909    649,891    (3,081,620)    (1,831,758)

Exercise of 4,075,065
warrants at exercise
prices between $.055
and $2.10                      4,075,065          40,751                          (757,177) 4,562,527                    3,846,101

Shares issued in
acquisition (Note 5)          16,000,602         160,006       3,000  1,570,000    394,200  2,574,915                    4,699,121

Issuance of 123,200
shares to employees              123,200           1,232                            65,577    611,012                      677,821

Issuance of 260,000
shares of common
stock in connection
with acquisition
(Note 3)                         260,000           2,600                                    1,399,320                    1,401,920

Issuance of 88,540
shares of common stock
in exchange for cashless
conversion of 119,060
warrants to purchase
common stock                      88,540             885                                         (885)

Exercise of stock options         27,000             270                                        1,225                        1,495

Amortization of Series D
and E preferred stock                                                 1,000,000            (1,000,000)

                See notes to consolidated financial statements.

                       IMAGINON, INC., AND SUBSIDIARIES
                     (A Company in the Development Stage)

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)

                     CUMULATIVE PERIOD FROM MARCH 29, 1996

                   (DATE OF INCEPTION) TO SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                              Series D, E and F
                                      Common stock              convertible
                                                               preferred stock
                                -------------------------     -----------------
                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                            Capital     during the       Total
                                                                                           in excess   development   shareholders'
                                  Shares          Amount      Shares     Amount  Warrants    of par       stage          equity
                                ----------       --------     ------   --------- --------  ----------  -----------   -------------
Issuance of 165,410
shares of common stock
in exchange for 490
shares of Series E
preferred stock (Note 5)         165,410           1,654        (490)   (419,768)            418,114

Issuance of 305,000
shares of common stock
in connection with
acquisition of Imagine
Digital Productions              305,000           3,050                                      664,290                      667,340

Issuance of 4,000 shares
of Series F preferred
stock (Note 5)                                                 4,000   3,474,681              175,319                    3,650,000

Amortization of Series F
preferred stock (Note 5)                                                 209,929             (209,929)

Redemption of Series D
and E preferred stock
(Note 5)                                                      (2,510) (2,150,232)            (891,872)                  (3,042,104)

Redemption of 74,823
public warrants at
$.05 each                                                                         (15,773)     12,031                       (3,742)

Repurchase of 45,045
shares of previously
issued common stock              (45,045)           (450)                                     (49,550)                     (50,000)

Proceeds received from
Section 16c                                                                                   168,988                      168,988

Net loss for nine months
ended September 30, 1999                                                                                (4,854,090)     (4,854,090)

Balances, September 30,
1999                          41,205,887         412,060       4,000   3,684,610   84,736   9,085,396   (7,935,710)      5,331,092
                              ==========         =======      ======  ==========  =======   =========   ==========      ==========

                See notes to consolidated financial statements.

                        IMAGINON, INC. AND SUBSIDIARIES
                     ( A Company in the Development Stage)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND
                CUMULATIVE PERIOD FROM MARCH 29, 1996 (DATE OF

                       INCEPTION) TO SEPTEMBER 30, 1999
                                  (UNAUDITED)


                                                                                                      Cumulative
                                                                                                      period from
                                                                                                     March 29,1996
                                                                                                  (date of inception)
                                                                         Nine months ended                 to
                                                                            September 30,             September 30,
                                                              ----------------------------------     --------------
                                                                    1999                1998             1999
                                                               --------------      -------------     --------------
Cash flows from operating activities:
     Net loss                                                  $   (4,854,090)     $  (1,294,663)    $   (7,935,710)
                                                               --------------      -------------     --------------
     Adjustments to reconcile net loss to net
      cash used in operating activities:
       Depreciation and amortization                                  418,491             14,977            443,826
       Bad debt expense                                                 6,000                                 6,000
       Interest expense for issuance of notes payable                                                        77,942
       Expense incurred upon issuance of common stock                 677,821             62,500            760,342
       Changes in operating assets and liabilities, net
         of effects of business acquisition
         Accounts receivable                                         (127,257)                             (127,257)
         Inventories                                                  (35,183)                              (35,183)
         Prepaid expenses and other                                   (85,935)            (5,772)          (103,493)
         Accounts payable and accrued expenses                         81,625             92,937            462,857
                                                               --------------      -------------     --------------
       Total adjustments                                              935,562            164,642          1,485,034
                                                               --------------      -------------     --------------
Net cash used in operating activities                              (3,918,528)        (1,130,021)        (6,450,676)
                                                               --------------      -------------     --------------

Cash flows from investing activities:
     Cash paid on business acquisitions, net of
      cash acquired                                                  (337,485)                             (337,485)
     Capital expenditures                                             (59,666)            (7,740)           (96,812)
                                                               --------------      -------------     --------------
Net cash used in investing activities                                (397,151)            (7,740)          (434,297)
                                                               --------------      -------------     --------------

Cash flows from financing activities:
     Bank overdraft                                                                       (1,587)
     Proceeds from notes payable and advances                       3,099,550            801,636          4,627,304

     Payments on notes payable                                                          (143,429)          (153,429)
     Redemption of preferred stock and warrants                    (3,095,846)                           (3,095,846)
     Proceeds from issuance of common stock,
       preferred stock, warrants, and other, net                    7,666,584            489,915          8,872,427
                                                               --------------      -------------     --------------

Net cash provided by financing activities                           7,670,288          1,146,535         10,250,456
                                                               --------------      -------------     --------------

Net increase in cash                                                3,354,609              8,774          3,365,483

                                  (Continued)

Cash, beginning                                                          10,874
                                                               ----------------     -----------   ---------------
Cash, ending
                                                               $      3,365,483     $     8,774   $     3,365,483
                                                               ================     ===========   ===============

                                 (Continued)

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

               NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND
                CUMULATIVE PERIOD FROM MARCH 29, 1996 (DATE OF

                       INCEPTION) TO SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                                          Cumulative
                                                                                                          period from
                                                                                                         March 29, 1996
                                                                                                       (date of inception)
                                                                            Nine months ended                 to
                                                                               September 30,             September 30,
                                                                  -----------------------------------    --------------

                                                                       1999                 1998              1999
                                                                  --------------        -------------    --------------
Supplemental disclosure of cash flow information:
     Cash paid for interest                                       $            -        $           -     $      18,351
                                                                  ==============        =============     =============
     Cash paid for taxes                                          $            -        $           -     $       3,593
                                                                  ==============        =============     =============
Supplemental disclosure of non-cash investing and
 financing activities:

     Purchase of Network Specialists, Inc., net of cash
      acquired:
       Fair value of assets acquired                              $      115,000                    -     $     115,000
       Intangible assets                                               1,600,000                    -         1,600,000
       Liabilities assumed                                              (100,000)                   -          (100,000)
       Fair value of assets exchanged                                 (1,402,000)                   -        (1,402,000)
                                                                  --------------        -------------     -------------

       Cash paid, net of cash acquired                            $      213,000                    -     $     213,000
                                                                  ==============        =============     =============

     Purchase of Imagine Digital Productions I, Inc., net
      of cash acquired:
       Fair value of assets acquired                              $       27,000                    -     $      27,000
       Intangible assets                                               1,010,000                    -         1,010,000
       Liabilities assumed                                               (45,000)                   -           (45,000)
       Fair value of assets exchanged                                   (867,000)                   -          (867,000)
                                                                  --------------        -------------     -------------

                                                                  $      125,000                    -     $     125,000
                                                                  ==============        =============     =============

     Issuance of warrants to purchase common stock                $            -        $     313,353     $     397,909
                                                                  ==============        =============     =============
     Exercise of common stock warrants in exchange
      for note payable                                            $            -        $           -     $       8,556
                                                                  ==============        =============     =============

                                  (Continued)

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND
                CUMULATIVE PERIOD FROM MARCH 29, 1996 (DATE OF
                       INCEPTION) TO SEPTEMBER 30, 1999
                                  (UNAUDITED)


                                                                                                    Cumulative
                                                                                                   Period from
                                                                                                  March 29, 1996
                                                                                               (date of inception)
                                                                 Nine months ended                    to
                                                                     September 30,                September 30,
                                                       -------------------------------------     --------------
                                                              1999               1998                 1999
                                                       -----------------   -----------------     --------------
Conversion of warrants for shares of common stock      $             885   $               -     $          885
                                                       =================   =================     ==============
Issuance of common stock in exchange for
  accounts payable                                     $               -   $          10,951     $       10,951
                                                       =================   =================     ==============

Common stock issued in connection with the merger
    between the Company and ImaginOn.com               $       4,669,121   $               -     $    4,669,121
                                                       =================   =================     ==============

                See notes to consolidated financial statements.

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)


1.   The interim financial statements:

     The interim financial statements have been prepared by ImaginOn, Inc. (the
       "Company", formerly known as California Pro Sports, Inc.), and in the opinion of management, reflect all material adjustments which are necessary to a fair statement of results for the interim periods presented, including normal recurring adjustments. Certain information and footnote disclosures made in the last annual report on Form 10-KSB have been condensed or omitted for the interim statements. The financial statements presented are those of the surviving entity from the merger (see Note 2). It is the Company's opinion that, when the interim statements are read in conjunction with the December 31, 1998 Annual Report on Form 10-KSB and the Company's proxy statement dated December 10, 1998, the disclosures are adequate to make the information presented not misleading. The results of operations for the three and nine months ended September 30, 1999 and 1998, are not necessarily indicative of the operating results for the full year.

2.   Organization and merger:

     On January 20, 1999, the Company, through ImaginOn Acquisition Corp., a wholly owned subsidiary of the Company, completed a merger with ImaginOn.com, Inc. of San Carlos, California (formerly known as ImaginOn, Inc., "IMON") a privately held company. IMON, formed in March 1996, designs, manufactures and sells consumer software products for Internet users. At closing, IMON's shareholders received approximately 60% of the outstanding post-merger common stock of the Company (20,206,115 shares) in exchange for their IMON common stock. The transaction has been recorded as an acquisition of ImaginOn, Inc. by IMON and a recapitalization of IMON.

     The accompanying consolidated financial statements include the accounts of ImaginOn, Inc., and its wholly owned subsidiaries, ImaginOn Acquisition Corp., IMON, and Network Specialists, Inc. and Imagine Digital Production I, Inc. (Note 3). Intercompany transactions have been eliminated in consolidation. The Company is in the development stage and since inception has devoted substantially all of its efforts to product research and development, raising capital and recruiting personnel.


3.   Business acquisitions:

     On March 8, 1999, the Company acquired Network Specialists, Inc. ("INOW"), an internet service provider for $230,000 cash and 260,000 shares of the Company's common stock valued at approximately $1,402,000.

     Effective July 1, 1999, the Company acquired Imagine Digital Productions I,
       Inc. ("IDP"), a multi-media production studio and publishing company, through its subsidiary ImaginOn Digital Productions, Inc., for $125,000 cash, a $200,000 payable (which was paid in October 1999), and 305,000 shares of the Company's common stock valued at approximately $667,000. In addition, the Company agreed to issue as contingent consideration, up to 105,000 shares of the Company's common stock on June 30, 2000, subject to IDP satisfying certain performance criteria, as defined in the purchase agreement.

     Each acquisition was accounted for as a purchase, and the results of operations of INOW and IDP are included in the Company's consolidated statement of operations from the date of each acquisition. The total purchase price of each acquisition was allocated to the assets and liabilities acquired based on their estimated fair values, including total goodwill of approximately $2,610,000, which is being amortized by the use of the straight-line method over three years.

     The following unaudited pro forma financial information for the nine months ended September 30, 1999 and 1998 give effect to the acquisitions as if they had occurred effective at the beginning of each respective period:

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)

                                                                             Nine months ended September 30,
                                                                         ---------------------------------------
                                                                                1999                  1998
                                                                         -----------------     -----------------
         Revenue                                                         $         385,000     $         361,000
         Net loss                                                               (4,920,000)           (1,360,000)
         Net loss applicable to common shareholders                             (6,130,000)           (1,360,000)
         Loss per share                                                               (.16)                 (.06)
         Shares used in per share calculation                                   38,052,458            21,146,152

     The unaudited pro forma financial information above does not purport to represent the results which would actually have been obtained if the acquisitions had been in effect during the period covered or any future results which may in fact be realized.


4.   Sale of the Company's investment in USA Skate Corporation:

     In 1998, two former officers/shareholders of the Company agreed to purchase all of the shares of USA Skate Corporation (a subsidiary of the Company through January 1999) that were owned by the Company for $90,000. The purchase price was based on the net book value of the Company's investment in Skate Corp. at the time of the agreement. The sale of Skate Corp. was completed and the Company received the $90,000 in January 1999. The transaction did not result in any gain or loss to the Company.

5.   Shareholders' equity:

     Issuance of common stock prior to the January 20, 1999 merger:

     At December 31, 1998, ImaginOn, Inc. had 13,434,731 shares of common stock outstanding and 1,630 shares of Series B and C ("Series B/C") convertible preferred stock outstanding. In January 1999, prior to the merger, these preferred shares were converted into 1,879,626 shares of common stock. In January 1999, an additional 39,845 shares of common stock were issued to the Series B/C shareholders as a penalty for not completing a registration statement within an agreed upon time period. The Company recorded an expense of $81,500 based upon the market value of the shares issued.

     In January 1999, the Company issued 125,000 shares of common stock to a consultant to the Company for introducing accredited investors to the Company who purchased $5,000,000 of Series B/C and Series D and E convertible preferred stock.

     The Company issued 521,400 shares of common stock in connection with the exercise of 521,400 options, and the Company received $521,400 in connection with the exercise at prices ranging from $.75 to $1.25 per share.

     As a result of these transactions, ImaginOn, Inc. had 16,000,602 shares of common stock outstanding at the date of the merger with IMON.

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)

5.   Shareholders' equity (continued):

     Issuance of common stock subsequent to the January 20, 1999 merger:

     In the period ended September 30, 1999 the Company issued 4,075,065 shares of common stock upon the exercise of 4,075,065 options at exercise prices from $.055 to $2.10 per share. The total net proceeds the Company received was $3,846,101.

     For the period ended September 30, 1999, the Company issued 123,200 shares of common stock as bonuses given to new employees. In connection with these issuances, the Company recognized $677,821 of expense.

     In connection with the acquisitions of INOW and IDP, in March 1999, the Company issued 260,000 shares to the former shareholders of Network Specialists, Inc., and in July 1999, the Company issued 305,000 shares to the former shareholders of Imagine Digital Production I, Inc.

     In March and April 1999, the Company issued 88,540 shares of common stock in exchange for the exercise of 119,060 warrants. The warrant holders utilized a cashless exercise provision included in their agreement. In April 1999, the Company issued 165,410 shares of common stock in exchange for 490 shares of its Series E convertible preferred stock. In June 1999, the Company repurchased 45,045 shares of previously issued common stock for $50,000 and in August and September 1999, the Company issued 27,000 shares of common stock upon the exercise of stock options.

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)

5.   Shareholders' equity (continued):

     Series D/E preferred stock:

     In January 1999 prior to the merger, the Company, with the assistance of its financial consultant, completed private placements whereby the Company received net proceeds of $2,570,000 from accredited investors introduced to the Company by the consultant, for the purchase of 1,500 shares each of Series D and E convertible preferred stock par value $.01 ("Series D/E") at a price of $1,000 per share. The Series D/E stock is convertible at the option of the holder at any time after 90 days from the closing date into a number of shares of common stock equal to the lower of $1,000 divided by 75% of the average closing bid price of the common stock for the five trading days immediately prior to the conversion date, or 120% of the market price on the day of closing. In connection with the placement of the Series D/E, the Company issued warrants to purchase 300,000 shares of common stock to financial advisors that assisted with placements. The warrants are exercisable at $7.28063 per share (120% of the market price as defined in the agreement, of the common stock at the date of issuance). All warrants expire in January 2004.

     The conversion feature was "in the money" at the date of issue (a
       "beneficial conversion feature"). The Company allocated $1,000,000 of the proceeds, equal to the intrinsic value of the beneficial conversion feature to capital in excess of par. At September 30, 1999, the entire amount has been amortized to preferred stock for the period beginning from the date of issuance.

     In April 1999, 490 shares of Series E preferred stock were converted into 165,410 shares of common stock. The remaining 250 shares of Series D/E were redeemed in May 1999 at 120% of face value plus unpaid dividends for a total redemption of approximately $3,042,000.

                        IMAGINON, INC. AND SUBSIDIARIES
                     (A Company in the Development Stage)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)

5.   Shareholders' equity (continued):

     Series F convertible preferred stock:

     In May 1999, the Company issued 4,000 shares of 12% Series F convertible preferred stock (the "Series F") for $3,650,000 (net of offering costs) at a price of $1,000 per share. The Series F is convertible at the option of the holder at any time after 180 days from the closing date into a number of shares of common stock equal to the lower of 125% of the five day average closing bid price of the Company's common stock immediately preceding the closing date, or 94% of the low five-day average closing bid price of the Company's common stock for the 22 consecutive trading days prior to the trading day on which the notice of conversion is sent by the preferred shareholders. Additionally 122,553 warrants were issued to purchase common stock with an exercise price of the warrants equal to the lesser of 110% of the closing bid price of the common stock on the closing date, or 100% of the closing bid price of the common stock on the date the convertible preferred shares are redeemed, or 100% of the closing bid price of the common stock on the first trading day after the Company has filed a registration statement covering the shares of common stock to be issued upon conversion of the Series F and exercise of the warrants.

     The conversion feature was "in the money" at the date of issue (a
       "beneficial conversion feature"). The Company allocated $255,319 of the proceeds, equal to the intrinsic value of the beneficial conversion feature to capital in excess of par. At September 30, 1999, 209,929 has been amortized to preferred stock for the period beginning from the date of issuance.

                                IMAGINON, INC.

                              NOVEMBER 30, 1999

                            -----------------------
                                  PROSPECTUS
                            -----------------------

--------------------------------------------------------------------------------
     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus. Any information or representations not contained in this prospectus, if given or made, must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which an offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances, create any implication that there has been no change in the affairs of ImaginOn or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.


--------------------------------------------------------------------------------

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration and NASD filing fees.

         Registration and filing fee                 $   1,945
         Printing                                        1,000
         Accounting fees and expenses                    5,000
         Legal fees and expenses                        25,000
         Blue sky fees and expenses                        500
         Transfer Agent                                  1,000
         Other                                             555
                                                     ---------

                  Total                              $  35,000
                                                     =========

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER IMAGINON'S CERTIFICATE OF INCORPORATION

         Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provides for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of ImaginOn in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in ImaginOn's best interest and must not have been adjudged liable to ImaginOn unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by ImaginOn.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of ImaginOn and inure to the benefit of the heirs, executors and administrators of such persons.

         The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not ImaginOn would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant.

         Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

         On April 13, 1997, the Registrant issued warrants to purchase up to 150,000 shares of its common stock as payment for consulting services. Of these warrants, 50,000 are exercisable at $1.00 per share and 100,000 are exercisable at $.87 per share. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act of 1933 (the "Securities Act") related to the issuance of these warrants.

         On April 13, 1997, the Registrant granted stock options to purchase up to 45,000 shares of its common stock as compensation to its non-employee directors. These options are exercisable at $1.00 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these options.

         On April 13, 1997, the Registrant issued 776 shares of its common stock as payment for a debt owed in the amount of $995. Payment was made based on $1.25 per share, representing the closing price of the common stock on April 11, 1997 as reported on the Nasdaq SmallCap Market. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On April 23, 1997, the Registrant issued 75,000 shares of common stock, valued at $1.00 per share, to a consultant for services rendered prior to April 1, 1997. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act because the recipient of these shares was a sophisticated and/or accredited investor.

         On April 23, 1997, the Registrant granted options to purchase 100,000 shares of common stock under its 1994 Stock Option Plan as additional compensation to one officer and four other employees of the Registrant. The exercise price for these options is $1.00 per share, representing the closing price of the common stock as reported by the Nasdaq SmallCap Market on the date of grant. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act related to the grant of these stock options.

         On May 6, 1997, the Registrant issued 75,000 shares of common stock in exchange for outstanding options to purchase 300,000 shares of common stock initially issued to a consultant for services. The services were valued at $75,000, or $1.00 per share. The Registrant relied on the exemption from registration provided by Section 4(6) and 4(2) of the Securities Act because the recipients of these shares were sophisticated and/or accredited investors.

         On May 31, 1997, the Registrant issued 214,416 shares of its common stock, valued at $1.00 per share representing the average of the closing bid and asked prices of the Registrant's common stock as quoted by Nasdaq for the ten consecutive trading days immediately preceding the date of the agreement of the parties to the transactions. Of these shares 170,000 were issued in exchange for 141,667 shares of common stock of USA Skate Corporation (the Registrant's majority owned subsidiary). In March 1996, one of the Registrant's officers made a loan of $170,000 to the Registrant and, in June 1996, the Registrant transferred 141,667 shares of USA Skate Corporation owned by the Registrant to this officer in repayment thereof based on a valuation of $1.20 per USA Skate common share. In the May 1997 transaction, the officer returned the 141,667 shares of USA Skate Corporation to the Registrant in exchange for 170,000 shares of common stock of the Registrant. The other 44,416 shares of common stock of the Registrant were issued to one holder to repay a debt owed by the Registrant for services performed and acknowledged. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act because the recipients of the 342,645 shares were accredited investors.

         On June 30, 1997, the Registrant issued 271,264 shares of common stock to an entity in exchange for assumption of certain trade payables of the Registrant totaling $450,000. The Registrant relied on the exemptions from registration provided by Sections 4(2) and/or 4(6) of the Securities Act because the recipient of these shares was an accredited investor.

         On August 1, 1997, the Registrant issued 138,923 shares of its common stock in exchange for the extension of the maturity date to September 15, 1997 on notes of USA (the Registrant's majority owned subsidiary). The amount owed was based upon 10% of the outstanding principal and payment was made based on $1.8125 per share of common stock, representing the average closing bid price for the 10 days immediately preceding the date of issuance. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         In August 1997, 30,000 warrants were exercised, purchasing 30,000 shares of common stock.

         On September 11, 1997, the Registrant issued 258,857 shares of its common stock as payment for fees and forgiveness of debt to two officers/shareholders of the Registrant. Payment was made based on $1.75 per share. The Registrant relied on the exemption from registration provided by
Section 4(6) of the Securities Act related to the issuance of these shares.

         On September 12, 1997, the Registrant issued 68,160 shares of its common stock to a third party, valued at $1.5625 per share representing the closing price on the date the agreement was reached. These shares were issued in exchange for 88,750 shares of common stock of USA. The Registrant transferred the 88,750 shares of USA owned by the Registrant in payment of rent and other related expenses based on a valuation of $1.20 per USA common share. The individual returned the 88,750 shares of USA in exchange for 68,160 shares of common stock of the Registrant.

         On September 15, 1997, the Registrant issued 36,490 shares of its common stock in exchange for the extensions of the maturity date to October 15, 1997 on notes of USA. The amount owed was based upon 5% of the outstanding principal balance, and payment was based on $1.725 per share.

         On September 30, 1997, the Registrant issued 114,979 shares of common stock to an entity in exchange for assumption of certain trade payables of the Registrant totaling $214,463. The Registrant relied on the exemptions from registration provided by Section 4(2) and/or 4(6) of the Securities Act because the recipient of these shares was an accredited investor.

         On September 30, 1997, the Registrant issued 100,000 shares of common stock to a consultant for services rendered during the three month period ended September 30, 1997. Payment was made based on $1.92 per share, representing the average close price of the common stock at the end of each calendar month during the quarter ended September 30, 1997. The Registrant relied on the exemption from registration provided by Section 4(b) of the Securities Act related to the issuance of these shares.

         On September 30, 1997, the Registrant issued 90,500 shares of its common stock to an officer/shareholder in exchange for assumption of certain note payables of the Registrant assumed by the officer/shareholder. The Registrant relied on the exemption from registration provided by Section 4(b) of the Securities Act related to the issuance of these shares.

         On January 5, 1998, the Registrant issued 37,467 shares of its common stock in exchange for the extensions of the maturity date to February 5, 1998 on notes of Skate Corp. The amount was owed based upon 5% of the outstanding principal balance, and payment was based on $1.43 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On January 12, 1998, the Registrant issued 50,000 shares of its common stock to a consultant for services rendered. Payment was made based on $1.375 per share representing the market price of the common stock. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On January 16, 1998, the Registrant issued 85,000 shares to an officer of the Registrant upon the exercise of a previously granted option under the Registrant's 1994 Stock Option Plan. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On January 8, 1998, the Registrant issued 18,500 Series A Convertible Preferred Stock to an officer of the Registrant for among other things, his agreement to exercise 85,000 options so as to infuse the Registrant with short-term working capital. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On February 5, 1998, the Registrant issued 35,125 shares of its common stock in exchange for the extensions of the maturity date to March 5, 1998 on notes of Skate Corp. The amount was owed based upon 5% of the outstanding principal balance and payment was made based on $1.52 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On March 5, 1998, the Registrant issued 39,222 shares of its common stock in exchange for the extensions of the maturity date to April 5, 1998 on notes of Skate Corp. The amount owed was based upon 5% of the outstanding principal balance and payment was made based on $1.35 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On March 26, 1998, the Registrant issued 15,000 shares to a director of the Registrant upon the exercise of a previously granted option under the Registrant's 1994 Stock Option Plan.

         On March 31, 1998, the Registrant issued 7,500 shares of its common stock to an employee of the Registrant upon the exercise of a previously granted option under the Registrant's 1994 Stock Option Plan.

         On June 30, 1998, the Registrant issued 3,000 shares of Series B 4% Convertible Preferred Stock. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act related to the issuance of these securities.

         On August 3, 1998, the Registrant issued 1,030 shares of Series C 4% Convertible Preferred Stock. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act related to the issuance of these shares.

         On October 1, 1998, the Registrant issued 20,000 shares of its common stock to two directors of the Registrant for services rendered.

         On October 5, 1998, the Registrant issued 43,191 shares of its common stock in exchange for the extensions of the maturity date to November 5, 1998 on notes of Skate Corp. The amount owed was calculated at 5% of the outstanding principal balance and payment was made based on $.70 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On November 5, 1998, the Registrant issued 56,477 shares of its common stock in exchange for the extensions of the maturity date to December 5, 1998 on notes of Skate Corp. The amount owed was calculated as 5% of the outstanding principal balance and payment was made based on $.71 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         On November 23, 1998, the Registrant issued 525,073 shares of its common stock in exchange for the conversion of 245 shares of Series B Convertible Preferred Stock.

         On November 27, 1998, the Registrant issued 122,675 shares of its common stock in exchange for the conversion of 95 shares of Series B Convertible Preferred Stock.

         On December 2, 1998, the Registrant issued 100,000 shares of its common stock to a consultant upon the exercise of a previously granted option.

         On December 5, 1998, the Registrant issued 21,922 shares of its common stock in exchange for the extensions of the maturity date to January 5, 1999 on notes of Skate Corp. The amount owed was calculated at 5% of the outstanding principal balance and payment was made based on $1.73 per share. The Registrant relied on the exemption from registration provided by Section 4(6) of the Securities Act related to the issuance of these shares.

         From December 24 through December 31, 1998, the Registrant issued 131,686 shares of its common stock stock in exchange for the conversion of 110 shares of Series C Convertible Preferred Stock.

         On December 31, 1998, the Registrant issued 232,256 shares of its common stock in exchange for assumption of certain liabilities of the Registrant totaling $239,326, the Registrant relied on the exemptions from registration provided by Section 4(2) and/or 4(6) of the Securities Act.

         On January 15 1999, the Registrant issued 1,500 shares of Series D preferred stock whereby the Registrant received net proceeds of $1.5 million. The Registrant relied on the exemptions from registration provided by Section 4(2) of the Securities Act.

         On April 6, 1999, the Registrant issued 1,500 of Series E preferred stock whereby the Registrant received net proceeds of approximately $1.5 million. The Registrant relied on exemptions from registration provided by
Section 4(2) of the Securities Act.

         In addition, the Registrant announced that the exercise period of its publicly traded common stock purchase warrants exercisable at $1.50 per share has been extended from December 31, 1998 through June 30, 1999.

         On May 4, 1999 the Registrant issued 4,000 shares of Series F Preferred Stock to redeem the Series D & E Preferred Stock. The Registrant received approximately $4 million net proceeds. The Registrant relied on the exemptions from registration provided by Section 4(2)of the Securities Act.

ITEM 16             EXHIBITS

                    The following is a complete list of exhibits filed as part of this registration statement:

               No.       Description

               3(i).1    Certificate of Incorporation of the Registrant*

               3(i).2 Certificate of Designations for Series F 12% Convertible Preferred Stock*

               3(i).3 Amendment to Certificate of Incorporation dated July 22, 1998*

               3(i).4 Amendment to Certificate of Incorporation dated December 17, 1998*

               3(ii).1   Bylaws as currently in effect*

               4.1       Specimen of common stock certificate*

               4.2       Series F Preferred Stock Purchase Agreement dated May
                         4, 1999*

               4.3 Series F Preferred Stock Registration Rights Agreement dated May 4, 1999*

               4.4       Common stock Warrant Numbered F-1*

               5.1 Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC*

               10.1      1997 Stock Option Plan*

               10.2      Agreement and Plan of Merger, dated January 30, 1998*

               10.3 Merger Agreement and Plan of Reorganization, dated February 9, 1999 by and among Network Specialists, Inc., inow and ImaginOn, Inc.*

               10.4 First Amendment to Merger Agreement and Plan of Reorganization dated as of March 8, 1999*

               10.5 Side Agreement to Merger Agreement and Plan of Reorganization dated March 8, 1999*

               10.6 Agreement and Plan of Merger and Reorganization effective as of June 23, 1999*

               21.1      Subsidiaries of Registrant*

               23.1      Consent of Independent Certified Public Accountants

               23.2 Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC (See Exhibit 5.1)

               27.1      Financial Data Schedule*

               ___________________
               * Previously filed

ITEM 17 - UNDERTAKINGS

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (f the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on November 30, 1999.

                                                  IMAGINON, INC.


                                                  By: /s/ David M. Schwartz
                                                     --------------------------
                                                      David M. Schwartz,
                                                      Chairman, Chief Executive
                                                      Officer and President




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                       TITLE                           DATE
               ----------                       -----                           ----
                                          Chief Executive Officer,
                                          Chief Financial Officer,         November 30, 1999
                      *                           and
          --------------------------
          David M. Schwartz                     Director


                      *                         Director                   November 30, 1999
          --------------------------
          Leonard W. Kain

                      *                         Director                   November 30, 1999
          --------------------------
          Dennis Allison

                      *                         Director                   November 30, 1999
          --------------------------

          Jim Polizotto
                      *                         Director                   November 30, 1999
          --------------------------
          Mary E. Finn


*/s/ David M. Schwartz
---------------------------
 David M. Schwartz
 Attorney in fact